Exhibit 1.1

REF. K003583-0003 - 2761-0440-9612.v.3

28 March 2025

Articles of Association

of

Ascendis Pharma A/S

(CVR-nr. 29918791)

(Registration no 29918791)

Name, Registered Office and Objects of the Company:

Article 1

The company’s name is Ascendis Pharma A/S.

Article 2

[Deleted by resolution of the shareholders on 23 April 2015]

Article 3

The object of the company is to develop ideas and preparations for the combating of disease medically, to manufacture and sell such preparations or ideas, to own shares of companies with the same objects and to perform activities in natural connection with these objects.

Company Capital and Shares

Article 4

The share capital of the company is DKK 60,970,565 divided into shares of DKK 1 each. The share capital is fully paid up.

Article 4a

The Board of Directors is authorized, in accordance with the Danish Companies Act, Section 169, cf. Section 155, Subsection 2, during the period until 31 December 2019 on one or more occasions to issue warrants to members of the Board of Directors, Executive Management and key employees, advisors and consultants of the Company or its subsidiaries entitling the holder to subscribe shares for a total of up to nominal value of DKK 5,000,000 without pre-emptive rights for the Company’s shareholders. Warrants cannot be issued to the extent that outstanding and non-exercised warrants issued pursuant to this authorisation from 23 January 2015 are equal to 20% or more of the company’s registered share capital. The exercise price for the warrants shall be determined by the Board of Directors in consultation with the Company’s advisors and shall equal at least to the market price of the shares at the time of issuance. The Board of Directors shall determine the terms for the warrants issued and the distribution hereof.

At the same time, the Board of Directors is authorized in the period until 31 December 2019, on one or more occasions to increase the Company’s share capital by up to a total nominal value of DKK 5,000,000 without pre-emptive rights for the existing shareholders by cash payment in order to implement the capital increase related to exercise of the warrants. In accordance with this clause the Board of Directors may increase the share capital with a minimum nominal value of DKK 1 and a maximum nominal value of DKK 5,000,000. The board is authorized to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

The new shares issued based on exercise of warrants shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company’s shareholder register. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. The shares shall be with the same rights as the existing share capital. The new shares shall give rights to dividends and other rights in the Company from the time which is determined by the Board of Directors in connection with the decision to increase the share capital.

This authorisation to issue warrants shall be considered as fully exhausted with the consequence that the Board of Directors cannot issue any new warrants per section 4a with effect from 29 May 2018. For clarity, any warrants issued per this section 4a shall remain in full force and effect as per the terms determined by the Board of Directors in connection with such grant of warrants.

Article 4b

The board of directors has on the dates stated in Appendix 3 resolved, in accordance with the latest and the previous authorizations in article 4a to issue warrants, to issue 6,049,808 warrants; in accordance with the authorization in article 4f to issue warrants, to issue 88,547 warrants; in accordance with the authorization in article 4g to issue warrants, to issue 3,010,975 warrants; in accordance with the authorization in article 4h to issue warrants, to issue 2,000,000 warrants; and, in accordance with the authorization in article 4i to issue warrants, to issue 2,000,000 warrants, so that a total of 13,149,330 warrants are issued of which 7,085,961 have been exercised, annulled or have lapsed as described in Appendix 3 as of 28 March 2025. The terms and conditions of the issued warrants are adopted as Appendix 1, 1a and 2 to the articles of association and shall form an integral part hereof. (Numbers shown adjusted following bonus share issuance of 13 January 2015).

Article 4c

On 26 November 2014, the general meeting resolved to issue 141,626 (adjusted following bonus share issuance of 13 January 2015: 566,504) warrants, of which all 566,504 warrants have been exercised, have been annulled or have lapsed as of 16 November 2023. The general meeting resolved simultaneously, at one or more times, to increase the share capital with minimum nominal DKK 100 and maximum nominal DKK 141,626 (adjusted following bonus share issuance of 13 January 2015: DKK 566,504).

The terms and conditions of the issued warrants have been adopted as Exhibit 2 to the articles of association and shall form an integral part hereof. The exercise price has been determined to USD 32.45 converted into DKK by using the official exchange rate as per the date of the general meeting, and 1 warrant therefore confers the right to subscribe nominal DKK 1 share against cash contribution of DKK 193.5188 (adjusted following bonus share issuance of 13 January 2015: DKK 48.3797) (calculated on the basis of the DKK/USD exchange rate in effect on 26 November 2014 being 1 USD = DKK 5.9636).

The warrants vest with 1/48 per month from 26 November 2014.

Article 4d

§ 4 d (1) The board of directors is until 29 May 2029 authorized at one or more times to increase the company’s share capital with up to nominal DKK 9,000,000 with pre-emptive subscription rights for the company’s shareholders. Capital increases according to this authorisation shall be carried out by the board of directors by way of cash contributions. The board of directors is authorised to make the required amendments to the articles of association if the authorization to increase the share capital is used and to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

§ 4 d (2) The Board of Directors is until 27 May 2026 authorized at one or more times to increase the Company’s share capital by up to nominal DKK 9,000,000 without pre-emptive subscription rights for the Company’s shareholders. Capital increases according to this authorization can be carried out by the Board of Directors by way of contributions in kind, conversion of debt and/or cash contributions and must be carried out at market price. The Board of Directors is authorized to make the required amendments to the articles of association if the authorization to increase the share capital is used and to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares representing such shares.

On 1 September 2021 the board of directors resolved to exercise the authorization under article 4 d (2) hereof to increase the share capital with nominal DKK 2,875,000 by issuing 2,875,000 shares of nominal DKK 1 each.

The authorization pursuant to this § 4 d (2) has been reduced accordingly to DKK 6,125,000.

On 19 September 2024 the board of directors resolved to exercise the authorization under article 4 d (2) hereof to increase the share capital with nominal DKK 2,300,000 by issuing 2,300,000 shares of nominal DKK 1 each.

The authorization pursuant to this § 4 d (2) has been reduced accordingly to DKK 3,825,000.

§ 4 d (3) For shares issued pursuant to article 4 d (1) or 4 d (2) the following shall apply: The new shares shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company’s register of shareholders. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. No partial payment is allowed. The shares shall be with the same rights as the existing share capital. The new shares shall give rights to dividends and other rights in the company from the time which are determined by the board of directors in connection with the decision to increase the share capital.

Article 4e

During the period ending 29 May 2027, the company may at one or more times by resolution of the board of directors obtain loans against issuance of convertible bonds which gives the right to subscribe for shares in the company. The company’s existing shareholders shall not have pre-emption rights and the convertible bonds shall be offered at a subscription price and a conversion price that correspond in aggregate to at least the market price of the shares at the time of the decision of the board of directors. The loans shall be paid in cash. The terms and conditions for the convertible bonds shall be determined by the board of directors.

As a consequence of the conversion of the convertible bonds, the board of directors is authorized during the period until 29 May 2027 to increase the share capital by a nominal value of up to DKK 9,000,000 at one or more times by resolution of the board of directors by conversion of the convertible bonds and on such other terms as the board of directors may determine. The company’s existing shareholders shall not have pre-emption rights to subscribe for shares issued by conversion of the convertible bonds. The board of directors is authorized to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

The new shares issued based on convertible bonds shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company’s register of shareholders. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. The shares shall be with the same rights as the existing share capital. The new shares shall give rights to dividends and other rights in the company from the time which are determined by the board of directors in connection with the decision to increase the share capital.

Article 4f

The board of directors is authorized, in accordance with the Danish Companies Act, Section 169, cf. Section 155, Subsection 2, during the period until 29 May 2027 on one or more occasions to issue warrants to members of the executive management and employees, advisors and consultants of the company or its subsidiary, entitling the holder to subscribe shares for a total of up to nominal value of DKK 1,000,000 without pre-emptive rights for the company’s shareholders. The exercise price for the warrants shall be determined by the board of directors in consultation with the company’s advisors and shall at least be equal to the market price of the shares at the time of issuance. The board of directors shall determine the terms for the warrants issued and the distribution hereof. Warrants cannot be issued to members of the board of directors pursuant to this authorization.

At the same time, the board of directors is authorized in the period until 29 May 2027, on one or more occasions to increase the company’s share capital by up to a total nominal value of DKK 1,000,000 without pre-emptive rights for the existing shareholders by cash payment in order to implement the capital increase related to exercise of the warrants. In accordance with this clause the board of directors may increase the share capital with a minimum nominal value of DKK 1 and a maximum nominal value of DKK 1,000,000. The board of directors is authorized to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

The new shares issued based on exercise of warrants shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the Company’s register of shareholders. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. The shares shall be with the same rights as the existing share capital. The new shares shall give rights to dividends and other rights in the Company from the time which is determined by the board of directors in connection with the decision to increase the share capital.

On 12 December 2023 the board of directors resolved to exercise the authorization under article 4f hereof to issue 14,496 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 110.19 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 January 2024 the board of directors resolved to exercise the authorization under article 4f hereof to issue 37,380 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 137.10 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 February 2025 the board of directors resolved to exercise the authorization under article 4f hereof to issue 31,040 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 119.51 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 March 2025 the board of directors resolved to exercise the authorization under article 4f hereof to issue 5,631 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 145.63 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

Article 4g

The Board of Directors is authorized, in accordance with the Danish Companies Act, Section 169, cf. Section 155, Subsection 2, during the period until 28 May 2023 on one or more occasions to issue warrants to members of the Board of Directors, Executive Management and employees, advisors and consultants of the Company or its subsidiaries entitling the holder to subscribe shares for a total of up to nominal value of DKK 4,000,000 without pre-emptive rights for the Company’s shareholders. The exercise price for the warrants shall be determined by the Board of Directors in consultation with the Company’s advisors and shall equal at least to the market price of the shares at the time of issuance. The Board of Directors shall determine the terms for the warrants issued and the distribution hereof.

At the same time, the Board of Directors is authorized in the period until 28 May 2023, on one or more occasions to increase the Company’s share capital by up to a total nominal value of DKK 4,000,000 without pre-emptive rights for the existing shareholders by cash payment in order to implement the capital increase related to exercise of the warrants. In accordance with this clause the Board of Directors may increase the share capital with a minimum nominal value of DKK 1 and a maximum nominal value of DKK 4,000,000. The board is authorized to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

The new shares issued based on exercise of warrants shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company’s shareholder register. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. The shares shall be with the same rights as the existing share capital. The new shares shall give rights to dividends and other rights in the Company from the time which is determined by the Board of Directors in connection with the decision to increase the share capital.

On 12 June 2018 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 14,125 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 71.00 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 July 2018 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 18,500 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 69.79 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 August 2018 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 70,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 68.00 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 September 2018 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 123,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 63.77 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 October 2018 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 85,750 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 65.28 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 13 November 2018 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 76,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 61.00 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 December 2018 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 1,074,500 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 62.17 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 8 January 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 40,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 70.94 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 12 February 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 14,500 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 70.20 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 April 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 118,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 119.13 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 May 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 37,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 120.28 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 June 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 17,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 118.80 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 July 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 44,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 114.13 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 13 August 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 50,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 114.96 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 September 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 45,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 105.31 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 8 October 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 45,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 92.54 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 12 November 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 31,500 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 111.24 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 December 2019 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 858,600 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 108.00 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 January 2020 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 116,300 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 138.82 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 February 2020 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 15,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the is-sued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 142,76 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 March 2020 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 58,900 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 127.61 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 12 May 2020 the Board of Directors resolved to exercise the authorization under article 4g hereof to issue 58,300 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 137.78 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

This authorisation to issue warrants shall be considered as fully exhausted with the consequence that the Board of Directors cannot issue any new warrants per section 4g with effect from 29 May 2020. For clarity, any warrants issued per this section 4g shall remain in full force and effect as per the terms determined by the Board of Directors in connection with such grant of warrants.

Article 4h

The Board of Directors is authorized, in accordance with the Danish Companies Act, Section 169, cf. Section 155, Subsection 2, during the period until 28 May 2025 on one or more occasions to issue warrants to members of the Board of Directors, Executive Management and employees, advisors and consultants of the Company or its subsidiaries entitling the holder to subscribe shares for a total of up to nominal value of DKK 2,000,000 without pre-emptive rights for the Company’s shareholders. The exercise price for the warrants shall be determined by the Board of Directors in consultation with the Company’s advisors and shall equal at least to the market price of the shares at the time of issuance. The Board of Directors shall determine the terms for the warrants issued and the distribution hereof.

At the same time, the Board of Directors is authorized in the period until 28 May 2025, on one or more occasions to increase the Company’s share capital by up to a total nominal value of DKK 2,000,000 without pre-emptive rights for the existing shareholders by cash payment in order to implement the capital increase related to exercise of the warrants. In accordance with this clause the Board of Directors may increase the share capital with a minimum nominal value of DKK 1 and a maximum nominal value of DKK 2,000,000. The board is authorized to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

The new shares issued based on exercise of warrants shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company’s shareholder register. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. The shares shall be with the same rights as the existing share capital. The new shares shall give rights to dividends and other rights in the Company from the time which is determined by the Board of Directors in connection with the decision to increase the share capital.

On 9 June 2020 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 155,100 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 141.64 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 July 2020 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 20,700 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 137.84 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 August 2020 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 30,900 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 140.49 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 8 September 2020 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 30,600 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 143.13 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 13 October 2020 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 15,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 160.00 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 November 2020 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 90,700 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 161.58 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 8 December 2020 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 29,100 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 174.89 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 December 2020 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 865,331 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 176.28 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 12 January 2021 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 31,910 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 173.21 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 February 2021 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 29,700 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 154.08 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 March 2021 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 18,450 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 145.07 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 13 April 2021 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 22,480 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 124.81 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 May 2021 the Board of Directors resolved to exercise the authorization under article 4h hereof to issue 41,620 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 133.64 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 December 2021 the board of directors resolved to exercise the authorization under article 4h hereof to issue 12,212 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 139.65 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 December 2021 the board of directors resolved to exercise the authorization under article 4h hereof to issue 9,160 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 136.64 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 13 September 2022 the board of directors resolved to exercise the authorization under article 4h hereof to issue 18,320 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 102.70 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 13 February 2024 the board of directors resolved to exercise the authorization under article 4h hereof to issue 14,320 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 143.35 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 12 March 2024 the board of directors resolved to exercise the authorization under article 4h hereof to issue 37,680 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 153.80 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 April 2024 the board of directors resolved to exercise the authorization under article 4h hereof to issue 51,905 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 153.67 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 15 May 2024 the board of directors resolved to exercise the authorization under article 4h hereof to issue 38,335 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 124.04 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 June 2024 the board of directors resolved to exercise the authorization under article 4h hereof to issue 18,235 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 131.93 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 July 2024 the board of directors resolved to exercise the authorization under article 4h hereof to issue 32,900 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 136.45 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 13 August 2024 the board of directors resolved to exercise the authorization under article 4h hereof to issue 36,805 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 139.66 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 September 2024 the board of directors resolved to exercise the authorization under article 4h hereof to issue 97,660 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 114.76 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 8 October 2024 the board of directors resolved to exercise the authorization under article 4h hereof to issue 26,280 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 132.05 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 12 November 2024 the board of directors resolved to exercise the authorization under article 4h hereof to issue 58,180 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 127.67 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 December 2024 the board of directors resolved to exercise the authorization under article 4h hereof to issue 54,425 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 129.67 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 January 2025 the board of directors resolved to exercise the authorization under article 4h hereof to issue 82,103 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 131.57 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 March 2025 the board of directors resolved to exercise the authorization under article 4h hereof to issue 29,889 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 145.63 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

This authorisation to issue warrants is as of 11 March 2025 fully exhausted with the consequence that the Board of Directors cannot issue any new warrants under article 4h with effect from 11 March 2025. For clarity, any warrants issued per this article 4h shall remain in full force and effect as per the terms determined by the Board of Directors in connection with such grant of warrants.

Article 4i

The Board of Directors is authorized, in accordance with the Danish Companies Act, Section 169, cf. Section 155, Subsection 2, during the period until 27 May 2026 on one or more occasions to issue warrants to members of the Executive Management and employees, advisors and consultants of the Company or its subsidiaries entitling the holder to subscribe shares for a total of up to nominal value of DKK 2,000,000 without pre-emptive rights for the Company’s shareholders. The exercise price for the warrants shall be determined by the Board of Directors in consultation with the Company’s advisors and shall at least be equal to the market price of the shares at the time of issuance. The Board of Directors shall determine the terms for the warrants issued and the distribution hereof.

At the same time, the Board of Directors is authorized in the period until 27 May 2026, on one or more occasions to increase the Company’s share capital by up to a total nominal value of DKK 2,000,000 without pre-emptive rights for the existing shareholders by cash payment in order to implement the capital increase related to exercise of the warrants. In accordance with this clause the Board of Directors may increase the share capital with a minimum nominal value of DKK 1 and a maximum nominal value of DKK 2,000,000. The board is authorized to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

The new shares issued based on exercise of warrants shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the Company’s register of shareholders. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. The shares shall be with the same rights as the existing share capital. The new shares shall give rights to dividends and other rights in the Company from the time which is determined by the Board of Directors in connection with the decision to increase the share capital.

On 8 June 2021 the Board of Directors resolved to exercise the authorization under article 4i hereof to issue 14,430 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 130.83 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 13 July 2021 the Board of Directors resolved to exercise the authorization under article 4i hereof to issue 107,935 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 124.52 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 August 2021 the Board of Directors resolved to exercise the authorization under article 4i hereof to issue 14,230 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 125.25 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 September 2021 the Board of Directors resolved to exercise the authorization under article 4i hereof to issue 28,670 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 153.54 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 12 October 2021 the Board of Directors resolved to exercise the authorization under article 4i hereof to issue 15,880 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 168.74 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 November 2021 the Board of Directors resolved to exercise the authorization under article 4i hereof to issue 14,220 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1 to the articles of association. One warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 158.75 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 December 2021 the board of directors resolved to exercise the authorization under article 4i hereof to issue 1,065,314 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 139.65 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 December 2021 the board of directors resolved to exercise the authorization under article 4i hereof to issue 19.770 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 136.64 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 January 2022 the board of directors resolved to exercise the authorization under article 4i hereof to issue 22,860 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 118.88 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 8 February 2022 the board of directors resolved to exercise the authorization under article 4i hereof to issue 17,740 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 123.44 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 8 March 2022 the board of directors resolved to exercise the authorization under article 4i hereof to issue 26,350 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 105.77 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 12 April 2022 the board of directors resolved to exercise the authorization under article 4i hereof to issue 37,265 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 108.84 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 May 2022 the board of directors resolved to exercise the authorization under article 4i hereof to issue 36,790 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 82.64 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 June 2022 the board of directors resolved to exercise the authorization under article 4i hereof to issue 29,810 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 81.24 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 12 July 2022 the board of directors resolved to exercise the authorization under article 4i hereof to issue 12,780 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 90.06 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 August 2022 the board of directors resolved to exercise the authorization under article 4i hereof to issue 23,165 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 93.15 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 13 September 2022 the board of directors resolved to exercise the authorization under article 4i hereof to issue 33,270 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 102.70 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 October 2022 the board of directors resolved to exercise the authorization under article hereof to issue 30,042 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 110.00 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 8 November 2022 the board of directors resolved to exercise the authorization under article 4i hereof to issue 24,490 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 123.91 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 13 December 2022 the board of directors resolved to exercise the authorization under article 4i hereof to issue 44,210 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 122.81 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 January 2023 the board of directors resolved to exercise the authorization under article 4i hereof to issue 47,365 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 112.61 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 February 2023 the board of directors resolved to exercise the authorization under article 4i hereof to issue 36,480 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 111.00 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 March 2023 the board of directors resolved to exercise the authorization under article 4i hereof to issue 29,740 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 109.36 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 April 2023 the board of directors resolved to exercise the authorization under article 4i hereof to issue 52,210 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 80.18 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 9 May 2023 the board of directors resolved to exercise the authorization under article 4i hereof to issue 31,250 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 97.20 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 13 June 2023 the board of directors resolved to exercise the authorization under article 4i hereof to issue 77,000 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 92.93 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 11 July 2023 the board of directors resolved to exercise the authorization under article 4i hereof to issue 24,220 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 87.98 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 8 August 2023 the board of directors resolved to exercise the authorization under article 4i hereof to issue 12,410 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 94.09 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 12 September 2023 the board of directors resolved to exercise the authorization under article 4i hereof to issue 22,430 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 102.56 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 10 October 2023 the board of directors resolved to exercise the authorization under article 4i hereof to issue 24,910 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 93.61 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

On 14 November 2023 the board of directors resolved to exercise the authorization under article 4i hereof to issue 12,170 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 94.70 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exer-cise day, however no less than DKK 1 per share of nominal DKK 1.

On 12 December 2023 the board of directors resolved to exercise the authorization under article 4i hereof to issue 10,594 warrants and to adopt the corresponding increase(s) of the share capital. The authorization has been reduced accordingly. The terms and conditions of the issued warrants have been adopted as Appendix 1a to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash contribution of USD 110.19 per share of nominal DKK 1 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.

This authorisation to issue warrants is as of 12 December 2023 fully exhausted with the consequence that the Board of Directors cannot issue any new warrants under article 4i with effect from 12 December 2023. For clarity, any warrants issued per this article 4i shall remain in full force and effect as per the terms determined by the Board of Directors in connection with such grant of warrants.

Article 4j

The board of directors is authorized, in accordance with the Danish Companies Act, Section 169, cf. Section 155, Subsection 2, during the period until 29 May 2029 on one or more occasions to issue warrants to members of the executive management and employees, advisors and consultants of the company or its subsidiary, entitling the holder to subscribe shares for a total of up to nominal value of DKK 1,000,000 without pre-emptive rights for the company’s shareholders. The exercise price for the warrants shall be determined by the board of directors in consultation with the company’s advisors and shall at least be equal to the market price of the shares at the time of issuance. The board of directors shall determine the terms for the warrants issued and the distribution hereof.

At the same time, the board of directors is authorized in the period until 29 May 2029, on one or more occasions to increase the company’s share capital by up to a total nominal value of DKK 1,000,000 without pre-emptive rights for the existing shareholders by cash payment in order to implement the capital increase related to exercise of the warrants. In accordance with this clause the board of directors may increase the share capital with a minimum nominal value of DKK 1 and a maximum nominal value of DKK 1,000,000. The board of directors is authorized to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

The new shares issued based on exercise of warrants shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company’s register of shareholders. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. No partial payment is allowed. The shares shall be with the same rights as the existing share capital. The new shares shall give rights to dividends and other rights in the company from the time which is determined by the board of directors in connection with the decision to increase the share capital.

Article 5

The company’s shares shall be issued in the name of the holder and shall be registered in the name of the holder in the company’s register of shareholders. No share certificates are issued.

The company’s register of owners shall be kept and maintained by Computershare A/S (Company registration CVR no. 27088899).

The company’s shares are non-negotiable instruments.

No shareholder shall be obligated to have his shares redeemed in whole or in part by the company or others.

Article 6

The company’s shareholders are entitled to vote their shares differently. Any shareholder shall be entitled to attend in person or be represented by proxy, and both the shareholder and the proxy holder may meet with an advisor. A shareholder may vote by proxy.

The shares can be cancelled out of court in conformity with the legislation applying to non-negotiable securities, in force at any time.

General Meetings

Article 7

General meetings of the company shall be held in Copenhagen municipality or in the Greater Copenhagen area. The language of the company group is English and general meetings are conducted in English.

General meetings shall be convened with a notice of a minimum 2 weeks and a maximum of 4 weeks by publication in the Danish Business Authority’s computerised information system and on the company’s website. A convening notice shall, furthermore, be forwarded in writing to all shareholders recorded in the register of owners who have requested such notification. The convening notice shall contain the agenda for the general meeting. If the agenda contains proposals, the adoption of which require a qualified majority, the convening notice shall contain a specification of such proposals and their material contents.

The annual general meeting shall be held within 5 months after the expiry of the accounting year.

Proposals from shareholders shall in order to be considered at the annual general meeting be filed in writing with the board of directors at the latest 6 weeks before the annual general meeting. If a motion is filed later than 6 weeks before the general meeting the board of directors decides whether the motion was filed in such timely fashion that the motion can be included on the agenda.

Extraordinary general meetings shall be held according to resolutions by the general meeting or the board of directors or upon written request to the board of directors from one of the elected auditors and if a request is presented by shareholders representing in aggregate at least 1/20 of the share capital. A request from shareholders representing at least 1/20 of the share capital shall specify the proposal to be considered by the general meeting. The general meeting shall in this case be convened within 2 weeks from the date the proposal has been presented to the board of directors.

The agenda and the complete proposals, and in for annual general meetings also the annual report, shall be made available for review by the company’s shareholders at the latest two weeks prior to the general meeting.

Article 8

The agenda of the ordinary general meeting shall include:

1.	The board of directors’ report on the company’s activities during the past year

2.	Presentation of annual report with auditor’s report for adoption

3.	Resolution on application of profits or covering of losses as per the adopted annual report

4.	Election of board members

5.	Election of auditor

6.	Any motions from the board of directors or shareholders

7.	Miscellaneous

Article 9

At general meetings, each share of DKK 1 shall carry one vote.

The matters discussed at general meetings shall be adopted by a simple majority of votes unless the law or the company’s articles otherwise provide.

In case of equality of votes the motion shall be deemed annulled.

A shareholder’s right to attend general meetings and to vote at general meetings is determined on the basis of the shares that the shareholder owns on the registration date. The registration date shall be one week before the general meeting is held. The shares which the individual shareholder owns are calculated on the registration date on the basis of the registration of ownership in the Register of Owners as well as notifications concerning ownership which the company has received with a view to update the ownership in the Register of Owners.

In addition, any shareholder who is entitled to attend a general meeting and who wishes to attend must have requested an admission card from the Company no later than 3 days in advance of the General Meeting.

Board of Directors:

Article 10

The company shall be governed by the board of directors, consisting of no less than 3 and no more than 10 board members, elected by the shareholders at the general meeting. The members of the board of directors are elected for a term expiring at the first coming annual general meeting following their election.

Any board member shall retire from the board at the ordinary general meeting following immediately after such member attaining the age of 75.

The board of directors shall elect their chairman from their own number.

The board of directors shall adopt its own Rules of Procedure and ensure that the company con-ducts its activities in conformity with the articles of association and the legislation in force at any time.

The chairman shall convene board meetings whenever he finds it necessary, or when any board member or member of management so requests.

Management:

Article 11

The board of directors shall employ a management consisting of 1-5 members to attend to the day-to-day management of the company, and the board shall determine the terms and conditions of the employment. The management shall perform their duties in accordance with the guidelines and directions issued by the board of directors.

Binding Powers:

Article 12

The company shall be bound by the chairman of the board of directors and one member of management jointly or by 3 (three) members of the board of directors.

The board of directors may issue individual or joint powers of procuration.

Audit:

Article 13

One state-authorised public accountant, elected by the general meeting for one year at a time, shall audit the company’s annual reports.

Accounting Year/Annual Report:

Article 14

The company’s accounting year shall be the calendar year.

The company’s annual report shall present a true and fair view of the company’s assets and liabilities, its financial position and results.

The company’s annual report and interim reports shall be presented in English language.

Electronic Communication:

Article 15

The company may make use of electronic document exchange and electronic mail (electronic communication) in its communications with shareholders cf. section 92 of the Danish Companies Act. The company may at any time elect to communicate by ordinary mail but is not obligated to do so.

All announcements and documents that pursuant to the company’s articles of association, the Danish Companies Act as well as stock exchange legislation and regulations must be exchanged between the company and the shareholders, including, by example, notices to convene annual or extraordinary general meetings along with agendas and full wordings of proposed resolutions, proxies, interim reports, annual reports, stock exchange announcements, financial calendar and prospectuses, as well as general information from the company to the shareholders may be sent as an attached file by e-mail or by including in an e-mail exact information as to where the document may be downloaded (a link).

The company shall request its name-registered shareholders to forward an electronic address which may be used for electronic notices. It is the responsibility of the individual shareholder to ensure that the company is informed of the correct address.

Information about system requirements and about the procedure for electronic communications can be found on the company’s website www.ascendispharma.com.

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Most recently updated as per 28 March 2025

Appendix 1 to the Articles of Association of Ascendis Pharma A/S

Pursuant to authorisation in the articles of association for Ascendis Pharma A/S, the Board of Directors has resolved that the following terms and conditions shall apply to options, also referred to as warrants which are granted to employees, consultants and board members according to the authorisation:

1.	GENERAL

1.1

Ascendis Pharma A/S (hereinafter “Ascendis Pharma”) has decided to introduce an incentive scheme for employees, consultants and board members of Ascendis Pharma and its subsidiaries (hereinafter collectively referred to as “Owners”). The scheme is based on issuance of options, also called warrants (hereinafter only referred to as “warrants”), which are not subject to payment. Where below in clause 3 and 4 terms for vesting and exercise of warrants are described as being dependent upon employment or service with Ascendis Pharma, this shall be understood as a reference to the relevant subsidiary by which the Owner is employed or provides services to.

1.2

A warrant is a right, but not an obligation, during fixed periods (exercise periods) to subscribe for new ordinary shares in Ascendis Pharma at a price fixed in advance (the exercise price). The exercise price, determined by the Board of Directors at the time of issue shall correspond to the closing price of Ascendis Pharma’s American Depositary Shares (hereafter “ADS”) as quoted on NASDAQ on the day of issuance by the Board of Directors. Each warrant carries the right to subscribe for nominal DKK 1 ordinary share in Ascendis Pharma at the exercise price determined by the Board of Directors at the date of issuance. So long as Ascendis Pharma’s ADSs are quoted on NASDAQ, the Ordinary Shares received upon subscription through exercise of warrants may generally be deposited with the custodian of the depositary for the Company’s ADSs in exchange for ADSs representing the Ordinary Shares deposited, subject to certain conditions and limitations.

1.3

Warrants will be offered to employees, consultants and board members of Ascendis Pharma and in its subsidiaries at the discretion of the Board of Directors after suggestion from the management and the Remuneration Committee of Ascendis Pharma. The number of warrants offered to each Owner shall be based on an individual evaluation of the Owner’s duties.

Warrants are not granted due to work already performed by the Owners, but are granted in order to motivate the Owners, as described below, during the years following the date of issue of warrants. Thus, the warrants are issued and granted in order to increase and motivate the Owners’ focus on a positive development of the market price of the ordinary shares of Ascendis Pharma and to motivate the Owners to work for a future value increase in Ascendis Pharma and its subsidiaries.

2.	GRANT OF WARRANTS

2.1	Owners who wish to receive the offered warrants shall sign a warrant certificate with this Appendix 1 attached.

2.2	Warrants are issued and granted to the Owner free of charge.

3.	VESTING

3.1

In relation to employees and consultants, the Owner earns the right to keep and exercise the warrants (i.e., such warrants shall vest) with respect to 1/48th of the ordinary shares covered by the warrants on each monthly anniversary of the date of grant of the warrants covered by this Appendix 1, subject to clause 3.3 below. In relation to board members, the Owner earns the right to keep and exercise the warrants with respect to 1/48th of the ordinary shares covered by the warrants on each monthly anniversary of the date of the initial grant after joining the Board of Directors and with respect to 1/24th of the ordinary shares covered by the warrants on each monthly anniversary of the date of grant for any subsequent grant of warrants.

3.2	If the stipulated fraction vesting on a given vesting date does not amount to a whole number of warrants, the number shall be rounded down to the nearest whole number.

3.3	Warrants shall only vest to the extent the Owner is employed by Ascendis Pharma, cf. however clause 3.4 to 3.9 below.

3.4

In the event that the Owner terminates the employment contract and the termination is not a result of breach of the employment terms by Ascendis Pharma, or in the event that Ascendis Pharma terminates the employment contract and the Owner has given Ascendis Pharma good reason* to do so (provided that, in the case that the Owner is covered by the Danish Act No. 309 of May 5th, 2004 regarding the use of stock options etc. in employment relationships, Ascendis Pharma shall only be deemed to have terminated the Owner’s employment with good reason to the extent the termination is made due to the Owner’s breach of his/her employment relationship), then the vesting of the Owner’s warrants shall cease from the time the employment is terminated, meaning from the first day when the Owner is no longer entitled to salary from Ascendis Pharma, notwithstanding that the Owner has actually ceased to perform his/her duties at an earlier date. In addition hereto the Owner’s eligibility, if any, to receive warrants granted after termination of the employment shall cease.

3.5

In the event that the Owner terminates the employment contract and the termination is a result of breach of the employment terms by Ascendis Pharma, or in the event that Ascendis Pharma terminates the employment contract and the Owner has not given Ascendis Pharma good reason to do so (provided that, in the case that the Owner is covered by the Danish Act No. 309 of May 5th, 2004 regarding the use of stock options etc. in employment relationships, Ascendis Pharma shall only be deemed to have terminated the Owner’s employment with good reason to the extent the termination is made due to the Owner’s breach of his/her employment relationship), then warrants shall continue to vest as if the Owner was still employed by Ascendis Pharma.

3.6	Should the Owner materially breach the terms of the employment, the vesting of warrants shall cease from the date when the Owner is dismissed due to the material breach.

3.7	In relation to board members, the vesting shall cease on the termination date of the board membership regardless of the reason therefor, unless otherwise determined by the Board of Directors.

3.8	In relation to consultants, the vesting shall cease on the termination date of the consultancy relationship.

3.9

If the Owner takes leave – other than maternity leave – and the leave exceeds 60 days, the dates when the warrants shall be vested shall be postponed by a period corresponding to the duration of the leave.

4.	EXERCISE

4.1

Warrants may be exercised during in four exercise periods each year. Each exercise period begins 2 full trading days after the publication of the public release of earnings data of a fiscal quarter of Ascendis Pharma and runs until the end of the second to last trading day in which quarter the relevant earnings release is published.

4.2

The Owner’s exercise of warrants is in principle conditional upon the Owner’s status as an employee, consultant or board member of Ascendis Pharma at the time when warrants are exercised. In case of termination of the employment/consultancy relationship or board membership the following shall apply:

a)

In the event that Ascendis Pharma terminates the employment/consultancy relationship or board membership and the Owner has given Ascendis Pharma good reason to do so, the Owner is only entitled to exercise the warrants vested at the time of termination (however, in case that the Owner is covered by the Danish Act No. 309 of May 5th, 2004 regarding the use of stock options etc. in employment relationships, Ascendis Pharma shall only be deemed to have terminated the Owner’s employment with good reason to the extent the termination is made due to the Owner’s breach of his/her employment relationship).

Exercise shall take place during the first coming exercise period after termination of the employment/consultancy relationship or board membership, however the Owner shall always have a minimum of 3 months from the date of termination to decide if warrants shall be exercised. To the extent that the first coming exercise period commences within 3 months from the date of actual termination the Owner shall be entitled to exercise the warrants in the exercise period following the first coming exercise period. All vested warrants not exercised by the Owner according to this clause shall become null and void without further notice or compensation or payment of any kind.

b)

In the event that the Owner terminates the employment/consultancy relationship or the board membership, or in the event that Ascendis Pharma terminates the employment/consultancy relationship or board membership and the Owner has not given Ascendis Pharma good reason to do so, the Owner is entitled to exercise the warrants as if the employment/consultancy relationship or board membership continued unchanged. Exercise shall take place in accordance with the general terms and conditions regarding exercise of warrants stipulated in clause 4.1. This provision shall apply if the employment relationship is terminated due to retirement.

c)

If the employment/consultancy relationship or board membership is terminated due to the death of the Owner, the estate of the Owner is entitled to exercise the issued warrants whether or not they have been vested at the time of the death as if the employment/consultancy relationship or board membership continued unchanged, on the condition that exercise shall take place in accordance with the general terms and conditions regarding exercise of warrants stipulated in clause 4.1.

5.	ADJUSTMENT OF WARRANTS

5.1	Changes in Ascendis Pharma’s capital structure causing a change of the potential possibility of gain attached to a warrant shall require an adjustment of the warrants.

5.2

Adjustments upon such a change in Ascendis Pharma’s capital structure shall be made so that the potential possibility of gain attached to a warrant, in so far as possible, shall remain the same before and after the occurrence of an incident causing the adjustment. The adjustment shall be carried out with the assistance of Ascendis Pharma’s external advisor. The adjustment may be effected either by increase or reduction of the number of shares that can be issued following exercise of a warrant and/or an increase or reduction of the exercise price.

5.3

Warrants shall not be adjusted as a result of Ascendis Pharma’s issue of employee shares, share options and/or warrants as part of employee share option schemes (including options to board members, advisors and consultants) as well as future exercise of such options and/or warrants. Warrants shall, furthermore, not be adjusted as a result of capital increases following the Owners’ and others’ exercise of warrants in Ascendis Pharma.

5.4	Bonus shares:

If it is decided to issue bonus shares in Ascendis Pharma, warrants shall be adjusted as follows:

The exercise price for each warrant not yet exercised shall be multiplied by the factor:

and the number of warrants not yet exercised shall be multiplied by the factor:

1

α

where:

A	= the nominal share capital before issue of bonus shares, and

B	= the total nominal value of bonus shares.

If the adjusted number of shares does not amount to a whole number, the number shall be rounded down to the nearest whole number.

5.5	Changes of capital at a price different from the market price:

If it is decided to increase or reduce the share capital in Ascendis Pharma at a price below the market price (in relation to capital decreases also above the market price), warrants shall be adjusted as follows:

The exercise price for each non-exercised warrant shall be multiplied by the factor:

and the number of non-exercised warrants shall be multiplied by the factor:

1

α

where:

A	= nominal share capital before the change in capital

B	= nominal change in the share capital

K	= market price / closing price of the share on the day prior to the announcement of the change in the share capital, and

T	= subscription price/reduction price in relation to the change in the share capital

If the adjusted number of shares does not amount to a whole number, the number shall be rounded down to the nearest whole number.

5.6	Changes in the nominal value of each individual share:

If it is decided to change the nominal value of the shares, warrants shall be adjusted as follows:

The exercise price for each non-exercised warrant shall be multiplied by the factor:

and the number of non-exercised warrants shall be multiplied by the factor:

1

α

where:

A	= nominal value of each share after the change, and

B	= nominal value of each share before the change

If the adjusted number of shares does not amount to a whole number, the number shall be rounded down to the nearest whole number.

5.7	Payment of dividend:

If it is decided to pay dividends, the part of the dividends exceeding 10 per cent of the equity capital shall lead to adjustment of the exercise price according to the following formula:

where:

E2	= the adjusted exercise price

E1	= the original exercise price

U	= dividends paid out

Umax = 10 per cent of the equity capital, and

A	= total number of shares in Ascendis Pharma

The equity capital that shall form the basis of the adjustment above is the equity capital stipulated in the Annual Report to be adopted at the General Meeting where dividends shall be approved before allocation hereof has been made in the Annual Report.

5.8	Other changes in Ascendis Pharma’s capital position:

In the event of other changes in Ascendis Pharma’s capital position causing changes to the financial value of warrants, warrants shall (save as provided above) be adjusted in order to ensure that the changes do not influence the financial value of the warrants.

The calculation method to be applied to the adjustment shall be decided by an external advisor appointed by the Board of Directors.

It is emphasized that increase or reduction of Ascendis Pharma’s share capital at market price does not lead to an adjustment of the subscription price or the number of shares to be subscribed.

5.9	Winding-up:

Should Ascendis Pharma be liquidated, the vesting time for all non-exercised warrants shall be changed so that the Owner may exercise his/her warrants in an extraordinary exercise period immediately preceding the relevant transaction.

5.10	Merger and split:

If Ascendis Pharma merges as the continuing company, warrants shall remain unaffected unless, in connection with the merger, the capital is increased at a price other than the market price and in that case warrants shall be adjusted in accordance with clause 5.5.

If Ascendis Pharma merges as the terminating company or is split, the continuing company may choose one of the following possibilities:

•	The Owner may exercise all non-exercised warrants (inclusive of warrants not yet vested) immediately before the merger/split, or

•

New share instruments in the continuing company/companies of a corresponding financial pre-tax value shall replace the warrants. On split the continuing companies may decide in which company/companies the Owners shall receive the new share instruments.

5.11	Sale and exchange of shares:

If more than 50 per cent of the share capital in Ascendis Pharma is sold or is part of a share swap, Ascendis Pharma may choose one of the following possibilities:

•

The Owner may exercise all non-exercised warrants that are not declared null and void (inclusive of warrants not yet vested) immediately before the sale/swap of shares. Furthermore, the Owner shall undertake an obligation to sell the subscribed shares on the same conditions as the other shareholders (when selling).

•	Share instruments in the acquiring company of a corresponding pre-tax value shall replace the issued warrants.

5.12	Common provisions regarding clause 5.9 - 5.11:

In case of one of the transactions mentioned above, Ascendis Pharma shall inform the Owner hereof by written notice. Upon receipt of the written notice, the Owner shall have 2 weeks – in cases where the Owner may extraordinarily exercise warrants, see clause 5.9 - 5.11 – to inform Ascendis Pharma in writing whether he/she will make use of the offer. If the Owner has not answered Ascendis Pharma in writing within the limit of 2 weeks or fails to pay within the fixed time, warrants shall become null and void without further notice or compensation.

The Owner’s rights in connection with decisions made by any competent company body, see clause 5.9—5.11, shall be contingent on subsequent registration of the relevant decision with the Danish Business Authority provided that registration is a condition of its validity.

6.	TRANSFER, PLEDGE AND ENFORCEMENT

6.1

Issued warrants shall not be subject to charging orders, transfers of any kind, including in connection with division of property on divorce or legal separation, for ownership or as security without the consent of the Board of Directors. The Owner’s warrants may, however, be transferred to the Owner’s spouse/cohabitant and/or issue in the event of the Owner’s death.

7.	SUBSCRIPTION FOR NEW SHARES BY EXERCISE OF WARRANTS

7.1	The Warrants will lapse automatically, without prior notice and without compensation of any kind on the tenth (10th) anniversary of the date of grant.

7.2

Subscription for new shares by exercise of issued warrants must be made through submission by the Owner no later than the last day of the relevant exercise period at 16:00 CET to Ascendis Pharma of an exercise notice drafted by Ascendis Pharma. The exercise notice shall be filled in with all information. The company must have received the exercise price for the new shares, payable as a cash contribution concurrent with the delivery of the exercise notice and by the last day of the relevant exercise period.

7.3

If the limitation period set forth in clause 7.2 expires as a result of Ascendis Pharma not having received the filled-in exercise notice or the payment by 16:00 CET of the last day of the exercise period, the subscription shall be deemed invalid, and in this situation the Owner shall not be considered as having exercised his/her warrants for a possible subsequent exercise period.

8.	THE RIGHTS OF NEW ORDINARY SHARES

8.1

New shares subscribed for by exercise of issued warrants shall in every respect have the same rights as the present shares in Ascendis Pharma in accordance with the Articles of Association for Ascendis Pharma in force from time to time. For the time being, the following shall apply:

•	That Ascendis Pharma’s shareholders shall hold no pre-emptive rights to subscribe for warrants;

•	That Ascendis Pharma’s shareholders shall hold no pre-emptive rights to subscribe for new shares issued on the basis of warrants;

•	That the face value of each share shall be DKK 1 or multiples hereof;

•	That the shares shall be non-negotiable instruments issued in the name of the Owner and shall be registered in the name of the Owner in Ascendis Pharma’s register of owners;

•

That new shares issued as a result of exercise of warrants shall carry the right to dividend and other rights in Ascendis Pharma from the time of registration of the capital increase with the Danish Business Authority.

8.2

Ascendis Pharma shall pay all costs connected with granting of warrants and later exercise thereof. Ascendis Pharma’s costs in connection with issue of warrants and the related capital increase are estimated to be DKK 50,000.

9.	OTHER PROVISIONS

9.1

The value attached to the subscription right shall not be included in the Owner’s salary, and any agreement made between the Owner and Ascendis Pharma regarding pension or the like shall therefore not include the value of the Owner’s warrants.

9.2

If a relevant authority should establish that the issuance and/or exercise of warrants shall be considered a salary allowance with the consequence that Ascendis Pharma shall pay holiday allowance or the like to the Owner on the basis of the value of warrants, the exercise price shall be increased in order to compensate Ascendis Pharma for the amounts that have been paid to the Owner in the form of holiday allowance or the like.

9.3	The fact that Ascendis Pharma offers warrants to Owners shall not in any way obligate Ascendis Pharma to maintain the employment or other service relationship of the Owner.

10.	TAX IMPLICATIONS

10.1	The tax implications connected to the Owner’s subscription for or exercise of warrants shall be of no concern to Ascendis Pharma.

11.	GOVERNING LAW AND VENUE

11.1	Acceptance of warrants, the terms and conditions thereto and the exercise, and terms and conditions for future subscription for shares in Ascendis Pharma shall be governed by Danish law.

11.2	Any disagreement between the Owner and Ascendis Pharma in relation to the understanding or implementation of the warrant scheme shall be settled amicably by negotiation between the parties.

11.3

If the parties fail to reach consensus, any disputes shall be settled in accordance with “Rules for hearing of cases in the Copenhagen Arbitration”. The Copenhagen Arbitration shall appoint one arbitrator who shall settle the dispute according to Danish law.

11.4	In the event of discrepancies between the English and the Danish text the Danish text shall prevail.

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Appendix 1a to the Articles of Association of Ascendis Pharma A/S

Pursuant to authorisation in the articles of association for Ascendis Pharma A/S, the Board of Directors has resolved that the following terms and conditions shall apply to options, also referred to as warrants, which are granted to employees, consultants and board members in Ascendis Pharma A/S and its subsidiaries as of 9 December 2021:

1.	GENERAL

1.1

Ascendis Pharma A/S (hereinafter “Ascendis Pharma”) has introduced an incentive scheme for employees, consultants and board members of Ascendis Pharma and its subsidiaries. (hereinafter collectively referred to as “Owners”). The scheme is based on grant of options, also called warrants (hereinafter only referred to as “warrants”), which are not subject to payment.

1.2

A warrant is a right, but not an obligation, during fixed periods (exercise periods) to subscribe for new ordinary shares in Ascendis Pharma at a price fixed in advance (the exercise price). The exercise price, determined by the Board of Directors at the time of grant, shall correspond to the closing price of Ascendis Pharma’s American Depositary Shares (hereafter “ADS”) as quoted on NASDAQ on the day of issuance by the Board of Directors. Each warrant carries the right to subscribe for nominal DKK 1 ordinary share in Ascendis Pharma at the exercise price determined by the Board of Directors at the date of issuance. So long as Ascendis Pharma’s ADSs are quoted on NASDAQ, the Ordinary Shares received upon subscription through exercise of warrants may generally be deposited with the custodian of the depositary for the Company’s ADSs in exchange for ADSs representing the Ordinary Shares deposited, subject to certain conditions and limitations.

1.3

Warrants will be granted at the discretion of the Board of Directors following recommendation from the management and the Remuneration Committee of Ascendis Pharma. The number of warrants offered to each Owner shall be based on an individual evaluation of the Owner’s duties or other association with Ascendis Pharma and/or its subsidiaries.

Warrants are not granted due to work already performed by the Owners, but are granted in order to motivate the Owners, as described below, during the years following the date of grant of warrants. Thus, the warrants are granted in order to increase and motivate the Owners’ focus on a positive development of the market price of the ordinary shares of Ascendis Pharma and to motivate the Owners to work for a future value increase in Ascendis Pharma and its subsidiaries.

2.	GRANT OF WARRANTS

2.1	Owners who wish to receive the offered warrants shall electronically accept a warrant certificate with this Appendix 1a attached.

2.2	Warrants are granted to the Owner free of charge.

3.	VESTING

3.1

For employees and consultants, 25% of the warrants granted shall vest one year after the time of grant, and the remaining 75% of the warrants granted shall vest with 1/36 per month from one year after the time of grant, subject to clause 3.4 below. As regards warrants which board members are granted in connection with appointment, 25% of the warrants granted shall vest one year after the time of the grant (the initial grant after the board member’s accession), and the remaining 75% of the warrants granted shall vest with 1/36 per month from one year after the time of the grant, subject to clause 3.5 below. Regarding any subsequent grants of warrants to board members (“Subsequent Warrants”) 50 % of the Subsequent Warrants shall vest one year after the time of such subsequent grant and the remaining 50 % of the Subsequent Warrants shall vest with 1/12 per month from one year after the time of such subsequent grant, subject to clause 3.5 below.

3.2	As regards accelerated vesting of warrants in connection with liquidation, merger, demerger, sale or delisting of Ascendis Pharma reference is made to clauses 5.9, 5.10, 5.11 and 5.12 below.

3.3	If the stipulated fraction vesting on a given vesting date does not amount to a whole number of warrants, the number shall be rounded down to the nearest whole number.

3.4

For employees, the warrants shall only vest while the employee remains an employee of Ascendis Pharma or its subsidiaries, cf. however clause 3.8. Employment shall mean that the employee is still entitled to receive a salary from Ascendis Pharma or its subsidiaries on the vesting date.

3.5	In relation to board members, the vesting shall cease on the day when the board member resigns from his duties as a board member regardless of the reason therefore.

3.6	In relation to consultants, the vesting shall cease on the termination date of the consultancy relationship.

3.7

If the Owner takes leave – other than maternity or paternity leave – and the leave exceeds 60 days, the dates when the warrants vest shall be postponed by a period corresponding to the duration of the leave.

3.8	The Board of Directors may at its sole discretion and on an individual basis decide to deviate from the vesting principles in clause 3.1 and/or the vesting conditions in clause 3.4– 3.7.

4.	EXERCISE

4.1

Only vested warrants can be exercised. Warrants may be exercised during four exercise periods each year. Each exercise period begins two full trading days after the public release of the earnings report of a fiscal quarter of Ascendis Pharma and runs until the end of the second to last trading day in which quarter the relevant earnings report is published.

4.2

The Owner’s exercise of warrants is not dependent on whether the Owner’s status as an employee, consultant or board member of Ascendis Pharma or its subsidiaries, as applicable, has ceased at the time when warrants are exercised.

4.3

In the event of termination of the employment/consultancy relationship or board membership as a result of Ascendis Pharma’s justified dismissal of the Owner, the Owner shall however, only be entitled to exercise vested warrants in the first coming exercise period after termination of the employment/consultancy relationship or board membership (“First Coming Exercise Period”). To the extent that the First Coming Exercise Period commences within 3 months from the day of termination, the Owner shall be entitled to exercise vested warrants in the exercise period following the First Coming Exercise Period. All vested warrants not exercised by the Owner according to this clause shall become null and void without further notice or compensation or payment of any kind.

4.4

If the employment/consultancy relationship or board membership is terminated due to the death of the Owner, the estate of the Owner is entitled to exercise the granted warrants whether or not they have vested at the time of the death as if the employment/consultancy relationship or board membership continued unchanged, on the condition that exercise shall take place in accordance with the general terms and conditions regarding exercise of warrants stipulated in clause 4.1.

5.	ADJUSTMENT OF WARRANTS

5.1	Changes in Ascendis Pharma’s capital structure causing a change of the potential possibility of gain attached to warrants shall require an adjustment of the warrants in accordance with this clause 5.

5.2

Adjustments upon such a change in Ascendis Pharma’s capital structure shall be made so that the potential possibility of gain attached to a warrant, in so far as possible, shall remain the same before and after the occurrence of an incident causing the adjustment. The adjustment shall be carried out with the assistance of Ascendis Pharma’s external advisor. The adjustment may be effected either by increase or reduction of the number of shares that can be issued following exercise of a warrant and/or an increase or reduction of the exercise price.

5.3

Warrants shall not be adjusted as a result of Ascendis Pharma’s issue of employee shares, share options and/or warrants as part of employee share option schemes (including options to board members, advisors and consultants) as well as future exercise of such options and/or warrants. The same applies in relation to Ascendis Pharma’s issue of other instruments convertible or exchangeable into or otherwise conferring a right to receive shares provided that such instruments were convertible and/or exchangeable at market price at the time of issuance of such instruments. Warrants shall, furthermore, not be adjusted as a result of a capital increase following warrantholders’ exercise of warrants in Ascendis Pharma.

5.4	Bonus shares:

If it is decided to issue bonus shares in Ascendis Pharma, warrants shall be adjusted as follows:

The exercise price for each warrant not yet exercised shall be multiplied by the factor:

and the number of warrants not yet exercised shall be multiplied by the factor:

1

α

where:

A	= the nominal share capital before issue of bonus shares, and

B	= the total nominal value of bonus shares.

If the adjusted number of shares does not amount to a whole number, the number shall be rounded down to the nearest whole number.

5.5	Changes of capital at a price different from the market price:

If it is decided to increase or reduce the share capital in Ascendis Pharma at a price below the market price (not including market-based discounts in connection with directed offerings) (in relation to capital decreases also above the market price), warrants shall be adjusted as follows:

The exercise price for each non-exercised warrant shall be multiplied by the factor:

and the number of non-exercised warrants shall be multiplied by the factor:

1

α

where:

A	= nominal share capital before the change in capital

B	= nominal change in the share capital

K	= market price / closing price of the share on the day prior to the announcement of the change in the share capital, and

T	= subscription price/reduction price in relation to the change in the share capital

If the adjusted number of shares does not amount to a whole number, the number shall be rounded down to the nearest whole number.

5.6	Changes in the nominal value of each individual share:

If it is decided to change the nominal value of the shares, warrants shall be adjusted as follows:

The exercise price for each non-exercised warrant shall be multiplied by the factor:

and the number of non-exercised warrants shall be multiplied by the factor:

1

a

where:

A	= nominal value of each share after the change, and

B	= nominal value of each share before the change

If the adjusted number of shares does not amount to a whole number, the number shall be rounded down to the nearest whole number.

5.7	Payment of dividend:

If it is decided to pay dividends, the part of the dividends exceeding 10 per cent of the equity capital shall lead to adjustment of the exercise price according to the following formula:

where:

E2	= the adjusted exercise price

E1	= the original exercise price

U	= dividends paid out

Umax	= 10 per cent of the equity capital, and

A	= total number of shares in Ascendis Pharma

The equity capital that shall form the basis of the adjustment above is the equity capital stipulated in the Annual Report to be adopted at the General Meeting where dividends shall be approved before allocation hereof has been made in the Annual Report.

5.8	Other changes in Ascendis Pharma’s capital position:

In the event of other changes in Ascendis Pharma’s capital position causing changes to the financial value of warrants, warrants shall (save as provided above) be adjusted in order to ensure that the changes do not influence the financial value of the warrants.

The calculation method to be applied to the adjustment shall be decided by an external advisor appointed by the Board of Directors.

It is emphasized that increase or reduction of Ascendis Pharma’s share capital at market price does not lead to an adjustment of the subscription price or the number of shares to be subscribed.

5.9	Liquidation:

Should Ascendis Pharma be liquidated, the vesting time for all non-exercised warrants shall be changed so that the Owner may exercise his/her warrants in an extraordinary exercise period immediately preceding the relevant transaction.

5.10	Merger and split:

If Ascendis Pharma merges as the surviving company, warrants shall remain unaffected unless, in connection with the merger, the capital is increased at a price other than the market price and in that case warrants shall be adjusted in accordance with clause 5.5.

If Ascendis Pharma merges as the non-surviving company or is demerged, the Board of Directors may choose one of the following possibilities:

•	The Owner may exercise all non-exercised warrants that are not declared null and void (inclusive of warrants not yet vested) immediately before the merger/demerger, or

•

new share instruments in the surviving company/companies of a corresponding financial pre-tax value shall replace the warrants. On a demerger the surviving companies may decide in which company/companies the Owners shall receive the new share instruments.

5.11	Sale and exchange of shares:

If more than 50 per cent of the share capital in Ascendis Pharma is sold or is part of a share swap, Ascendis Pharma may choose one of the following possibilities:

a)

The Owner may exercise all non-exercised warrants that are not declared null and void (inclusive of warrants not yet vested) immediately before the sale/swap of shares. Furthermore, the Owner shall undertake an obligation to sell the subscribed shares on the same conditions as the other shareholders (when selling).

b)	Share instruments in the acquiring company of a corresponding pre-tax value shall replace the granted warrants.

5.12	Delisting:

In case of delisting of Ascendis Pharma the Board of Directors may in its sole discretion decide that vesting is accelerated for all not fully vested warrants to a date immediately prior to the delisting.

5.13	Common provisions regarding clause 5.9—5.12:

In case of one of the transactions mentioned above, Ascendis Pharma shall inform the Owner hereof by written notice. Upon receipt of the written notice, the Owner shall have 2 weeks – in cases where the Owner may extraordinarily exercise warrants, see clause 5.9—5.12 – to inform Ascendis Pharma in writing whether he/she will make use of the offer. If the Owner has not answered Ascendis Pharma in writing within the limit of 2 weeks or fails to pay within the fixed time, warrants shall become null and void without further notice or compensation.

The Owner’s rights in connection with decisions made by any competent company body, see clause 5.9—5.12, shall be contingent on subsequent registration of the relevant decision with the Danish Business Authority provided that registration is a condition of its validity.

6.	TRANSFER, PLEDGE AND ENFORCEMENT

6.1

Granted warrants shall not be subject to charging orders, transfers of any kind, including in connection with division of property on divorce or legal separation, for ownership or as security without the consent of the Board of Directors. The Owner’s warrants may, however, be transferred to the Owner’s spouse/cohabitant and/or heir of the body in the event of the Owner’s death.

7.	SUBSCRIPTION FOR NEW SHARES BY EXERCISE OF WARRANTS

7.1	The Warrants will lapse automatically, without prior notice and without compensation of any kind on the tenth (10th) anniversary of the date of grant.

7.2

Subscription for new shares by exercise of granted warrants must be made through submission by the Owner no later than the last day of the relevant exercise period at 16:00 CET to Ascendis Pharma of an exercise notice drafted by Ascendis Pharma. The exercise notice shall be filled in with all information. The company must have received the exercise price for the new shares, payable as a cash contribution concurrent with the delivery of the exercise notice and by the last day of the relevant exercise period.

7.3

If the limitation period set forth in clause 7.2 expires as a result of Ascendis Pharma not having received the filled-in exercise notice or the payment by 16:00 CET of the last day of the exercise period, the subscription shall be deemed invalid, and in this situation the Owner shall not be considered as having exercised his/her warrants for a possible subsequent exercise period.

8.	THE RIGHTS OF NEW ORDINARY SHARES

8.1

New shares subscribed for by exercise of granted warrants shall in every respect have the same rights as the present shares in Ascendis Pharma in accordance with the Articles of Association for Ascendis Pharma in force from time to time. For the time being, the following shall apply:

a)	That Ascendis Pharma’s shareholders shall hold no pre-emptive rights to subscribe for warrants;

b)	That Ascendis Pharma’s shareholders shall hold no pre-emptive rights to subscribe for new shares issued on the basis of warrants;

c)	That the face value of each share shall be DKK 1 or multiples hereof;

d)	That the shares shall be non-negotiable instruments issued in the name of the Owner and shall be registered in the name of the Owner in Ascendis Pharma’s register of owners;

e)

That new shares issued as a result of exercise of warrants shall carry the right to dividend and other rights in Ascendis Pharma from the time of registration of the capital increase with the Danish Business Authority.

8.2

Ascendis Pharma shall pay all costs connected with granting of warrants and later exercise thereof. Ascendis Pharma’s costs in connection with grant of warrants and the related capital increase are estimated to be DKK 50,000.

9.	OTHER PROVISIONS

9.1

The value of warrants will not form part of the calculation of holiday allowances, pension contributions or other contributions or payments, which are based on the Owner’s renumeration from Ascendis Pharma or its subsidiaries.

9.2

If a relevant authority should establish that the issuance and/or exercise of warrants shall be considered a salary allowance with the consequence that Ascendis Pharma shall pay holiday allowance or the like to the Owner on the basis of the value of warrants, the exercise price shall be increased in order to compensate Ascendis Pharma for the amounts that have been paid to the Owner in the form of holiday allowance or the like.

9.3	The fact that Ascendis Pharma offers warrants to Owners shall not in any way obligate Ascendis Pharma to maintain the employment or other service relationship of the Owner.

10.	TAX IMPLICATIONS

10.1	The tax implications connected to the Owner’s subscription for or exercise of warrants shall be of no concern to Ascendis Pharma.

11.	GOVERNING LAW AND VENUE

11.1	Acceptance of warrants, the terms and conditions thereto and the exercise, and terms and conditions for future subscription for shares in Ascendis Pharma shall be governed by Danish law.

11.2	Any disagreement between the Owner and Ascendis Pharma in relation to the understanding or implementation of the warrant scheme shall be settled amicably by negotiation between the parties.

11.3

If the parties fail to reach consensus, any disputes shall be settled in accordance with “Rules for hearing of cases in the Copenhagen Arbitration”. The Copenhagen Arbitration shall appoint one arbitrator who shall settle the dispute according to Danish law.

11.4	In the event of discrepancies between the English and the Danish text the Danish text shall prevail.

—-oo0oo—-

Appendix 2 to the Articles of Association of Ascendis Pharma A/S

Pursuant to authorisation in the articles of association for Ascendis Pharma A/S, the Board of Directors has resolved that the following terms and conditions shall apply to warrants which are granted to employees, consultants, advisors and board members according to the authorisation:

1.	GENERAL

1.1

Ascendis Pharma A/S (hereinafter “Ascendis Pharma”) has decided to introduce an incentive scheme for employees, consultants, advisors and board members in Ascendis Pharma and its subsidiaries (hereinafter collectively referred to as “Warrantholders”). The scheme is based on issuance of options, also called warrants (hereinafter only referred to as “warrants”), which are not subject to payment. Where below in clause 3.4 – 3.7 and clause 4.5 - 4.6 terms for vesting etc. are described as being dependant upon employment/affiliation with Ascendis Pharma, this shall be understood as a reference to the relevant subsidiary by which the Warrantholders is employed/affiliated.

1.2

A warrant is a right, but not an obligation, during fixed periods (exercise periods) to subscribe for new ordinary shares in Ascendis Pharma at a price fixed in advance (the exercise price). The exercise price, which shall correspond to the market price at the date of issuance, shall be determined by the board of directors. Each warrant carries the right to subscribe for nominal DKK 1 ordinary share in Ascendis Pharma at the subscription price determined by the board of directors at the date of issuance.

1.3

Warrants will be offered to employees, consultants, advisors and board members in Ascendis Pharma and in its subsidiaries at the discretion of the Board of Directors after suggestion from the management of Ascendis Pharma A/S. The number of warrants offered to each individual shall be based on an individual evaluation of the Warrantholder’s duties. It shall appear from the individual Warrantholder’s warrant certificate how many warrants have been granted to the Warrantholder and what the exercise price for the warrant is.

2.	GRANTING/SUBSCRIPTION OF WARRANTS

2.1

Warrantholders who wish to subscribe the offered warrants shall sign a Warrant Certificate with this Appendix 2 attached and, to the extent required by the Board of Directors, a Shareholders Agreement regulating the relationship between the Warrantholders and Ascendis Pharma’s other shareholders.

2.2	The granting of warrants shall not be subject to payment from the Warrantholders.

2.3	Ascendis Pharma shall keep records of granted warrants and update the records at suitable intervals.

3.	VESTING

3.1

The warrants shall be vested with 1/48 per month from the date of grant of the warrants covered by this Appendix 2. The board may have determined a different vesting period in its decision to issue warrants.

3.2

If Ascendis Pharma before 1/1 2014 merges as the terminating company or is split, cf. clause 5.10 or if more than 50 per cent of the share capital in Ascendis Pharma no later than 1/1 2014 is sold or is part of a share swap, cf. clause 5.11 (defined as an “Exit-event”), then 50% of the warrants not already vested on the time of the Exit-event shall vest at the time of the Exit-event.

If the Exit-event occurs on or after 1/1 2014, then all warrants not vested at the time of the Exit-event shall be deemed 100% for vested at the time of the Exit-event.

3.3	If the stipulated fraction does not amount to a whole number of warrants, the number shall be rounded down to the nearest whole number.

3.4	Warrants shall only be vested to the extent the Warrantholder is employed by Ascendis Pharma, cf. however clause 3.5 to 3.7 below.

3.5

In the event that the Warrantholder terminates the employment contract and the termination is not a result of breach of the employment terms by Ascendis Pharma, and in the event that Ascendis Pharma terminates the employment contract and the Warrantholder has given Ascendis Pharma good reason to do so, then the vesting of warrants shall cease from the time the employment is terminated, meaning from the first day when the Warrantholder is no longer entitled to salary from Ascendis Pharma, notwithstanding that the Warrantholder has actually ceased to perform his/her duties at an earlier date. In addition hereto the Warrantholder’s right, if any, to receive warrants granted after termination of the employment shall cease.

3.6

In the event that the Warrantholder terminates the employment contract and the termination is a result of breach of the employment terms by Ascendis Pharma, or in the event that Ascendis Pharma terminates the employment contract and the Warrantholder having not given Ascendis Pharma good reason to due so, then warrants shall continue to vest as if the Warrantholder was still employed by Ascendis Pharma.

3.7	Should the Warrantholder materially breach the terms of the employment, the vesting of warrants shall cease from the date when the Warrantholder is dismissed due to the material breach.

3.8

Warrants issued to consultants, advisors and board members only vest to the extent that the consultant, advisor or board member acts on behalf of Ascendis Pharma as a consultant, advisor or board member.

3.9

If the Warrantholder takes leave – other than maternity leave – and the leave exceeds 60 days, the dates when the warrants shall be vested shall be postponed by a period corresponding to the duration of the leave.

4.	EXERCISE

4.1

When a warrant has been vested, it may be exercised during the exercise periods. Vested warrants may be exercised in two annual exercise periods that run for 21 days from and including the day after the publication of (i) the annual report notification—or if such notification is not published—the annual report and (ii) our interim report (six-month report). The last exercise period is 21 days from and including the day after the publication of Ascendis Pharmas interim report for the first half of 2023.

Warrants granted on 26 November 2014 may be exercised in four annual exercise periods that run for 21 days from and including the day after publication of (i) the interim report (three-month report); (ii) the annual report notification—or if such notification is not published—the annual report; (iii) the interim report (six-month report); and (iv) our interim report (nine-month report). For these warrants the last exercise period is 21 days following the publication of our interim report (nine-month report) in 2023.

All warrants issued may, additionally, be exercised in an extraordinary exercise period which commences upon Ascendis Pharma’s announcement of its financial interim report for the first quarter of 2015 and which expires 21 days thereafter. In the event that Ascendis Pharma is not obligated to and does in fact not announce a financial interim report for the first quarter of 2015 the exercise period shall lapse.

4.2	If the last day of an exercise period is Saturday or Sunday, the exercise period shall also include the first weekday following the stipulated period.

4.3

When warrants have been vested, the Warrantholder shall be free to choose, which exercise period to apply for the vested warrants, cf. however, clause 4.5 below regarding material breach. It is, however, a condition for exercise that the Warrantholder in a given exercise period exercises warrants, which give a right to subscribe minimum nominal DKK 100 shares.

4.4	Warrants not exercised by the Warrantholder during the last exercise period shall become null and void without further notice or compensation or payment of any kind to the Warrantholder.

4.5

The Warrantholder’s exercise of warrants is in principle conditional upon the Warrantholder being employed in Ascendis Pharma at the time when warrants are exercised. In case of termination of the employment the following shall apply:

a)

In the event that Ascendis Pharma terminates the employment contract and the Warrantholder having given Ascendis Pharma good reason to do so, the Warrantholder is only entitled to exercise the warrants vested at the time of termination. Exercise shall take place during the first coming exercise period after termination of the employment, however the Warrantholder shall always have minimum 3 months from the date of termination to decide if warrants shall be exercised. To the extent that the first coming exercise period commences within 3 months from the date of actual termination the Warrantholder shall be entitled to exercise the warrants in the exercise period following the first coming exercise period. All vested warrants not exercised by the Warrantholder according to this clause shall become null and void without further notice or compensation or payment of any kind.

b)

In the event that the Warrantholder terminate the employment, or in the event that Ascendis Pharma terminates the employment contract and the Warrantholder have not given Ascendis Pharma good reason to do so, the Warrantholder is entitled to exercise the warrants as if the Warrantholder were still employed with Ascendis Pharma. Exercise shall take place in accordance with the general terms and conditions regarding exercise of warrants stipulated in clause 4.1 – 4.5. This provision shall apply if the employment contract is terminated due to retirement.

c)

If the employment is terminated as a consequence of summary dismissal of the Warrantholder on grounds of material breach, all warrants not exercised at that time shall become null and void without notice or compensation. If the material breach is committed prior to the dismissal the vesting and the right to exercise warrants shall be deemed to have ceased at the time of the material breach. The Warrantholder shall in this case, after demand from Ascendis Pharma, be obligated to sell to Ascendis Pharma shares which have been subscribed though exercise of warrants, after the date of the material breach. The shares shall be sold at a price corresponding to the subscription price paid by the Warrantholder.

d)

If the employment is terminated due to the death of the Warrantholder all warrants not exercised by the Warrantholder shall become null and void. However, the Ascendis Pharma Board of Directors may grant an exemption from this provision to enable the estate of the Warrantholder to exercise the issued warrants whether they have been vested at the time of the death or not on the condition that exercise be effected during the first exercise period commencing after the death.

4.6

If the Warrantholder is a consultant, advisor or board member the exercise of warrants is in principle conditional upon the Warrantholder being connected to Ascendis Pharma in this capacity at the time when warrants are exercised. In case that the consultant’s, advisor’s or board member’s relationship with Ascendis Pharma should cease without this being attributable to the Warrantholder’s actions or omissions the Warrantholder shall be entitled to exercise vested warrants in the exercise periods set forth in clause 4.1 above.

4.7

Ascendis Pharma’s board of directors is in the event of a listing of the company’s shares on a stock exchange entitled at its discretion to change the exercise periods in order to coordinate these with applicable rules for insider trading. Unless the Board of Directors resolves otherwise the exercise periods shall in the event of a listing be changed to two 21 day periods after respectively the annual report notification and the interim report (six months) and for warrants issued in November 2014 to up to four 21 day periods immediately following the annual report notification and the interim report (six months) and the quarterly reports.

5.	ADJUSTMENT OF WARRANTS

5.1	Changes in Ascendis Pharma’s capital structure causing a change of the potential possibility of gain attached to a warrant shall require an adjustment of the warrants.

5.2

Adjustments shall be made so that the potential possibility of gain attached to a warrant, in so far as possible, shall remain the same before and after the occurrence of an incident causing the adjustment. The adjustment shall be carried out with the assistance of Ascendis Pharma’s external advisor. The adjustment may be effected either by increase or reduction of the number of shares that can be issued following exercise of a warrant and/or an increase or reduction of the exercise price.

5.3

Warrants shall not be adjusted as a result of Ascendis Pharma’s issue of employee shares, share options and/or warrants as part of employee share option schemes (including options to Directors, advisors and consultants) as well as future exercise of such options and/or warrants. Warrants shall, furthermore, not be adjusted as a result of capital increases following the Warrantholders’ and others’ exercise of warrants in Ascendis Pharma.

5.4	Bonus shares:

If it is decided to issue bonus shares in Ascendis Pharma, warrants shall be adjusted as follows:

The exercise price for each warrant not yet exercised shall be multiplied by the factor:

and the number of warrants not yet exercised shall be multiplied by the factor:

1

α

where:

A	= the nominal share capital before issue of bonus shares, and
B	= the total nominal value of bonus shares.

If the adjusted exercise price and/or the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number.

5.5	Changes of capital at a price different from the market price:

If it is decided to increase or reduce the share capital in Ascendis Pharma at a price below the market price (in relation to capital decreases also above the market price), warrants shall be adjusted as follows:

The exercise price for each non-exercised warrant shall be multiplied by the factor:

and the number of non-exercised warrants shall be multiplied by the factor:

1

α

where:

A	= nominal share capital before the change in capital
B	= nominal change in the share capital
K	= market price / closing price of the share on the day prior to the announcement of the change in the share capital, and
T	= subscription price/reduction price in relation to the change in the share capital

If the adjusted exercise price and/or the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number.

5.6	Changes in the nominal value of each individual share:

If it is decided to change the nominal value of the shares, warrants shall be adjusted as follows:

The exercise price for each non-exercised warrant shall be multiplied by the factor:

and the number of non-exercised warrants shall be multiplied by the factor:

1

α

where:

A	= nominal value of each share after the change, and
B	= nominal value of each share before the change

If the adjusted exercise price and/or the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number.

5.7	Payment of dividend:

If it is decided to pay dividends, the part of the dividends exceeding 10 per cent of the equity capital shall lead to adjustment of the exercise price according to the following formula:

where:

E2	= the adjusted exercise price
E1	= the original exercise price
U	= dividends paid out
Umax	= 10 per cent of the equity capital, and
A	= total number of shares in Ascendis Pharma

If the adjusted exercise price does not amount to a whole number, it shall be rounded down to the nearest whole number.

The equity capital that shall form the basis of the adjustment above is the equity capital stipulated in the Annual Report to be adopted at the General Meeting where dividends shall be approved before allocation hereof has been made in the Annual Report.

5.8	Other changes in Ascendis Pharma’s capital position:

In the event of other changes in Ascendis Pharma’s capital position causing changes to the financial value of warrants, warrants shall (save as provided above) be adjusted in order to ensure that the changes do not influence the financial value of the warrants.

The calculation method to be applied to the adjustment shall be decided by an external advisor appointed by the Board of Directors.

It is emphasized that increase or reduction of Ascendis Pharma’s share capital at market price does not lead to an adjustment of the subscription price or the number of shares to be subscribed.

5.9	Winding-up:

Should Ascendis Pharma be liquidated, the vesting time for all non-exercised warrants shall be changed so that the Warrantholder may exercise his/her warrants in an extraordinary exercise period immediately preceding the relevant transaction.

5.10	Merger and split:

If Ascendis Pharma merges as the continuing company, warrants shall remain unaffected unless, in connection with the merger, the capital is increased at a price other than the market price and in that case warrants shall be adjusted in accordance with clause 5.5.

If Ascendis Pharma merges as the terminating company or is split, the continuing company may choose one of the following possibilities:

•	The Warrantholder may exercise all non-exercised warrants (inclusive of warrants not yet vested) immediately before the merger/split, or

•

New share instruments in the continuing company/companies of a corresponding financial pre-tax value shall replace the warrants. On split the continuing companies may decide in which company/companies the Warrantholders shall receive the new share instruments.

5.11	Sale and exchange of shares:

If more than 50 per cent of the share capital in Ascendis Pharma is sold or is part of a share swap, Ascendis Pharma may choose one of the following possibilities:

•

The Warrantholder may exercise all non-exercised warrants that are not declared null and void (inclusive of warrants not yet vested) immediately before the sale/swap of shares. Furthermore, the Warrantholder shall undertake an obligation to sell the subscribed shares on the same conditions as the other shareholders (when selling).

•	Share instruments in the acquiring company of a corresponding pre-tax value shall replace the issued warrants.

5.12	Common provisions regarding 5.9-5.11:

If one of the transactions mentioned above is made, Ascendis Pharma shall inform the Warrantholder hereof by written notice. Upon receipt of the written notice, the Warrantholder shall have 2 weeks – in cases where the Warrantholder may extraordinarily exercise warrants, see 5.9-5.11 – to inform Ascendis Pharma in writing whether he/she will make use of the offer. If the Warrantholder has not answered Ascendis Pharma in writing within the limit of 2 weeks or fails to pay within the fixed time, warrants shall become null and void without further notice or compensation.

The Warrantholder’s rights in connection with decisions made by any competent company body, see clause 5.9-5.11, shall be contingent on subsequent registration of the relevant decision with the Danish Business Authority provided that registration is a condition of its validity.

6.	STOCK EXCHANGE LISTING

[intentionally left blank]

7.	TRANSFER, PLEDGE AND ENFORCEMENT

7.1

Issued warrants shall not be subject to charging orders, transfer of any kind, including in connection with division of property on divorce or legal separation, for ownership or as security without the consent of the Board of Directors. The Warrantholder’s warrants may, however, be transferred to the Warrantholder’s spouse/cohabitant and/or issue in the event of the Warrantholder’s death. It is a condition precedent that the recipient signs the at any time applicable shareholders’ agreement.

8.	SUBSCRIPTION FOR NEW SHARES BY EXERCISE OF WARRANTS

8.1

Subscription for new shares by exercise of issued warrants must be made through submission by the Warrantholder no later than the last day of the relevant exercise period at 16:00 CET to Ascendis Pharma of an exercise notice drafted by Ascendis Pharma. The exercise notice shall be filled in with all information. The company must have received the exercise price for the new shares, payable as a cash contribution, by the last day of the relevant exercise period.

8.2

If the limitation period set forth in clause 8.1 expires as a result of Ascendis Pharma not having received the filled-in exercise notice or the payment by 16:00 of the last day of the exercise period, the subscription shall be deemed invalid, and in this situation the Warrantholder shall not be considered as having exercised his/her warrants for a possible subsequent exercise period.

8.3	Warrants not exercised by the Warrantholder during the last exercise period shall become null and void without notice or compensation.

8.4	When the capital increase caused by exercise of warrants has been registered with the Danish Business Authority, the Warrantholder shall receive proof of his shareholding in Ascendis Pharma.

9.	THE RIGHTS OF NEW ORDINARY SHARES

9.1

New shares subscribed for by exercise of issued warrants shall in every respect have the same rights as the present shares in Ascendis Pharma in accordance with the Articles of Association for Ascendis Pharma in force from time to time. For the time being, the following shall apply:

•	That Ascendis Pharma’s shareholders shall hold no pre-emptive rights to subscribe for warrants;

•	That Ascendis Pharma’s shareholders shall hold no pre-emptive rights to subscribe for new shares issued on the basis of warrants;

•	That the face value of each share shall be DKK 1 or multiples hereof;

•	That the shares shall be non-negotiable instruments issued in the name of the holder and shall be registered in the name of the holder in Ascendis Pharma’s register of owners;

•

That new shares issued as a result of exercise of warrants shall carry the right to dividend and other rights in Ascendis Pharma from the time of registration of the capital increase with the Danish Business Authority.

9.2

Ascendis Pharma shall pay all costs connected with granting of warrants and later exercise thereof. Ascendis Pharma’s costs in connection with issue of warrants and the related capital increase are estimated to DKK 50,000.

10.	SALE OF SHARES

[Intentionally left blank]

11.	OTHER PROVISONS

11.1

The value attached to the subscription right shall not be included in the Warrantholder’s salary, and any agreement made between the Warrantholder and Ascendis Pharma regarding pension or the like shall therefore not include the value of the Warrantholder’s warrants.

11.2

If a relevant authority should establish that the issuance and/or exercise of warrants shall be considered a salary allowance with the consequence that Ascendis Pharma shall pay holiday allowance or the like to the Warrantholder on the basis of the value of warrants, the subscription price shall be increased in order to compensate Ascendis Pharma for the amounts that have been paid to the Warrantholder in the form of holiday allowance or the like.

11.3	The fact that Ascendis Pharma offers warrants to Warrantholders shall not in any way obligate Ascendis Pharma to maintain the employment.

12.	TAX IMPLICATIONS

12.1	The tax implications connected to the Warrantholder’s subscription for or exercise of warrants shall be of no concern to Ascendis Pharma.

13.	GOVERNING LAW AND VENUE

13.1	Acceptance of warrants, the terms and conditions thereto and the exercise, and terms and conditions for future subscription for shares in Ascendis Pharma shall be governed by Danish law.

13.2	Any disagreement between the Warrantholder and Ascendis Pharma in relation to the understanding or implementation of the warrant scheme shall be settled amicably by negotiation between the parties.

13.3

If the parties fail to reach consensus, any disputes shall be settled in accordance with “Rules for hearing of cases in the Copenhagen Arbitration”. The Copenhagen Arbitration shall appoint one arbitrator who shall settle the dispute according to Danish law.

13.4	In the event of discrepancies between the English and the Danish text the Danish text shall prevail.

—-oo0oo—-

Appendix 3 to the Articles of Association of Ascendis Pharma A/S

The general meeting has, and the company’s board of directors has, in accordance with authorization granted by the company’s shareholders granted warrants as set forth below and has on the grant date also resolved the capital increase(s) of the company’s share capital related to the exercise of the warrants granted.

Each warrant confers the right to subscribe one share of DKK 1 nom. value in the company against cash payment of the exercise price per share of DKK 1 nom. value subscribed.

All numbers are shown (where relevant) adjusted following the bonus share issuance on 13 January 2015 in the ratio of 1:3.

WARRANTS SUBJECT TO ARTICLE 4C

DATE OF GRANT	NUMBER OF WARRANTS	EXERCISE PRICE PER WARRANT	APPLICABLE EXHIBIT	ANNULLED WARRANTS	WARRANTS EXERCISED	WARRANTS LAPSED
26. november 2014	566.504	USD 32,45	2	0	534.150	32.354
Total	566.504				534.150	32.354

Hereinafter, the authorization under article 4c is fully exhausted.

All 566,504 warrants under article 4c have been exercised, have been annulled or have lapsed as of 16 November 2023.

WARRANTS SUBJECT TO ARTICLES 4A, 4F, 4G, 4H AND 4I

DATE OF GRANT	NUMBER OF WARRANTS	EXERCISE PRICE PER WARRANT	APPLICABLE EXHIBIT	ANNULLED WARRANTS	WARRANTS EXERCISED	WARRANTS LAPSED
10. September 2008	623.880	€ 2,6483/DKK 19,7491	N/A	0	621.880	2.000
19. March 2009	331.020	€2,6483 /DKK 19,7332	N/A	0	331.020
9. December 2009	170.908	€ 2,6483 DKK 19,7072	N/A	332	170.576
13. December 2011	58.000	€ 7,9962/DKK 59,4644	N/A	1.832	56.000	168
8. October 2012	66.000	€ 7,9962/DKK 59,6267	N/A	0	66.000
3. December 2012	690.604	€ 7,9962/DKK 59,6531	2	0	681.608	8.996
19. March 2013	28.400	€ 7,9962/DKK 59,6507	2	0	28.400
27. June 2013	87.488	€ 7,9962/DKK 59,6459	2	0	87.488
24. September 2013	56.000	€ 7,9962/DKK 59,6283	2	17.416	35.709	2.875
5. December 2013	12.000	€ 7,9962/DKK 59,6483	2	0	12.000
16. January 2014	132.592	€ 7,9962/DKK 59,6675	2	0	56.413	76.179
6. March 2014	28.000	€ 7,9962/DKK 59,6731	2	0	28.000
19. June 2014	168.008	€ 7,9962/DKK 59,6227	2	0	168.008
18. December 2015	1.022.908	USD 16,99	1	0	933.986	55.244
15. March 2016	178.500	USD 18,14	1	0	174.500	2.448
10. May 2016	42.500	USD 15,68	1	0	35.493
9. June 2016	58.000	USD 13,59	1	0	36.812	907
12. July 2016	2.500	USD 12,97	1	0	2.500
9. August 2016	129.000	USD 14,50	1	0	125.100
8. November 2016	9.000	USD 19,34	1	0	8.895	105

WARRANTS SUBJECT TO ARTICLES 4A, 4F, 4G, 4H AND 4I

DATE OF GRANT	NUMBER OF WARRANTS	EXERCISE PRICE PER WARRANT	APPLICABLE EXHIBIT	ANNULLED WARRANTS	WARRANTS EXERCISED	WARRANTS LAPSED
14. December 2016	783.000	USD 20,67	1	0	489.675	52.225
10. January 2017	16.000	USD 20,72	1	0	13.937	1.063
14. February 2017	5.000	USD 26,01	1	0	3.113
14. March 2017	27.000	USD 28,54	1	0	26.135	834
11. April 2017	36.000	USD 27,48	1	0	17.935	4.948
9. May 2017	3.000	USD 27,65	1	0	2.500
13. June 2017	40.500	USD 22,76	1	0	33.845
11. July 2017	2.500	USD 27,99	1	0	0
8. August 2017	6.500	USD 27,81	1	0	5.000	0
12. September 2017	89.000	USD 29,45	1	0	68.550	0
10. October 2017	9.000	USD 36,14	1	0	6.500	0
14. November 2017	4.000	USD 35,50	1	0	500	0
12. December 2017	957.500	USD 37,18	1	0	432.407	56.821
9. January 2018	14.000	USD 46,00	1	0	13.300	0
13. February 2018	25.000	USD 51,37	1	0	16.270	2.804
13. March 2018	8.000	USD 66,96	1	0	3.177	0
10. April 2018	117.000	USD 62,15	1	0	77.603	23.180
8. May 2018	11.500	USD 62,80	1	0	6.281	0
12. June 2018	14.125	USD 71,00	1	0	7.877	720
10. July 2018	18.500	USD 69,79	1	0	10.334	3.866
14. August 2018	70.000	USD 68,00	1	0	40.791	10.418
11. September 2018	123.000	USD 63,77	1	0	83.016	938
9. October 2018	85.750	USD 65,28	1	0	40.685	10.471
13. November 2018	76.000	USD 61,00	1	0	20.002	14.377
11. December 2018	1.074.500	USD 62,17	1	0	274.140	53.406
8. January 2019	40.000	USD 70,94	1	0	13.259	3.700
12. February 2019	14.500	USD 70,20	1	0	8.701	3.022

WARRANTS SUBJECT TO ARTICLES 4A, 4F, 4G, 4H AND 4I

DATE OF GRANT	NUMBER OF WARRANTS	EXERCISE PRICE PER WARRANT	APPLICABLE EXHIBIT	ANNULLED WARRANTS	WARRANTS EXERCISED	WARRANTS LAPSED
9. April 2019	118.000	USD 119,13	1	0	33.865	4.637
14. May 2019	37.000	USD 120,28	1	0	4.132	7.212
11. June 2019	17.000	USD 118,80	1	0	2.500	3.219
9. July 2019	44.000	USD 114,13	1	0	3.437	5.325
13. August 2019	50.000	USD 114,96	1	0	24.472	10.711
10. September 2019	45.000	USD 105,31	1	0	20.424	7.813
8. October 2019	45.000	USD 92,54	1	0	13.426	3.492
12. November 2019	31.500	USD 111,24	1	0	7.847	7.086
10. December 2019	858.600	USD 108,00	1	0	98.998	88.618
14. January 2020	116.300	USD 138,82	1	0	7.250	17.150
11. February 2020	15.000	USD 142,76	1	0	100	1.782
10. March 2020	58.900	USD 127,61	1	0	2.090	23.693
12. May 2020	58.300	USD 137,78	1	0	568	15.526
9. June 2020	155.100	USD 141,64	1	0	0	38.358
14. July 2020	20.700	USD 137,84	1	0	0	2.245
11. August 2020	30.900	USD 140,49	1	0	1.750	13.990
8. September 2020	30.600	USD 143,13	1	0	187	5.853
13. October 2020	15.000	USD 160,00	1	0	0	4.688
10. November 2020	90.700	USD 161,58	1	0	0	51.436
8. December 2020	29.100	USD 174,89	1	0	0	12.258
10. December 2020	865.331	USD 176,28	1	0	0	123.248
12. January 2021	31.910	USD 173,21	1	0	0	6.564
9. February 2021	29.700	USD 154,08	1	0	0	8.085
9. March 2021	18.450	USD 145,07	1	0	0	4.789
13. April 2021	22.480	USD 124,81	1	0	364	9.182
11. May 2021	41.620	USD 133,64	1	0	1.108	6.357
8. June 2021	14.430	USD 130,83	1	0	0	2.439
13. July 2021	107.935	USD 124,52	1	0	0	2.411
10. August 2021	14.230	USD 125,25	1	0	0	4.102

WARRANTS SUBJECT TO ARTICLES 4A, 4F, 4G, 4H AND 4I

DATE OF GRANT	NUMBER OF WARRANTS	EXERCISE PRICE PER WARRANT	APPLICABLE EXHIBIT	ANNULLED WARRANTS	WARRANTS EXERCISED	WARRANTS LAPSED
14. September 2021	28.670	USD 153,54	1	0	0	3.414
12. October 2021	15.880	USD 168,74	1	0	0	3.049
9. November 2021	14.220	USD 158,75	1	0	0	1.573
9. December 2021	1.077.526	USD 139,65	1a	0	2.112	290.304
14. December 2021	28.930	USD 136,64	1a	0	1.115	7.025
11. January 2022	22.860	USD 118,88	1a	0	0	4.045
8. February 2022	17.740	USD 123,44	1a	0	1.495	4.675
8. March 2022	26.350	USD 105,77	1a	0	2.366	7.429
12. April 2022	37.265	USD 108,84	1a	0	2.838	14.937
10. May 2022	36.790	USD 82,64	1a	0	4.237	5.969
14. June 2022	29.810	USD 81,24	1a	0	10.689	6.933
12. July 2022	12.780	USD 90,06	1a	0	1.374	4.790
9. August 2022	23.165	USD 93,15	1a	0	3.882	6.586
13. September 2022	51.590	USD 102,70	1a	0	4.721	12.108
11. October 2022	30.042	USD 110,00	1a	0	1.955	9.728
8. November 2022	24.490	USD 123,91	1a	0	415	4.599
13. December 2022	44.210	USD 122,81	1a	0	0	17.559
10. January 2023	47.365	USD 112,61	1a	0	7.566	13.618
14. February 2023	36.480	USD 111,00	1a	0	1.566	10.747
14. March 2023	29.740	USD 109,36	1a	0	2.997	9.958
11. April 2023	52.210	USD 80,18	1a	0	10.153	8.519
9. May 2023	31.250	USD 97,20	1a	0	1.029	6.372
13. June 2023	77.000	USD 92,93	1a	0	19.768	1.984
11. July 2023	24.220	USD 87,98	1a	0	3.975	1.670
8. August 2023	12.410	USD 94,09	1a	0	2.729	0
12. September 2023	22.430	USD 102,56	1a	0	813	1.245
10. October 2023	24.910	USD 93,61	1a	0	396	10.184
14. November 2023	12.170	USD 94,70	1a	0	0	5.360
12. December 2023	25.090	USD 110,19	1a	0	1.044	2.510
9. January 2024	37.380	USD 137,10	1a	0	0	2.058
13. February 2024	14.320	USD 143,35	1a	0	0	0
12. March 2024	37.680	USD 153,80	1a	0	0	2.600
9. April 2024	51.905	USD 153,67	1a	0	0	3.800
15. May 2024	38.355	USD 124,04	1a	0	0	2.058
11. June 2024	18.235	USD 131,93	1a	0	0	0
9 July 2024	32.900	USD 136,45	1a	0	0	0
13. August 2024	36.805	USD 139,66	1a	0	0	0
10. September 2024	97.660	USD 114,76	1a	0	0	4.105
8 October 2024	26.280	USD 132,05	1a	0	0	0
12. November 2024	58.180	USD 127,67	1a	0	0	735
10. December 2024	54.425	USD 129,67	1a	0	0	1.900
14. January 2025	82.103	USD 131,57	1a	0	0	735
11 February 2025	31.040	USD 119,51	1a	0	0	0
11. March 2025	35.520	USD 145,63	1a	0	0	0

TOTAL	13.149.330			19.580	5.687.674	1.378.707

Hereinafter, the authorization under article 4a is fully exhausted.

Hereinafter, the authorization under article 4g is fully exhausted.

Hereinafter, the authorization under article 4h is fully exhausted.

Hereinafter, the authorization under article 4i is fully exhausted.

Hereinafter, there are in total 6,063,369 outstanding warrants under articles 4a, 4f, 4g, 4h, and 4i.

The warrants granted vest as follows:

DATE OF GRANT	VESTING

3. December 2012	1/48 per month from 3 December 2012 with respect to 665,188 warrants and by 1/48 per month from 1 October 2012 with respect to 25.416 warrants.

19. March 2013	The warrants vest by 1/48 per month from 19 March 2013.

27. June 2013	The warrants vest by 1/48 per month from 27 June 2013.

24. September 2013	The warrants vest by 1/48 per month from 24 September 2013.

5. December 2013	The warrants vest by 1/48 per month from 5 December 2013.

16. January 2014	The warrants vest by 1/48 per month from 16 January 2014.

6. March 2014	The warrants vest by 1/48 per month from 6 March 2014.

19. June 2014	The warrants vest by 1/48 per month from 19 June 2014.

18. December 2015	The warrants vest by 1/48 per month from 18 December 2015.

DATE OF GRANT	VESTING

15. March 2016	The warrants vest by 1/48 per month from 15 March 2016.

10. May 2016	The warrants vest by 1/48 per month from 10 May 2016.

9. June 2016	The warrants vest by 1/48 per month from 9 June 2016.

12. July 2016	The warrants vest by 1/48 per month from 12 July 2016.

9. August 2016	The warrants vest by 1/48 per month from 9 August 2016.

8. November 2016	The warrants vest by 1/48 per month from 8 November 2016.

14. December 2016	90,000 warrants vest by 1/24 per month from 14 December 2016. 693,000 warrants vest by 1/48 per month from 14 December 2016.

10. January 2017	The warrants vest by 1/48 per month from 10 January 2017.

14. February 2017	The warrants vest by 1/48 per month from 14 February 2017.

14. March 2017	The warrants vest by 1/48 per month from 14 March 2017.

11. April 2017	The warrants vest by 1/48 per month from 11 April 2017.

9. May 2017	The warrants vest by 1/48 per month from 9 May 2017.

13. June 2017	The warrants vest by 1/48 per month from 13 June 2017.

11. July 2017	The warrants vest by 1/48 per month from 11 July 2017.

8. August 2017	The warrants vest by 1/48 per month from 8 August 2017.

12. September 2017	The warrants vest by 1/48 per month from 12 September 2017.

10. October 2017	The warrants vest by 1/48 per month from 10 October 2017.

14. November 2017	The warrants vest by 1/48 per month from 14 November 2017.

12. December 2017	90,000 warrants vest by 1/24 per month from 12 December 2017. 867,500 warrants vest by 1/48 per month from 12 December 2017.

9. January 2018	The warrants vest by 1/48 per month from 9 January 2018.

13. February 2018	The warrants vest by 1/48 per month from 13 February 2018.

13. March 2018	The warrants vest by 1/48 per month from 13 March 2018.

10. April 2018	The warrants vest by 1/48 per month from 10 April 2018.

DATE OF GRANT	VESTING

8. May 2018	The warrants vest by 1/48 per month from 8 May 2018.

12. June 2018	The warrants vest by 1/48 per month from 12 June 2018.

10. July 2018	The warrants vest by 1/48 per month from 10 July 2018.

14. August 2018	The warrants vest by 1/48 per month from 14 August 2018.

11. September 2018	The warrants vest by 1/48 per month from 11 September 2018.

9. October 2018	The warrants vest by 1/48 per month from 9 October 2018.

13. November 2018	The warrants vest by 1/48 per month from 13 November 2018.

11. December 2018	52,000 warrants vest by 1/24 per month from 11 December 2018. 1,022,500 warrants vest by 1/48 per month from 11 December 2018.

8. January 2019	The warrants vest by 1/48 per month from 8 January 2019.

12. February 2019	The warrants vest by 1/48 per month from 12 February 2019.

9. April 2019	The warrants vest by 1/48 per month from 9 April 2019.

14. May 2019	The warrants vest by 1/48 per month from 14 May 2019.

11. June 2019	The warrants vest by 1/48 per month from 11 June 2019.

9. July 2019	The warrants vest by 1/48 per month from 9 July 2019.

13. August 2019	The warrants vest by 1/48 per month from 13 August 2019.

10. September 2019	The warrants vest by 1/48 per month from 10 September 2019.

8. October 2019	The warrants vest by 1/48 per month from 8 October 2019.

12. November 2019	The warrants vest by 1/48 per month from 12 November 2019.

10. December 2019	37,500 warrants vest by 1/24 per month from 10 December 2019. 821,100 warrants vest by 1/48 per month from 10 December 2019.

14. January 2020	The warrants vest by 1/48 per month from 14 January 2020.

11. February 2020	The warrants vest by 1/48 per month from 11 February 2020.

10. March 2020	The warrants vest by 1/48 per month from 10 March 2020.

12. May 2020	The warrants vest by 1/48 per month from 12 May 2020.

9. June 2020	The warrants vest by 1/48 per month from 9 June 2020.

DATE OF GRANT	VESTING

14. July 2020	The warrants vest by 1/48 per month from 14 July 2020.

11. August 2020	The warrants vest by 1/48 per month from 11 August 2020.

8. September 2020	The warrants vest by 1/48 per month from 8 September 2020.

13. October 2020	The warrants vest by 1/48 per month from 13 October 2020.

10. November 2020	The warrants vest by 1/48 per month from 10 November 2020.

8. December 2020	The warrants vest by 1/48 per month from 8 December 2020.

10. December 2020	32,100 warrants vest by 1/24 per month from 10 December 2020. 833,231 warrants vest by 1/48 per month from 10 December 2020.

12. January 2021	The warrants vest by 1/48 per month from 12 January 2021.

9. February 2021	The warrants vest by 1/48 per month from 9 February 2021.

9. March 2021	The warrants vest by 1/48 per month from 9 March 2021.

13. April 2021	The warrants vest by 1/48 per month from 13 April 2021.

11. May 2021	The warrants vest by 1/48 per month from 11 May 2021.

8. June 2021	The warrants vest by 1/48 per month from 8 June 2021.

13. July 2021	The warrants vest by 1/48 per month from 13 July 2021.

10. August 2021	The warrants vest by 1/48 per month from 10 August 2021.

14. September 2021	The warrants vest by 1/48 per month from 14 September 2021.

12. October 2021	The warrants vest by 1/48 per month from 12 October 2021.

9. November 2021	The warrants vest by 1/48 per month from 9 November 2021.

9. December 2021

50 % of 12,212 warrants vest by 9 December 2022 and the remaining 50 % of the 12,212 warrants vest by 1/12 per month from 9 December 2022.

25 % of 1,065,314 warrants vest by 9 December 2022 and the remaining 75 % of the 1,065,314 warrants vest by 1/36 per month from 9 December 2022.

14. December 2021	25 % of 28.930 warrants vest by 14 December 2022 and the remaining 75 % of the 28,930 warrants vest by 1/36 per month from 14 December 2022.

11. January 2022	25 % of 22,860 warrants vest by 11 January 2023 and the remaining 75 % of the 22,860 warrants vest by 1/36 per month from 11 January 2023.

DATE OF GRANT	VESTING

8. February 2022	25 % of 17,740 warrants vest by 8 February 2023 and the remaining 75 % of the 17,740 warrants vest by 1/36 per month from 8 February 2023.

8. March 2022	25 % of 26,350 warrants vest by 8 March 2023 and the remaining 75 % of the 26,350 warrants vest by 1/36 per month from 8 March 2023.

12. April 2022	25 % of 37,265 warrants vest by 12 April 2023 and the remaining 75 % of the 37,265 warrants vest by 1/36 per month from 12 April 2023.

10. May 2022	25 % of 36,790 warrants vest by 10 May 2023 and the remaining 75 % of the 36,790 warrants vest by 1/36 per month from 10 May 2023.

14. June 2022	25 % of 29,810 warrants vest by 14 June 2023 and the remaining 75 % of the 29,810 warrants vest by 1/36 per month from 14 June 2023.

12. July 2022	25 % of 12,780 warrants vest by 12 July 2023 and the remaining 75 % of the 12,780 warrants vest by 1/36 per month from 12 July 2023.

9. August 2022	25 % of 23,165 warrants vest by 9 August 2023 and the remaining 75 % of the 23,165 warrants vest by 1/36 per month from 9 August 2023.

13. September 2022	25 % of 51,590 warrants vest by 13 September 2023 and the remaining 75 % of the 51,590 warrants vest by 1/36 per month from 13 September 2023.

11. October 2022	25 % of 30,042 warrants vest by 11 October 2023 and the remaining 75 % of the 30,042 warrants vest by 1/36 per month from 11 October 2023.

8. November 2022	25 % of 24,490 warrants vest by 8 November 2023 and the remaining 75 % of the 24,490 warrants vest by 1/36 per month from 8 November 2023.

13. December 2022	25 % of 44,210 warrants vest by 13 December 2023 and the remaining 75 % of the 44,210 warrants vest by 1/36 per month from 13 December 2023.

10. January 2023	25 % of 47,365 warrants vest by 10 January 2024 and the remaining 75 % of the 47,365 warrants vest by 1/36 per month from 10 January 2024.

14. February 2023	25 % of 36,480 warrants vest by 14 February 2024 and the remaining 75 % of the 36,480 warrants vest by 1/36 per month from 14 February 2024.

14. March 2023	25 % of 29,740 warrants vest by 14 March 2024 and the remaining 75 % of the 29,740 warrants vest by 1/36 per month from 14 March 2024.

11. April 2023	25 % of 52,210 warrants vest by 11 April 2024 and the remaining 75 % of the 52,210 warrants vest by 1/36 per month from 11 April 2024.

9. May 2023	25 % of 31,250 warrants vest by 9 May 2024 and the remaining 75 % of the 31,250 warrants vest by 1/36 per month from 9 May 2024.

13. June 2023	25 % of 77,000 warrants vest by 13 June 2024 and the remaining 75 % of the 77,000 warrants vest by 1/36 per month from 13 June 2024.

11. July 2023	25 % of 24,220 warrants vest by 11 July 2024 and the remaining 75 % of the 24,220 warrants vest by 1/36 per month from 11 July 2024.

8. August 2023	25 % of 12,410 warrants vest by 8 August 2024 and the remaining 75 % of the 12,410 warrants vest by 1/36 per month from 8 August 2024.

12. September 2023	25 % of 22,430 warrants vest by 12 September 2024 and the remaining 75 % of the 22,430 warrants vest by 1/36 per month from 12 September 2024.

10. October 2023	25 % of 24,910 warrants vest by 10 October 2024 and the remaining 75 % of the 24,910 warrants vest by 1/36 per month from 10 October 2024.

14. November 2023	25% of 12,170 warrants vest by 14 November 2024 and the remaining 75% of the 12,170 warrants vest by 1/36 per month from 14 November 2024.

12. December 2023	25 % of 25,090 warrants vest by 12 December 2024 and the remaining 75 % of the 25,090 warrants vest by 1/36 per month from 12 December 2024.

9. January 2024	25 % of 37,380 warrants vest by 9 January 2025 and the remaining 75 % of the 37,380 warrants vest by 1/36 per month from 9 January 2025.

13. February 2024	25 % of 14,320 warrants vest by 13 February 2025 and the remaining 75 % of the 14,320 warrants vest by 1/36 per month from 13 February 2025.

12. March 2024	25 % of 37,680 warrants vest by 12 March 2025 and the remaining 75 % of the 37,680 warrants vest by 1/36 per month from 12 March 2025.

9. April 2024	25 % of 51,905 warrants vest by 9 April 2025 and the remaining 75 % of the 51,905 warrants vest by 1/36 per month from 9 April 2025.

15. May 2024	25 % of 38,335 warrants vest by 15 May 2025 and the remaining 75 % of the 38,335 warrants vest by 1/36 per month from 15 May 2025.

11. June 2024	25 % of 18,235 warrants vest by 11 June 2025 and the remaining 75 % of the 18,235 warrants vest by 1/36 per month from 11 June 2025.

9. July 2024	25 % of 32,900 warrants vest by 9 July 2025 and the remaining 75 % of the 32,900 warrants vest by 1/36 per month from 9 July 2025.

13. August 2024	25 % of 36,805 warrants vest by 13 August 2025 and the remaining 75 % of the 36,805 warrants vest by 1/36 per month from 13 August 2025.

10. September 2024	25 % of 97,660 warrants vest by 10 September 2025 and the remaining 75 % of the 97,660 warrants vest by 1/36 per month from 10 September 2025.

8. October 2024	25 % of 26,280 warrants vest by 8 October 2025 and the remaining 75 % of the 26,280 warrants vest by 1/36 per month from 8 October 2025.

12. November 2024	25 % of 58,180 warrants vest by 12 November 2025 and the remaining 75 % of the 58,180 warrants vest by 1/36 per month from 12 November 2025.

10. December 2024	25 % of 54,425 warrants vest by 10 December 2025 and the remaining 75 % of the 54,425 warrants vest by 1/36 per month from 10 December 2025.

14. January 2025	25 % of 82,103 warrants vest by 14 January 2026 and the remaining 75 % of the 82,103 warrants vest by 1/36 per month from 14 January 2026.

11. February 2025	25 % of 31,040 warrants vest by 11 February 2026 and the remaining 75 % of the 31,040 warrants vest by 1/36 per month from 11 February 2026.

11. March 2025	25 % of 35,520 warrants vest by 11 March 2026 and the remaining 75 % of the 35,520 warrants vest by 1/36 per month from 11 March 2026.

Appendix 4

ASCENDIS PHARMA A/S

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of March 29, 2022

2.25% Convertible Senior Notes due 2028

1

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Exhibits

Exhibit A: Form of Note	A-1

Exhibit B-1: Form of Restricted Note Legend	B1-1

Exhibit B-2: Form of Global Note Legend	B2-1

Exhibit B-3: Form of Non-Affiliate Legend	B3-1

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INDENTURE, dated as of March 29, 2022, between Ascendis Pharma A/S, a public limited liability company organized under the laws of the Kingdom of Denmark, as issuer (the “Company”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

Each party to this Indenture (as defined below) agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 2.25% Convertible Senior Notes due 2028 (the “Notes”).

Article 1. DEFINITIONS; RULES OF CONSTRUCTION

Section 1.01 Definitions.

“Additional Interest” means any interest that accrues on any Note pursuant to Section 3.04.

“ADS” means one American Depositary Share issued pursuant to the Deposit Agreement (with each such share representing, as of the Issue Date, one (1) Ordinary Share deposited with the ADS Custodian under the Deposit Agreement), subject to Section 5.09.

“ADS Custodian” means the person then acting as custodian under the Deposit Agreement. The ADS Custodian as of the Issue Date is The Bank of New York Mellon.

“ADS Depositary” means the person then acting as depositary under the Deposit Agreement. The ADS Depositary as of the Issue Date is The Bank of New York Mellon.

“ADS Entitlement Rate” means, as of any time, the number of Ordinary Shares represented by one (1) ADS at such time, subject to Section 5.09 and Section 5.10. The ADS Entitlement Rate as of the Issue Date is one (1) Ordinary Share per ADS. Whenever this Indenture refers to the ADS Entitlement Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the ADS Entitlement Rate immediately after the Close of Business on such date.

“ADS Price” has the following meaning for any Make-Whole Fundamental Change: (A) if the holders of Ordinary Shares receive only cash in consideration for their Ordinary Shares in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (B) of the definition of “Fundamental Change,” then the ADS Price is the product of (i) the amount of cash paid per Ordinary Share in such Make-Whole Fundamental Change; and (ii) the ADS Entitlement Rate immediately before the effective time of such Make-Whole Fundamental Change; and (B) in all other cases, the ADS Price is the average of the Last Reported Sale Prices per ADS for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change.

“Affiliate” has the meaning set forth in Rule 144 as in effect on the Issue Date.

“Authorized Denomination” means, with respect to a Note, a minimum principal amount thereof equal to $1,000 and principal amount denominations of any integral multiple of $1,000 in excess thereof.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Shares” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Change in Tax Law” means any change or amendment in the laws, rules or regulations of a Relevant Taxing Jurisdiction, or any change in an official written interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the publication of any judicial decision or regulatory or administrative interpretation or determination) affecting taxation, which change or amendment becomes effective on or after March 24, 2022 (or, if the Relevant Taxing Jurisdiction was not a Relevant Taxing Jurisdiction on such date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction). For the avoidance of doubt, any response by the Danish tax authorities or any court to the request for a binding ruling submitted by or on behalf of the Company to the Danish tax authorities before March 20, 2022 will not qualify as a Change in Tax Law.

“Close of Business” means 5:00 p.m., New York City time.

“Company” means the Person named as such in the first paragraph of this Indenture and, subject to Article 6, its successors and assigns.

“Company Order” means a written request or order signed on behalf of the Company by one (1) of its Officers and delivered to the Trustee.

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.02(A) to convert such Note are satisfied, subject to Section 5.03(B).

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 6.0118 ADSs per $1,000 principal amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Article 5; provided, further, that whenever this Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Conversion ADS” means any ADS issued or issuable upon conversion of any Note.

“De-Legending Deadline Date” means, with respect to any Note, the fifteenth (15th) day after the Free Trade Date of such Note; provided, however, that if such fifteenth (15th) day is after a Regular Record Date and on or before the next Interest Payment Date, then the De-Legending Deadline Date for such Note will instead be the Business Day immediately after such Interest Payment Date.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Deposit Agreement” means that certain Deposit Agreement, dated as of January 27, 2015, among the Company, The Bank of New York Mellon, as the depositary for the ADSs, and the holders and beneficial owners of the ADSs, as supplemented by that certain letter agreement, to be entered into on or about the Issue Date, as the same may be amended, supplemented or replaced from time to time.

“Depositary” means The Depository Trust Company or its successor.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Depositary Procedures” means, with respect to any conversion, transfer, exchange or other transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such conversion, transfer, exchange or transaction.

“Deposited Distribution” means a dividend or distribution by the Company, to all or substantially all holders of Ordinary Shares (including Ordinary Shares represented by the ADSs), of cash, evidences of the Company’s indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Shares of the Company or other securities (including depositary receipts representing Capital Shares of the Company) (such cash, evidences of indebtedness, assets, property, rights, options or warrants, the “Distributed Property”), for which a corresponding distribution is not made on the ADSs but all ADSs thereafter represent (in addition to the Ordinary Shares and other property, if any, then represented by the ADSs) an interest in such Distributed Property in the same kind and amount, per Ordinary Share, distributed to holders of Ordinary Shares.

“Distributed Property” has the meaning set forth in the definition of “Deposited Distribution” above.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution, the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the ADSs under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exempted Fundamental Change” means any Fundamental Change with respect to which, in accordance with Section 4.02(I), the Company does not offer to redeem any Notes.

“Expiring Rights” means any rights, options or warrants (other than rights issued or otherwise distributed pursuant to a shareholder rights plan, so long as such rights have not separated from the Ordinary Shares or the ADSs, as applicable) to acquire Capital Shares of the Company or other securities (including depositary receipts representing Capital Shares of the Company), which rights, options or warrants expire on or before the Maturity Date (or, if such date is not a Business Day, the next Business Day).

“Free Trade Date” means, with respect to any Note, the date that is one (1) year after the Last Original Issue Date of such Note.

“Freely Tradable” means, with respect to any Note, that such Note would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise if held by a Person that is not an Affiliate of the Company, and that has not been an Affiliate of the Company during the immediately preceding three (3) months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act (except that, during the six (6) month period beginning on, and including, the date that is six (6) months after the Last Original Issue Date of such Note, any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time); provided, however, that from and after the Free Trade Date of such Note, such Note will not be “Freely Tradable” unless such Note (x) is not identified by a “restricted” CUSIP or ISIN number; and (y) is not represented by any certificate that bears the Restricted Note Legend. For the avoidance of doubt, whether a Note is deemed to be identified by a “restricted” CUSIP or ISIN number or to bear the Restricted Note Legend is subject to Section 2.12.

“Fundamental Change” means any of the following events:

(A) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or their respective employee benefit plans, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of Ordinary Shares representing more than fifty percent (50%) of the voting power of all of the Company’s Ordinary Shares;

(B) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than solely to one or more of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Ordinary Shares or ADSs are exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property or assets; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C) the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D) the ADSs cease to be listed on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if such transaction or event constitutes an Ordinary Share Change Event at least ninety percent (90%) of whose Reference Property (excluding any portion thereof representing cash payments for fractional shares or pursuant to dissenters rights) consists of shares of common stock, ordinary shares or other corporate common equity interests listed (or depositary receipts representing shares of common stock, ordinary shares or other corporate common equity interests, which depositary receipts are listed) on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event.

For the avoidance of doubt, references in this definition to the Company, the ADSs, the Ordinary Shares and the Company’s “common equity” will be subject to (x) Article 6, (y) Section 5.09(A)(2)(II), and (z) Section 5.10.

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Redemption Date” means the date fixed for the redemption of any Notes by the Company pursuant to a Redemption Upon Fundamental Change.

“Fundamental Change Redemption Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Redemption Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(F)(i) and Section 4.02(F)(ii).

“Fundamental Change Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption Upon Fundamental Change, calculated pursuant to Section 4.02(D).

“Global Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee, and deposited with the Trustee, as custodian for the Depositary.

“Global Note Legend” means a legend substantially in the form set forth in Exhibit B-2.

“Holder” means a person in whose name a Note is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Purchasers” means J.P. Morgan Securities LLC, Evercore Group L.L.C, Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, SVB Securities LLC, Cantor Fitzgerald & Co., Canaccord Genuity LLC and Berenberg Capital Markets LLC.

“Interest Payment Date” means, with respect to a Note, each April 1 and October 1 of each year, commencing on October 1, 2022 (or commencing on such other date specified in the certificate representing such Note). For the avoidance of doubt, the Maturity Date is an Interest Payment Date.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.

“Issue Date” means March 29, 2022.

“Last Original Issue Date” means (A) with respect to any Notes issued pursuant to the Purchase Agreement (including any Notes issued pursuant to the exercise of the Shoe Option by the Initial Purchasers), and any Notes issued in exchange therefor or in substitution thereof, the later of (i) the Issue Date and (ii) the last date any Notes are originally issued pursuant to the exercise of the Shoe Option; and (B) with respect to any Notes issued pursuant to Section 2.03(B), and any Notes issued in exchange therefor or in substitution thereof, either (i) the later of (x) the date such Notes are originally issued and (y) the last date any Notes are originally issued as part of the same offering pursuant to the exercise of an option granted to the initial purchaser(s) of such Notes to purchase additional Notes; or (ii) such other date as is specified in an Officer’s Certificate delivered to the Trustee before the original issuance of such Notes.

“Last Reported Sale Price” of the ADSs for any Trading Day means the closing sale price per ADS (or, if no closing sale price is reported, the average of the last bid price and the last ask price per ADS or, if more than one in either case, the average of the average last bid prices and the average last ask prices per ADS) on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are then listed. If the ADSs are not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price of the ADSs will be the last quoted bid price per ADS on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the ADSs are not so quoted on such Trading Day, then the Last Reported Sale Price of the ADSs will be the average of the mid-point of the last bid price and the last ask price per ADS on such Trading Day from a nationally recognized independent investment banking firm selected by the Company, which may include any of the Initial Purchasers. The Last Reported Sale Price of the Ordinary Shares for any Trading Day means the quotient (rounded to the nearest cent) obtained by dividing (x) the Last Reported Sale Price per ADS on such Trading Day by (y) the ADS Entitlement Rate on such Trading Day. Neither the Trustee nor the Conversion Agent will have any duty to determine the Last Reported Sale Price.

“Make-Whole Fundamental Change” means (A) a Fundamental Change (determined after giving effect to the proviso immediately after clause (D) of the definition thereof, but without regard to the proviso to clause (B)(ii) of such definition); or (B) the sending of an Optional Redemption Notice pursuant to Section 4.03(G); provided, however, that, subject to Section 4.03(K), the sending of an Optional Redemption Notice for a Provisional Redemption will constitute a Make-Whole Fundamental Change only with respect to the Notes called for such Provisional Redemption pursuant to such Optional Redemption Notice and not with respect to any other Notes.

“Make-Whole Fundamental Change Conversion Period” has the following meaning:

(A) in the case of a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the thirty fifth (35th) Trading Day after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, but excluding, the related Fundamental Change Redemption Date); and

(B) in the case of a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the period from, and including, the Optional Redemption Notice Date for the related Optional Redemption to, and including, the second (2nd) Business Day immediately before the related Optional Redemption Date;

provided, however, that if the Conversion Date for the conversion of a Note that has been called (or deemed, pursuant to Section 4.03(K), to be called) for Optional Redemption occurs during the Make-Whole Fundamental Change Conversion Period for both a Make-Whole Fundamental Change occurring pursuant to clause (A) of the definition of “Make-Whole Fundamental Change” and a Make-Whole Fundamental Change resulting from such Optional Redemption pursuant to clause (B) of such definition, then, notwithstanding anything to the contrary in Section 5.07, solely for purposes of such conversion, (x) such Conversion Date will be deemed to occur solely during the Make-Whole Fundamental Change Conversion Period for the Make-Whole Fundamental Change with the earlier Make-Whole Fundamental Change Effective Date; and (y) the Make-Whole Fundamental Change with the later Make-Whole Fundamental Change Effective Date will be deemed not to have occurred.

“Make-Whole Fundamental Change Effective Date” means (A) with respect to a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the date on which such Make-Whole Fundamental Change occurs or becomes effective; and (B) with respect to a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the applicable Optional Redemption Notice Date.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the ADSs are listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the ADSs or in any options contracts or futures contracts relating to the ADSs.

“Maturity Date” means April 1, 2028.

“Note Agent” means any Registrar, Paying Agent or Conversion Agent.

“Non-Affiliate Legend” means a legend substantially in the form set forth in Exhibit B-3.

“Notes” means the 2.25% Convertible Senior Notes due 2028 issued by the Company pursuant to this Indenture.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

“Officer’s Certificate” means a certificate that is signed on behalf of the Company by one (1) of its Officers and that meets the requirements of Section 11.03.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means an opinion, from legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries) reasonably acceptable to the Trustee, that meets the requirements of Section 11.03, subject to customary qualifications and exclusions.

“Optional Redemption” means a Provisional Redemption or a Tax Redemption.

“Optional Redemption Date” means the date fixed, pursuant to Section 4.03(E), for the settlement of the redemption of any Notes by the Company pursuant to an Optional Redemption.

“Optional Redemption Notice Date” means, with respect to an Optional Redemption, the date on which the Company sends the Optional Redemption Notice for such Optional Redemption pursuant to Section 4.03(G).

“Optional Redemption Price” means the cash price payable by the Company to redeem any Note upon its Optional Redemption, calculated pursuant to Section 4.03(F).

“Ordinary Shares” means the ordinary shares, nominal value DKK 1 per share, of the Company, subject to Section 5.09.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Indenture.

“Physical Note” means a Note (other than a Global Note) that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company and authenticated by the Trustee.

“Prevailing Exchange Rate” means, for purposes of translating, as of any date, any amount in a non-U.S. currency to U.S. dollars, the spot mid-rate of exchange between such currencies prevailing as of 4 p.m., New York City time, on such date, as displayed on, or derived from, Bloomberg page “BFIX” (or, if such page is not available, its equivalent successor page) in respect of such currencies. If such rate cannot be determined as provided in the immediately preceding sentence on such date (which, for the purpose of this definition, will be deemed to be the “affected day”), then the Prevailing Exchange Rate for such date will be determined mutatis mutandis but with respect to the immediately preceding day on which such rate can be so determined; provided, however, that, if such immediately preceding day is before the fifth (5th) day before such affected day, or if such rate cannot be so determined, then the Prevailing Exchange Rate will be determined in such other commercially reasonable manner as determined by the Company in good faith.

“Provisional Redemption” means the redemption of any Note by the Company pursuant to Section 4.03(B).

“Purchase Agreement” means that certain Purchase Agreement, dated March 24, 2022, between the Company and the Initial Purchasers.

“Qualified Successor Entity” means, with respect to a Business Combination Event, a corporation; provided, however, that a limited liability company, limited partnership or other similar entity will also constitute a Qualified Successor Entity with respect to such Business Combination Event if either (A) such Business Combination Event is an Exempted Fundamental Change; or (B) both of the following conditions are satisfied: (i) either (x) such limited liability company, limited partnership or other similar entity, as applicable, is treated as a corporation or is a direct or indirect, wholly owned subsidiary of, and disregarded as an entity separate from, a corporation, in each case for U.S. federal income tax purposes; or (y) the Company has received an opinion of a nationally recognized tax counsel to the effect that such Business Combination Event will not be treated as an exchange under Section 1001 of the Internal Revenue Code of 1986, as amended, for Holders or beneficial owners of the Notes; and (ii) such Business Combination Event constitutes a Common Stock Change Event whose Reference Property consists solely of any combination of cash in U.S. dollars and shares of common stock or other corporate common equity interests of an entity that is (x) treated as a corporation for U.S. federal income tax purposes; and (y) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia.

“Redemption Upon Fundamental Change” means the redemption of any Note by the Company pursuant to Section 4.02.

“Regular Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on April 1, the immediately preceding March 15; and (B) if such Interest Payment Date occurs on October 1, the immediately preceding September 15.

“Responsible Officer” means (A) any officer within the corporate trust group of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of such officers; and (B) with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of, and familiarity with, the particular subject.

“Restricted Note Legend” means a legend substantially in the form set forth in Exhibit B-1.

“Restricted ADS Legend” means, with respect to any Conversion ADS, a legend substantially to the effect that the offer and sale of such Conversion ADS have not been registered under the Securities Act and that such Conversion ADS cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the ADSs are then listed or, if the ADSs are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs are then traded. If the ADSs are not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Note or Conversion ADS.

“Shoe Option” means the Initial Purchasers’ option to purchase up to seventy five million dollars ($75,000,000) aggregate principal amount of additional Notes as provided for in the Purchase Agreement.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person; provided, however, that, if a Subsidiary meets the criteria of clause (1)(iii) of the definition of “significant subsidiary” in Rule 1-02(w), but not clause (1)(i) or (1)(ii) thereof (or, if applicable, the respective successor clauses to the aforementioned clauses), then such Subsidiary will be deemed not to be a Significant Subsidiary of that Person unless such Subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year before the date of determination exceeds twenty million dollars ($20,000,000).

“Special Interest” means any interest that accrues on any Note pursuant to Section 7.03.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Shares entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or shareholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Tax” means any tax, duty, levy, impost, assessment or other governmental charge of whatever nature (including penalties and interest related thereto).

“Tax Redemption” means the redemption of any Note by the Company pursuant to Section 4.03(C).

“Trading Day” means any day on which (A) trading in the ADSs generally occurs on the principal U.S. national or regional securities exchange on which the ADSs are then listed or, if the ADSs are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs are then traded; and (B) there is no Market Disruption Event. If the ADSs are not so listed or traded, then “Trading Day” means a Business Day.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(A) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(B) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(C) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice.

The Trustee is under no obligation to determine whether any Security is a Transfer-Restricted Security and may conclusively rely on an Officer’s Certificate with respect thereto.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person, determined by reference to the definition of “Subsidiary” above but with each reference therein to “more than fifty percent (50%)” deemed to be replaced with “one hundred percent (100%)” for purposes of this definition; provided, however, that directors’ qualifying shares will be disregarded for purposes of determining whether any Person is a Wholly Owned Subsidiary of another Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Additional ADSs”	5.07(A)
“Additional Amounts”	3.05(A)
“Business Combination Event”	6.01(A)
“Conversion Agent”	2.06(A)
“Conversion Consideration”	5.03(A)
“Default Interest”	2.05(B)
“Defaulted Amount”	2.05(B)
“Event of Default”	7.01(A)
“Expiration Date”	5.05(C)(v)
“Expiration Time”	5.05(C)(v)
“FATCA”	3.05(A)(iv)
“Fundamental Change Notice”	4.02(E)
“Fundamental Change Redemption Right”	4.02(A)
“Initial Notes”	2.03(A)
“Optional Redemption Notice”	4.03(G)
“Ordinary Share Change Event”	5.09(A)
“Paying Agent”	2.06(A)
“Reference Property”	5.09(A)
“Reference Property Unit”	5.09(A)
“Register”	2.06(B)
“Registrar”	2.06(A)
“Relevant Taxing Jurisdiction”	3.05(A)
“Reporting Event of Default”	7.03(A)
“Specified Courts”	11.07
“Spin-Off”	5.05(C)(iii)(2)
“Spin-Off Valuation Period”	5.05(C)(iii)(2)
“Stated Interest”	2.05(A)
“Successor Entity”	6.01(A)
“Successor Person”	5.09(A)
“Tax Redemption Opt-Out Election”	4.03(C)(ii)
“Tax Redemption Opt-Out Election Notice”	4.03(C)(ii)(1)
“Tender/Exchange Offer Valuation Period”	5.05(C)(v)

Section 1.03 Rules of Construction.

For purposes of this Indenture:

(A) “or” is not exclusive;

(B) “including” means “including without limitation”;

(C) “will” expresses a command;

(D) the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(E) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(F) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(G) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture, unless the context requires otherwise;

(H) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;

(I) the exhibits, schedules and other attachments to this Indenture are deemed to form part of this Indenture;

(J) the term “interest,” when used with respect to a Note, includes any Default Interest, Additional Interest and Special Interest, unless the context requires otherwise; and

(K) references to Ordinary Shares include any Ordinary Shares represented by ADSs.

Article 2. THE NOTES

Section 2.01 Form, Dating and Denominations.

The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.09 and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary. Each Note will be dated as of the date of its authentication.

Except to the extent otherwise provided in a Company Order delivered to the Trustee in connection with the issuance and authentication thereof, the Notes will be issued initially in the form of one or more Global Notes. Global Notes may be exchanged for Physical Notes, and Physical Notes may be exchanged for Global Notes, only as provided in Section 2.10.

The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.

Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.

The terms contained in the Notes constitute part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of this Indenture, the provisions of this Indenture will control for purposes of this Indenture and such Note.

Section 2.02 Execution, Authentication and Delivery.

(A)

Due Execution by the Company. At least one (1) duly authorized Officer will sign the Notes on behalf of the Company by manual, electronic or facsimile signature. A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is authenticated, the same or any other office at the Company.

(B)	Authentication by the Trustee and Delivery.

(i)

No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

(ii)

The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually sign the certificate of authentication of a Note only if (1) the Company delivers such Note to the Trustee; (2) such Note is executed by the Company in accordance with Section 2.02(A); and (3) the Company delivers a Company Order to the Trustee that (a) requests the Trustee to authenticate such Note; and (b) sets forth the name of the Holder of such Note and the date as of which such Note is to be authenticated. If such Company Order also requests the Trustee to deliver such Note to any Holder or to the Depositary, then the Trustee will promptly deliver such Note in accordance with such Company Order.

(iii)

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. A duly appointed authenticating agent may authenticate Notes whenever the Trustee may do so under this Indenture, and a Note authenticated as provided in this Indenture by such an agent will be deemed, for purposes of this Indenture, to be authenticated by the Trustee. Each duly appointed authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authentication agent was validly appointed to undertake.

Section 2.03 Initial Notes and Additional Notes.

(A)

Initial Notes. On the Issue Date, there will be originally issued five hundred and seventy five million dollars ($575,000,000) aggregate principal amount of Notes, subject to the provisions of this Indenture (including Section 2.02). Notes issued pursuant to this Section 2.03(A), and any Notes issued in exchange therefor or in substitution thereof, are referred to in this Indenture as the “Initial Notes.”

(B)

Additional Notes. Without the consent of any Holder, the Company may, subject to the provisions of this Indenture (including Section 2.02), originally issue additional Notes with the same terms as the Initial Notes (except, to the extent applicable, with respect to the date as of which interest begins to accrue on such additional Notes and the first Interest Payment Date and the Last Original Issue Date of such additional Notes), which additional Notes will, subject to the foregoing, be considered to be part of the same series of, and rank equally and ratably with all other, Notes issued under this Indenture; provided, however, that if any such additional Notes are not fungible with other Notes issued under this Indenture for purposes of U.S. federal income tax or U.S. federal securities laws or, if applicable, the Depositary Procedures, then such additional Notes will be identified by a separate CUSIP number or by no CUSIP number.

Section 2.04 Method of Payment.

(A)

Global Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Optional Redemption on an Optional Redemption Date or Redemption Upon Fundamental Change on a Fundamental Change Redemption Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Global Note to the Depositary by wire transfer of immediately available funds no later than the time the same is due as provided in this Indenture.

(B)

Physical Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Optional Redemption on an Optional Redemption Date or Redemption Upon Fundamental Change on a Fundamental Change Redemption Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Physical Note no later than the time the same is due as provided in this Indenture as follows: (i) if the principal amount of such Physical Note is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Company make such payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register. To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; (y) with respect to any cash Conversion Consideration, the relevant Conversion Date; and (z) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

Section 2.05 Accrual of Interest; Defaulted Amounts; When Payment Date is Not a Business Day.

(A)

Accrual of Interest. Each Note will accrue interest at a rate per annum equal to 2.25% (the “Stated Interest”), plus any Additional Interest and Special Interest that may accrue pursuant to Sections 3.04 and 7.03, respectively. Stated Interest on each Note will (i) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the date set forth in the certificate representing such Note as the date from, and including, which Stated Interest will begin to accrue in such circumstance) to, but excluding, the date of payment of such Stated Interest; and (ii) be, subject to Sections 4.02(D), 4.03(F) and 5.02(D) (but without duplication of any payment of interest), payable semi-annually in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the certificate representing such Note, to the Holder of such Note as of the Close of Business on the immediately preceding Regular Record Date. Stated Interest, and, if applicable, Additional Interest and Special Interest, on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(B)

Defaulted Amounts. If the Company fails to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in this Indenture, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to the rate per annum at which Stated Interest accrues, from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest; (iii) such Defaulted Amount and Default Interest will be paid on a payment date selected by the Company to the Holder of such Note as of the Close of Business on a special record date selected by the Company, provided that such special record date must be no more than fifteen (15), nor less than ten (10), calendar days before such payment date; and (iv) at least fifteen (15) calendar days before such special record date, the Company will send notice to the Trustee and the Holders that states such special record date, such payment date and the amount of such Defaulted Amount and Default Interest to be paid on such payment date.

(C)

Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on a Note as provided in this Indenture is not a Business Day, then, notwithstanding anything to the contrary in this Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

Section 2.06 Registrar, Paying Agent and Conversion Agent.

(A)

Generally. The Company will maintain (i) an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”); (ii) an office or agency in the continental United States where Notes may be presented for payment (the “Paying Agent”); and (iii) an office or agency in the continental United States where Notes may be presented for conversion (the “Conversion Agent”). If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Trustee will act as such. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent.

(B)

Duties of the Registrar. The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, Redemption Upon Fundamental Change, Optional Redemption and conversion of Notes. Absent manifest error, the entries in the Register will be conclusive and the Company and the Trustee may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.

(C)

Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents and Conversion Agents. The Company may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under this Indenture. Subject to Section 2.06(A), the Company may change any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder. The Company will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to this Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of this Indenture that relate to such Note Agent.

(D)	Initial Appointments. The Company appoints the Trustee as the initial Paying Agent, the initial Registrar and the initial Conversion Agent.

Section 2.07 Paying Agent and Conversion Agent to Hold Property in Trust.

The Company will require each Paying Agent or Conversion Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee of any default by the Company in making any such payment or delivery. The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Conversion Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent or Conversion Agent; and (B) references in this Indenture or the Notes to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders and the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to clause (viii) or (ix) of Section 7.01(A) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes.

Section 2.08 Holder Lists.

If the Trustee is not the Registrar, then the Company will furnish to the Trustee, no later than seven (7) Business Days before each Interest Payment Date, and at such other times as the Trustee may request, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders.

Section 2.09 Legends.

(A)	Global Note Legend. Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note).

(B)	Non-Affiliate Legend. Each Note will bear the Non-Affiliate Legend.

(C)	Restricted Note Legend. Subject to Section 2.12,

(i)	each Note that is a Transfer-Restricted Security will bear the Restricted Note Legend; and

(ii)

if a Note is issued in exchange for, in substitution of, or to effect a partial conversion of, another Note (such other Note being referred to as the “old Note” for purposes of this Section 2.09(C)(ii)), including pursuant to Section 2.10(B), 2.10(C), 2.11 or 2.13, then such Note will bear the Restricted Note Legend if such old Note bore the Restricted Note Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that such Note need not bear the Restricted Note Legend if such Note does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(D)

Other Legends. A Note may bear any other legend or text, not inconsistent with this Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.

(E)

Acknowledgment and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 2.09 will constitute such Holder’s acknowledgment of, and agreement to comply with, the restrictions set forth in such legend.

(F)	Restricted ADS Legend.

(i)

Each Conversion ADS will bear the Restricted ADS Legend if the Note upon the conversion of which such Conversion ADS was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion ADS was issued; provided, however, that such Conversion ADS need not bear the Restricted ADS Legend if the Company determines, in its reasonable discretion, that such Conversion ADS need not bear the Restricted ADS Legend.

(ii)

Notwithstanding anything to the contrary in this Section 2.09(F), a Conversion ADS need not bear a Restricted ADS Legend if such Conversion ADS is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in the Restricted ADS Legend.

Section 2.10 Transfers and Exchanges; Certain Transfer Restrictions.

(A)	Provisions Applicable to All Transfers and Exchanges.

(i)

Generally. Subject to this Section 2.10, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time. The Registrar will record each such transfer or exchange of Physical Notes in the Register.

(ii)

Transferred and Exchanged Notes Remain Valid Obligations of the Company. Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(A)(ii)) or portion thereof in accordance with this Indenture will be the valid obligation of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as such old Note or portion thereof, as applicable.

(iii)

No Services Charge; Transfer Taxes. The Company, the Trustee and the Note Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of Notes, but the Company, the Trustee, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Section 2.11, 2.17 or 8.05 not involving any transfer.

(iv)

Transfers and Exchanges Must Be in Authorized Denominations. Notwithstanding anything to the contrary in this Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination.

(v)

Trustee’s Disclaimer. The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under this Indenture or applicable law with respect to any Security, other than to require the delivery of such certificates or other documentation or evidence as expressly required by this Indenture and to examine the same to determine substantial compliance as to form with the requirements of this Indenture.

(vi)	Legends. Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.09.

(vii)

Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(viii)

Interpretation. For the avoidance of doubt, and subject to the terms of this Indenture, as used in this Section 2.10, an “exchange” of a Global Note or a Physical Note includes (x) an exchange effected for the sole purpose of removing any Restricted Note Legend affixed to such Global Note or Physical Note; and (y) if such Global Note or Physical Note is identified by a “restricted” CUSIP number, an exchange effected for the sole purpose of causing such Global Note or Physical Note to be identified by an “unrestricted” CUSIP number.

(B)	Transfers and Exchanges of Global Notes.

(i)

Certain Restrictions. Subject to the immediately following sentence, no Global Note may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Global Note (or any portion thereof) may be transferred to, or exchanged for, a Physical Note; provided, however, that a Global Note will be exchanged, pursuant to customary procedures, for one or more Physical Notes if:

(1)

(x) the Depositary notifies the Company or the Trustee that the Depositary is unwilling or unable to continue as depositary for such Global Note or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation;

(2)

an Event of Default has occurred and is continuing and the Company, the Trustee or the Registrar has received a written request from the Depositary, or from a holder of a beneficial interest in such Global Note, to exchange such Global Note or beneficial interest, as applicable, for one or more Physical Notes; or

(3)	the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Note for one or more Physical Notes at the request of the owner of such beneficial interest.

(ii)	Effecting Transfers and Exchanges. Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Global Note (or any portion thereof):

(1)

the Trustee will reflect any resulting decrease of the principal amount of such Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if such notation results in such Global Note having a principal amount of zero, then the Company may (but is not required to) instruct the Trustee to cancel such Global Note pursuant to Section 2.15);

(2)

if required to effect such transfer or exchange, then the Trustee will reflect any resulting increase of the principal amount of any other Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such other Global Note;

(3)

if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Global Note bearing each legend, if any, required by Section 2.09; and

(4)

if such Global Note (or such portion thereof), or any beneficial interest therein, is to be exchanged for one or more Physical Notes, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Global Note to be so exchanged; (y) are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures); and (z) bear each legend, if any, required by Section 2.09.

(iii)	Compliance with Depositary Procedures. Each transfer or exchange of a beneficial interest in any Global Note will be made in accordance with the Depositary Procedures.

(C)	Transfers and Exchanges of Physical Notes.

(i)

Requirements for Transfers and Exchanges. Subject to this Section 2.10, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; and (z) if then permitted by the Depositary Procedures, transfer such Physical Note (or any portion thereof in an Authorized Denomination) in exchange for a beneficial interest in one or more Global Notes; provided, however, that, to effect any such transfer or exchange, such Holder must:

(1)

surrender such Physical Note to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar; and

(2)	deliver such certificates, documentation or evidence as may be required pursuant to Section 2.10(D).

(ii)

Effecting Transfers and Exchanges. Upon the satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.10(C)(ii)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination):

(1)	such old Physical Note will be promptly cancelled pursuant to Section 2.15;

(2)

if such old Physical Note is to be so transferred or exchanged only in part, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09;

(3)	in the case of a transfer:

(a)

to the Depositary or a nominee thereof that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Global Notes, the Trustee will reflect an increase of the principal amount of one or more existing Global Notes by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note(s), which increase(s) are in Authorized Denominations and aggregate to the principal amount to be so transferred, and which Global Note(s) bear each legend, if any, required by Section 2.09; provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Notes (whether because no Global Notes bearing each legend, if any, required by Section 2.09 then exist, because any such increase will result in any Global Note having an aggregate principal amount exceeding the maximum aggregate principal amount permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Global Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount that is to be so transferred but that is not effected by notation as provided above; and (y) bear each legend, if any, required by Section 2.09; and

(b)

to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.09; and

(4)

in the case of an exchange, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.09.

(D)

Requirement to Deliver Documentation and Other Evidence. If a Holder of any Note that is identified by a “restricted” CUSIP number or that bears a Restricted Note Legend or is a Transfer-Restricted Security requests to:

(i)	cause such Note to be identified by an “unrestricted” CUSIP number;

(ii)	remove such Restricted Note Legend; or

(iii)	register the transfer of such Note to the name of another Person,

then the Company, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company, the Trustee and the Registrar such certificates or other documentation or evidence as the Company, the Trustee and the Registrar may reasonably require to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws; provided, however, that no such certificates, documentation or evidence need be so delivered on and after the Free Trade Date with respect to such Note unless the Company determines, in its reasonable discretion, that such Note is not eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act.

(E)

Transfers of Notes Subject to Optional Redemption, Redemption Upon Fundamental Change or Conversion. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that (i) has been surrendered for conversion, except to the extent that any portion of such Note is not subject to conversion; (ii) is subject to a Fundamental Change Redemption Notice validly delivered, and not withdrawn, pursuant to Section 4.02(F), except to the extent that any portion of such Note is not subject to such notice or the Company fails to pay the applicable Fundamental Change Redemption Price when due; or (iii) has been selected for Optional Redemption pursuant to an Optional Redemption Notice, except to the extent that any portion of such Note is not subject to Optional Redemption or the Company fails to pay the applicable Optional Redemption Price when due.

Section 2.11 Exchange and Cancellation of Notes to Be Converted or to Be Redeemed Pursuant to a Redemption Upon Fundamental Change or Optional Redemption.

(A)

Partial Conversions of Physical Notes and Partial Redemptions of Physical Notes Pursuant to a Redemption Upon Fundamental Change or Optional Redemption. If only a portion of a Physical Note of a Holder is to be converted pursuant to Article 5 or redeemed pursuant to a Redemption Upon Fundamental Change or Optional Redemption, then, as soon as reasonably practicable after such Physical Note is surrendered for such conversion or redemption, as applicable, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.10(C), for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or redeemed, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so converted or redeemed, as applicable, which Physical Note will be converted or redeemed, as applicable, pursuant to the terms of this Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such conversion or redemption, as applicable, is deemed to cease to be outstanding pursuant to Section 2.18.

(B)	Cancellation of Notes that Are Converted and Notes that Are Redeemed Pursuant to a Redemption Upon Fundamental Change or Optional Redemption.

(i)

Physical Notes. If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.11(A)) of a Holder is to be converted pursuant to Article 5 or redeemed pursuant to a Redemption Upon Fundamental Change or Optional Redemption, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18 and the time such Physical Note is surrendered for such conversion or redemption, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.15; and (2) in the case of a partial conversion or redemption, as applicable, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or redeemed, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09.

(ii)

Global Notes. If a Global Note (or any portion thereof) is to be converted pursuant to Article 5 or redeemed pursuant to a Redemption Upon Fundamental Change or Optional Redemption, then, promptly after the time such Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so converted or redeemed, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation, cancel such Global Note pursuant to Section 2.15).

Section 2.12 Removal of Transfer Restrictions.

Without limiting the generality of any other provision of this Indenture (including Section 3.04), the Restricted Note Legend affixed to any Note will be deemed, pursuant to this Section 2.12 and the footnote to such Restricted Note Legend, to be removed therefrom upon the Company’s delivery to the Trustee of notice, signed on behalf of the Company by one (1) of its Officers, to such effect (and, for the avoidance of doubt, such notice need not be accompanied by an Officer’s Certificate or an Opinion of Counsel in order to be effective to cause such Restricted Note Legend to be deemed to be removed from such Note). If such Note bears a “restricted” CUSIP or ISIN number at the time of such delivery, then, upon such delivery, such Note will be deemed, pursuant to this Section 2.12 and the footnotes to the CUSIP and ISIN numbers set forth on the face of the certificate representing such Note, to thereafter bear the “unrestricted” CUSIP and ISIN numbers identified in such footnotes; provided, however, that if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP and ISIN numbers in the facilities of such Depositary, then (i) the Company will effect such exchange or procedure as soon as reasonably practicable; and (ii) for purposes of Section 3.04 and the definition of Freely Tradable, such Global Note will not be deemed to be identified by “unrestricted” CUSIP and ISIN numbers until such time as such exchange or procedure is effected.

Section 2.13 Replacement Notes.

If a Holder of any Note claims that such Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a replacement Note upon surrender to the Trustee of such mutilated Note, or upon delivery to the Trustee of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company and the Trustee may require the Holder thereof to provide such security or indemnity that is satisfactory to the Company and the Trustee to protect the Company and the Trustee from any loss that any of them may suffer if such Note is replaced. The Company may charge for its and the Trustee’s expenses in replacing a Note.

Every replacement Note issued pursuant to this Section 2.13 will be an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and ratably with all other Notes issued under this Indenture, whether or not the lost, destroyed or wrongfully taken Note will at any time be enforceable by anyone.

Section 2.14 Registered Holders; Certain Rights with Respect to Global Notes.

Only the Holder of a Note will have rights under this Indenture as the owner of such Note. Without limiting the generality of the foregoing, Depositary Participants will have no rights as such under this Indenture with respect to any Global Note held on their behalf by the Depositary or its nominee, or by the Trustee as its custodian, and the Company, the Trustee and the Note Agents, and their respective agents, may treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever; provided, however, that (A) the Holder of any Global Note may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Notes through Depositary Participants, to take any action that such Holder is entitled to take with respect to such Global Note under this Indenture or the Notes; and (B) the Company and the Trustee, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary.

Section 2.15 Cancellation.

Without limiting the generality of Sections 3.08 and 2.18, the Company may at any time deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange, payment or conversion. The Trustee will promptly cancel all Notes so surrendered to it in accordance with its customary procedures. Without limiting the generality of Section 2.03(B), the Company may not originally issue new Notes to replace Notes that it has paid or that have been cancelled upon transfer, exchange, payment or conversion.

Section 2.16 Notes Held by the Company or its Affiliates.

Without limiting the generality of Section 2.18, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

Section 2.17 Temporary Notes.

Until definitive Notes are ready for delivery, the Company may issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. The Company will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, definitive Notes in exchange for temporary Notes. Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.18 Outstanding Notes.

(A)

Generally. The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.15; (ii) assigned a principal amount of zero by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of any a Global Note representing such Note; (iii) paid in full (including upon conversion) in accordance with this Indenture; or (iv) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.18.

(B)

Replaced Notes. If a Note is replaced pursuant to Section 2.13, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.

(C)

Maturing Notes and Notes Called for Optional Redemption or Subject to Redemption Upon Fundamental Change. If, on an Optional Redemption Date, a Fundamental Change Redemption Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Optional Redemption Price, Fundamental Change Redemption Price or principal amount, respectively, together, in each case, with the aggregate interest, in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Section 4.02(D), 4.03(F) or 5.02(D); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Optional Redemption Price, Fundamental Change Redemption Price or principal amount, as applicable, of, and accrued and unpaid interest on, such Notes (or such portions thereof), in each case as provided in this Indenture.

(D)

Notes to Be Converted. At the Close of Business on the Conversion Date for any Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(A) or Section 5.02(D), upon such conversion) be deemed to cease to be outstanding, except to the extent provided in Section 5.02(D) or Section 5.08.

(E)

Cessation of Accrual of Interest. Except as provided in Section 4.02(D), 4.03(F) or 5.02(D), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.18, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.

Section 2.19 Repayments by the Company Prior to Maturity.

Without limiting the generality of Sections 2.15 and 3.08, the Company may, from time to time, engage in open market transactions with the Holders pursuant to which the Notes may be repaid or exchanged for other securities without delivering prior notice to Holders. For the avoidance of doubt, all Notes repaid or exchanged or otherwise acquired by the Company will be submitted for cancellation pursuant to Section 3.08.

Section 2.20 CUSIP and ISIN Numbers.

Subject to Section 2.12, the Company may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, the Company and the Trustee will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that (i) the Trustee makes no representation as to the correctness or accuracy of any such CUSIP or ISIN number; and (ii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number. The Company will promptly notify the Trustee of any change in the CUSIP or ISIN number(s) identifying any Notes.

Article 3. COVENANTS

Section 3.01 Payment on Notes.

(A)

Generally. The Company will pay or cause to be paid all the principal of, the Fundamental Change Redemption Price and Optional Redemption Price for, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in this Indenture.

(B)

Deposit of Funds. Before 11:00 A.M., New York City time, on each Optional Redemption Date, Fundamental Change Redemption Date or Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date. The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.

Section 3.02 Exchange Act Reports.

(A)

Generally. The Company will send to the Trustee copies of all reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Trustee any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed via the EDGAR system (or such successor). Upon the request of any Holder, the Trustee will provide to such Holder a copy of any report that the Company has sent the Trustee pursuant to this Section 3.02(A), other than a report that is deemed to be sent to the Trustee pursuant to the preceding sentence.

(B)

Trustee’s Disclaimer. The Trustee need not determine whether the Company has filed any material via the EDGAR system (or such successor). The sending or filing of reports pursuant to Section 3.02(A) will not be deemed to constitute constructive notice to the Trustee of any information contained, or determinable from information contained, therein, including the Company’s compliance with any of its covenants under this Indenture.

Section 3.03 Rule 144A Information.

If the Company is neither subject to Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act at any time when any Notes, any ADSs issuable upon conversion of the Notes or any Ordinary Shares represented by such ADSs are outstanding and constitute “restricted securities” (as defined in Rule 144), then the Company (or its successor) will promptly provide, to the Trustee and, upon written request, to any Holder, beneficial owner or prospective purchaser of such Notes, ADSs or Ordinary Shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes, ADSs or Ordinary Shares pursuant to Rule 144A. The Company (or its successor) will take such further action as any Holder or beneficial owner of such Notes, ADSs or Ordinary Shares may reasonably request to enable such Holder or beneficial owner to sell such Notes, ADSs or Ordinary Shares pursuant to Rule 144A.

Section 3.04 Additional Interest.

(A)	Accrual of Additional Interest.

(i)	If, at any time during the six (6) month period beginning on, and including, the date that is six (6) months after the Last Original Issue Date of any Note,

(1)

the Company fails to timely file any report that is required for the Company to satisfy the requirements set forth in Rule 144(c)(1) (after giving effect to all applicable grace periods thereunder); or

(2)	such Note is not otherwise Freely Tradable,

then Additional Interest will accrue on such Note for each day during such period on which such failure is continuing or such Note is not Freely Tradable.

(ii)	In addition, Additional Interest will accrue on a Note on each day on which such Note is not Freely Tradable on or after the De-Legending Deadline Date for such Note.

(B)

Amount and Payment of Additional Interest. Any Additional Interest that accrues on a Note pursuant to Section 3.04(A) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof; provided, however, that in no event will Additional Interest that may accrue as a result of the Company’s failure to timely file any report that is required for the Company to satisfy the requirements set forth in Rule 144(c)(1) (after giving effect to all applicable grace periods thereunder), pursuant to this Section 3.04, together with any Special Interest that is payable at the Company’s election pursuant to Section 7.03 as the sole remedy for any Reporting Event of Default, accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%). For the avoidance of doubt, any Additional Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note and, subject to the proviso of the immediately preceding sentence, in addition to any Special Interest that accrues on such Note.

(C)

Notice of Accrual of Additional Interest; Trustee’s Disclaimer. The Company will send notice to the Holder of each Note, and to the Trustee, of the commencement and termination of any period in which Additional Interest accrues on such Note. In addition, if Additional Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Additional Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Additional Interest on such Note on such date of payment; and (ii) the amount of such Additional Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Additional Interest is payable or the amount thereof.

(D)	Exclusive Remedy. The accrual of Additional Interest will be the exclusive remedy available to Holders for the failure of their Notes to become Freely Tradable.

Section 3.05 Additional Amounts.

(A)

Requirement to Pay Additional Amounts. All payments and deliveries made by, or on behalf of, the Company or any Successor Entity under or with respect to the Notes (including payment of the principal of, or the Optional Redemption Price or Fundamental Change Redemption Price for, or any interest on, or the delivery of any Conversion Consideration due upon conversion of, any Note) will be made without withholding or deduction for, or on account of, any present or future Taxes, unless such withholding or deduction is required by law or regulation or by governmental policy having the force of law. If any Taxes imposed or levied by or on behalf of Denmark or any jurisdiction (or, in each case, any political subdivision or taxing authority thereof or therein) in which the Company or any Successor Entity is or deemed to be, for tax purposes, organized or resident or doing business or through which payment or deliveries by, or on behalf of, the Company or any Successor Entity under or with respect to the Notes are made or deemed to be made (each such jurisdiction, subdivision or authority, as applicable, a “Relevant Taxing Jurisdiction”) are required to be withheld or deducted from any payments or deliveries made under or with respect to the Notes, then, subject to Section 4.03(C)(ii), the Company or such Successor Entity, as applicable, will pay to the Holder of each Note such additional amounts (the “Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owner of such Note after such withholding or deduction (and after withholding or deducting any Taxes on the Additional Amounts) will equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required; provided, however, that no Additional Amounts will be payable:

(i)	for or on the account of any Tax that would not have been imposed but for:

(1)

the existence of any present or former connection between the Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant holder or beneficial owner, if the relevant holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) of such Note and the Relevant Taxing Jurisdiction (other than merely holding or being a beneficial owner of such Note or the receipt or enforcement of payments thereunder), including such Holder or beneficial owner being or having been a national, domiciliary or resident, or treated as a resident, of, or being or having been physically present or engaged in a trade or business, or having or having had a permanent establishment, in, such Relevant Taxing Jurisdiction;

(2)

in cases where presentation of such Note is required to receive such payment or delivery, the presentation of such Note after a period of thirty (30) days after the later of (x) the date on which such payment or delivery became due and payable or deliverable, as applicable, pursuant to the terms of this Indenture and (y) the date such payment or delivery was made or duly provided for, except, in each case, to the extent that such Holder or beneficial owner would have been entitled to Additional Amounts if it presented such Note for payment or delivery, as applicable, at the end of such thirty (30) day period; or

(3)

the failure of such Holder or beneficial owner to comply with a timely request from the Company or the Successor Entity, addressed to the Holder of the Note, to (x) provide certification, information, documentation or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with such Relevant Taxing Jurisdiction; or (y) make any declaration or satisfy any other reporting requirement relating to such matters, in each case of clause (x) and clause (y), if and to the extent that such Holder or beneficial owner is legally entitled without material burden to comply with such request and due and timely compliance with such request is required by statute, regulation or administrative practice of such Relevant Taxing Jurisdiction in order to reduce or eliminate such withholding or deduction as to which Additional Amounts otherwise would have been payable to such Holder or beneficial owner;

(ii)	for or on the account of any estate, inheritance, gift, sale, transfer, excise, personal property or similar Tax;

(iii)	for or on the account of any tax that is payable other than by withholding or deduction from payments or deliveries under or with respect to the Notes;

(iv)

for or on the account of any withholding or deduction required by (x) sections 1471 through 1474 of the Internal Revenue Code or any amended or successor versions of such Sections, and any current or future U.S. Treasury Regulations or rulings promulgated thereunder (“FATCA”); (y) any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or any inter-governmental agreement between the United States and any other non-U.S. jurisdiction to implement FATCA or any law, regulation or other official guidance in such other jurisdiction to give effect to such agreement; or (z) any agreement with the U.S. Internal Revenue Service pursuant to Section 1471(b)(1) of the Internal Revenue Code;

(v)

any tax imposed in connection with a Note presented for payment (where presentation is required for payment) by or on behalf of a Holder or beneficial owner of such Note who would have been able to avoid such tax, assessment or governmental charge by presenting the relevant Note to, or otherwise accepting payment from, another paying agent;

(vi)

with respect to any payment made by, or on behalf of, the Company or any Successor Entity under or with respect to the Notes (including payment of the principal of, or the Optional Redemption Price or Fundamental Change Redemption Price for, or any interest on, or the delivery of any Conversion Consideration due upon conversion of, any Note) to such Holder if such Holder is a fiduciary, partnership or person other than the sole beneficial owner of such payment, to the extent that such payment would be required, under the laws of such Relevant Taxing Jurisdiction, to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary, a partner or member of such partnership, or a beneficial owner, who would not have been entitled to such Additional Amounts had such beneficiary, settlor, partner, member or beneficial owner been the Holder thereof; or

(vii)	for or on the account of any combination of taxes referred to in the preceding clauses (i) through (vi), inclusive, above.

The Trustee and the Paying Agent will be entitled to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Internal Revenue Code or otherwise imposed pursuant to FATCA and any regulations or agreements thereunder or official interpretation thereof.

In addition to the foregoing, the Company will also pay and indemnify each Holder and beneficial owner of any Note for any present or future stamp, issue, registration, value added, court or documentary taxes, or any other excise or property taxes, charges or similar levies or taxes (including penalties and interest thereto) which are levied by any Relevant Taxing Jurisdiction (and in the case of enforcement, any jurisdiction) on the execution, delivery, registration or enforcement of such Note, this Indenture, or any other document or instrument referred to therein.

The Company and any Successor Entity will make all withholdings and deductions required by law on payments under or in respect of the Notes and will remit the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law.

(B)

Special Provision Regarding Interest. For the avoidance of doubt, if any Note is called for a Tax Redemption and the Optional Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then the Company’s obligation to pay Additional Amounts will apply to the interest payment due on such Note on such Interest Payment Date unless such Note is subject to a Tax Redemption Opt-Out Election Notice.

(C)

Tax Receipts. If the Company or any Successor Entity is required to make any deduction or withholding from any payments or deliveries with respect to the Notes, then (i) the Company or the Successor Entity, as applicable, will deliver to the Trustee official tax receipts (or, if, after expending reasonable efforts, the Company or the Successor Entity, as applicable, is unable to obtain such receipts, other evidence of payments) evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted, and (ii) the Trustee will make copies of such receipts or evidence, as applicable, available to the Holders upon request.

(D)

Interpretation of Indenture and Notes. All references in this Indenture or the Notes to any payment on, or delivery with respect to, the Notes (including payment of the principal of, or the Optional Redemption Price or Fundamental Change Redemption Price for, or any interest on, or the delivery of any Conversion Consideration due upon conversion of, any Note) will, to the extent that Additional Amounts are payable in respect thereof, be deemed to include the payment of such Additional Amounts.

(E)	Survival of Obligations. The obligations set forth in this Section 3.05 will survive any transfer of Notes by a Holder (or, in the case of a Global Note, a holder of a beneficial interest therein).

Section 3.06 Compliance and Default Certificates.

(A)

Annual Compliance Certificate. Within one hundred and twenty (120) days after December 31, 2021 and each fiscal year of the Company ending thereafter, the Company will deliver an Officer’s Certificate to the Trustee stating (i) that the signatory thereto has supervised a review of the activities of the Company and its Subsidiaries during such fiscal year with a view towards determining whether any Default or Event of Default has occurred; and (ii) whether, to such signatory’s knowledge, a Default or Event of Default has occurred or is continuing (and, if so, describing all such Defaults or Events of Default and what action the Company is taking or proposes to take with respect thereto).

(B)

Default Certificate. If a Default or Event of Default occurs, then the Company will, within thirty (30) days after its first occurrence, deliver an Officer’s Certificate to the Trustee describing the same and what action the Company is taking or proposes to take with respect thereto.

Section 3.07 Stay, Extension and Usury Laws.

To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee by this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.08 Acquisition of Notes by the Company and its Affiliates.

The Company will promptly deliver to the Trustee for cancellation all Notes that the Company or any of its Subsidiaries have purchased or otherwise acquired.

Article 4. REDEMPTION

Section 4.01 No Sinking Fund.

No sinking fund is required to be provided for the Notes.

Section 4.02 Right of Holders to Require the Company to Redeem Notes Upon a Fundamental Change.

(A)

Right of Holders to Require the Company to Redeem Notes Upon a Fundamental Change. Subject to the other terms of this Section 4.02, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Redemption Right”) to require the Company to redeem such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Redemption Date for such Fundamental Change for a cash price equal to the Fundamental Change Redemption Price.

(B)

Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Redemption Date for a Redemption Upon Fundamental Change (including as a result of the payment of the related Fundamental Change Redemption Price, and any related interest pursuant to the proviso to Section 4.02(D), on such Fundamental Change Redemption Date), then (i) the Company may not redeem any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption Upon Fundamental Change to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures).

(C)

Fundamental Change Redemption Date. The Fundamental Change Redemption Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E).

(D)

Fundamental Change Redemption Price. The Fundamental Change Redemption Price for any Note to be redeemed upon a Redemption Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Fundamental Change Redemption Date for such Fundamental Change; provided, however, that if such Fundamental Change Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Redemption Date is before such Interest Payment Date); and (ii) the Fundamental Change Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Redemption Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Fundamental Change Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Redemption Price will include interest on Notes to be redeemed pursuant to such Redemption Upon Fundamental Change from, and including, such Interest Payment Date.

(E)

Fundamental Change Notice. On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will send to each Holder, the Trustee and the Paying Agent a notice of such Fundamental Change (a “Fundamental Change Notice”).

Such Fundamental Change Notice must state:

(i)	briefly, the events causing such Fundamental Change;

(ii)	the effective date of such Fundamental Change;

(iii)

the procedures that a Holder must follow to require the Company to redeem its Notes pursuant to this Section 4.02, including the deadline for exercising the Fundamental Change Redemption Right and the procedures for submitting and withdrawing a Fundamental Change Redemption Notice;

(iv)	the Fundamental Change Redemption Date for such Fundamental Change;

(v)

the Fundamental Change Redemption Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.02(D));

(vi)	the name and address of the Paying Agent and the Conversion Agent;

(vii)

the Conversion Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Fundamental Change (including pursuant to Section 5.07);

(viii)

that Notes for which a Fundamental Change Redemption Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Redemption Price;

(ix)

that Notes (or any portion thereof) that are subject to a Fundamental Change Redemption Notice that has been duly tendered may be converted only if such Fundamental Change Redemption Notice is withdrawn in accordance with this Indenture; and

(x)	the CUSIP and ISIN numbers, if any, of the Notes.

Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Redemption Right of any Holder or otherwise affect the validity of any proceedings relating to any Redemption Upon Fundamental Change.

(F)	Procedures to Exercise the Fundamental Change Redemption Right.

(i)

Delivery of Fundamental Change Redemption Notice and Notes to Be Redeemed. To exercise its Fundamental Change Redemption Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(1)

before the Close of Business on the Business Day immediately before the related Fundamental Change Redemption Date (or such later time as may be required by law), a duly completed, written Fundamental Change Redemption Notice with respect to such Note; and

(2)	such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Redemption Notice that it receives.

(ii)	Contents of Fundamental Change Redemption Notices. Each Fundamental Change Redemption Notice with respect to a Note to be redeemed pursuant to a Redemption Upon Fundamental Change must state:

(1)	if such Note is a Physical Note, the certificate number of such Note;

(2)	the principal amount of such Note to be redeemed pursuant to such Redemption Upon Fundamental Change, which must be an Authorized Denomination; and

(3)	that such Holder is exercising its Fundamental Change Redemption Right with respect to such principal amount of such Note;

provided, however, that if such Note is a Global Note, then such Fundamental Change Redemption Notice must comply with the Depositary Procedures (and any such Fundamental Change Redemption Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

(iii)

Withdrawal of Fundamental Change Redemption Notice. A Holder that has delivered a Fundamental Change Redemption Notice with respect to a Note may withdraw such Fundamental Change Redemption Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Redemption Date. Such withdrawal notice must state:

(1)	if such Note is a Physical Note, the certificate number of such Note;

(2)	the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and

(3)	the principal amount of such Note, if any, that remains subject to such Fundamental Change Redemption Notice, which must be an Authorized Denomination;

provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.11, treating such Note as having been then surrendered for partial redemption pursuant to the relevant Redemption Upon Fundamental Change in the amount set forth in such withdrawal notice as remaining subject to redemption pursuant to such Redemption Upon Fundamental Change) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).

(G)

Payment of the Fundamental Change Redemption Price. Without limiting the Company’s obligation to deposit the Fundamental Change Redemption Price within the time proscribed by Section 3.01(B), the Company will cause the Fundamental Change Redemption Price for a Note (or portion thereof) to be redeemed pursuant to a Redemption Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Redemption Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the redemption, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be redeemed are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.02(D) on any Note to be redeemed pursuant to a Redemption Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.02(G).

(H)

Third Party May Conduct Redemption Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Section 4.02, the Company will be deemed to satisfy its obligations under this Section 4.02 if (i) one or more third parties conduct any Redemption Upon Fundamental Change and related offer to redeem Notes otherwise required by this Section 4.02 in a manner that would have satisfied the requirements of this Section 4.02 if conducted directly by the Company; and (ii) an owner of a beneficial interest in any Note redeemed by such third party or parties will not receive a lesser amount (as a result of taxes) than such owner would have received had the Company redeemed such Note.

(I)

No Requirement to Conduct an Offer to Redeem Notes if the Fundamental Change Results in the Notes Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Redemption Price. Notwithstanding anything to the contrary in this Section 4.02, the Company will not be required to send a Fundamental Change Notice pursuant to Section 4.02(E), or offer to redeem or redeem any Notes pursuant to this Section 4.02, in connection with a Fundamental Change occurring pursuant to clause (B)(ii) (or pursuant to clause (A) that also constitutes a Fundamental Change occurring pursuant to clause (B)(ii)) of the definition thereof, if (i) such Fundamental Change constitutes an Ordinary Share Change Event whose Reference Property consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become convertible, pursuant to Section 5.09(A) and, if applicable, Section 5.07, into consideration that consists solely of U.S. dollars in an amount per $1,000 aggregate principal amount of Notes that equals or exceeds the Fundamental Change Redemption Price per $1,000 aggregate principal amount of Notes (calculated assuming that the same includes accrued and unpaid interest to, but excluding, the latest possible Fundamental Change Redemption Date for such Fundamental Change); and (iii) the Company timely sends the notice relating to such Fundamental Change and Ordinary Share Change Event required pursuant to Section 5.09(B) and includes, in such notice, the information set forth in clauses (i), (ii), (vi), (vii) and (x) of Section 4.02(E) and a statement that the Company is relying on this Section 4.02(I).

(J)

Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply, in all material respects, with all federal and state securities laws in connection with a Redemption Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Redemption Upon Fundamental Change in the manner set forth in this Indenture; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 4.02 conflict with any law or regulation that is applicable to the Company and enacted after the Issue Date, the Company’s compliance with such law or regulation will not be considered to be a Default of such obligations.

(K)

Redemptions in Part. Subject to the terms of this Section 4.02, Notes may be redeemed pursuant to a Redemption Upon Fundamental Change in part, but only in Authorized Denominations. Provisions of this Section 4.02 applying to the redemption of a Note in whole will equally apply to the redemption of a permitted portion of a Note.

Section 4.03 Right of the Company to Redeem the Notes.

(A)

No Right to Optionally Redeem Before April 7, 2025 Except Pursuant to a Tax Redemption. The Company may not redeem the Notes at its option at any time before April 7, 2025, except pursuant to a Tax Redemption.

(B)

Right to Redeem the Notes on or After April 7, 2025. Subject to the terms of this Section 4.03 (including, for the avoidance of doubt, Section 4.03(L)), the Company has the right, at its election, to redeem all, or any portion in an Authorized Denomination, of the Notes, at any time, and from time to time, on an Optional Redemption Date on or after April 7, 2025, for a cash price equal to the Optional Redemption Price, but only if the Last Reported Sale Price per ADS exceeds one hundred and thirty percent (130%) of the Conversion Price on (x) each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Optional Redemption Notice Date for such Optional Redemption; and (y) the Trading Day immediately before such Optional Redemption Notice Date. For the avoidance of doubt, the calling of any Notes for Provisional Redemption will constitute a Make-Whole Fundamental Change with respect to such Notes pursuant to clause (B) of the definition thereof.

(C)	Right to Optionally Redeem the Notes After a Change in Tax Law.

(i)

Generally. Subject to the terms of this Section 4.03, and without limiting the Company’s right to redeem any Notes pursuant to Section 4.03(B), the Company has the right, at its election, to redeem all, but not less than all, of the Notes, at any time, on an Optional Redemption Date before the Maturity Date, for a cash price equal to the Optional Redemption Price, but only if (1) the Company has (or, on the next Interest Payment Date, would) become obligated to pay any Additional Amounts to Holders as a result of any Change in Tax Law; (2) the Company cannot avoid such obligation by taking reasonable measures available to the Company; and (3) the Company delivers to the Trustee (x) an Opinion of Counsel from outside legal counsel of recognized standing in the Relevant Taxing Jurisdiction attesting to clause (1) above; and (y) an Officer’s Certificate attesting to clauses (1) and (2) above. For the avoidance of doubt, the calling of any Notes for a Tax Redemption will constitute a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof.

(ii)

Tax Redemption Opt-Out Election. If the Company calls the Notes for a Tax Redemption, then, notwithstanding anything to the contrary in this Section 4.03 or in Section 3.05, each Holder will have the right to elect (a “Tax Redemption Opt-Out Election”) not to have such Holder’s Notes (or any portion thereof in an Authorized Denomination) redeemed pursuant to such Tax Redemption, in which case, from and after the Optional Redemption Date for such Tax Redemption (or, if the Company fails to pay the Optional Redemption Price due on such Optional Redemption Date in full, from and after such time as the Company pays such Optional Redemption Price in full), the Company will no longer have any obligation to pay any Additional Amounts with respect to such Notes solely as a result of such Change in Tax Law, and all future payments with respect to such Notes will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction’s taxes required by law to be deducted or withheld as a result of such Change in Tax Law; provided, however, that if such Holder converts such Notes with a Conversion Date occurring before such Optional Redemption Date (or, if the Company fails to pay the Optional Redemption Price due on such Optional Redemption Date in full, such Notes are submitted for conversion at any time until such time as the Company pays such Optional Redemption Price in full), then the Company will be obligated to pay Additional Amounts, if any, with respect to such conversion.

(1)

Tax Redemption Opt-Out Election Notice. To make a Tax Redemption Opt-Out Election with respect to any Note (or any portion thereof in an Authorized Denomination), the Holder of such Note must (subject, in the case of a Global Note or any portion thereof, to the Depositary Procedures) deliver a notice (a “Tax Redemption Opt-Out Election Notice”) to the Paying Agent before the Close of Business on the second (2nd) Business Day immediately before the related Optional Redemption Date, which notice must state: (x) if such Note is a Physical Note, the certificate number of such Note; (y) the principal amount of such Note as to which the Tax Redemption Opt-Out Election will apply, which must be an Authorized Denomination; and (z) that such Holder is making a Tax Redemption Opt-Out Election with respect to such Note (or such portion thereof); provided, however, that if such Note is a Global Note, then such notice must comply with the Depositary Procedures (and any such notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.03(C)(ii)(1)).

(2)

Withdrawal of Tax Redemption Opt-Out Election Notice. A Holder that has delivered a Tax Redemption Opt-Out Election Notice with respect to any Note (or any portion thereof in an Authorized Denomination) may (subject, in the case of a Global Note or any portion thereof, to the Depositary Procedures) withdraw such Tax Redemption Opt-Out Election Notice by delivering a withdrawal notice to the Paying Agent at any time before the Close of Business on the second (2nd) the Business Day immediately before the related Optional Redemption Date (or, if the Company fails to pay the Optional Redemption Price due on such Optional Redemption Date in full, at any time until such time as the Company pays such Optional Redemption Price in full), which withdrawal notice must state: (x) if such Note is a Physical Note, the certificate number of such Note; (y) the principal amount of such Note as to which the Tax Redemption Opt-Out Election is being withdrawn, which must be an Authorized Denomination; and (z) that such Holder is withdrawing the Tax Redemption Opt-Out Election with respect to such Note (or such portion thereof); provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.03(C)(ii)(2)).

(iii)

Right to Convert Not Affected. For the avoidance of doubt, a Tax Redemption will not affect any Holder’s right to convert any Notes (and the Company’s obligation, if the Conversion Date for such conversion occurs before the applicable Optional Redemption Date, to pay any Additional Amounts with respect to such conversion).

(D)

Optional Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Optional Redemption Date (including as a result of the payment of the related Optional Redemption Price, and any related interest pursuant to the proviso to Section 4.03(F), on such Optional Redemption Date), then (i) the Company may not call for Optional Redemption or otherwise redeem any Notes pursuant to this Section 4.03; and (ii) the Company will cause any Notes theretofore surrendered for such Optional Redemption to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interests in such Notes in accordance with the Depositary Procedures).

(E)

Optional Redemption Date. The Optional Redemption Date for any Optional Redemption will be a Business Day of the Company’s choosing that is no more than forty five (45), nor less than fifteen (15), calendar days after the Optional Redemption Notice Date for such Optional Redemption.

(F)

Optional Redemption Price. The Optional Redemption Price for any Note called for Optional Redemption is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Optional Redemption Date for such Optional Redemption; provided, however, that if such Optional Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Optional Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Optional Redemption Date is before such Interest Payment Date) (including, for the avoidance of doubt, any Additional Amounts with respect to such interest); and (ii) the Optional Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Optional Redemption Date (or, for the avoidance of doubt, any Additional Amounts referred to in the preceding parenthetical). For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Optional Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Optional Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date.

(G)

Optional Redemption Notice. To call any Notes for Optional Redemption, the Company must (x) send to each Holder of such Notes, the Trustee and the Paying Agent a written notice of such Optional Redemption (an “Optional Redemption Notice”); and (y) substantially contemporaneously therewith, issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Optional Redemption Notice.

Such Optional Redemption Notice must state:

(i)	that such Notes have been called for Optional Redemption, briefly describing the Company’s Optional Redemption right under this Indenture;

(ii)	the Optional Redemption Date for such Optional Redemption;

(iii)

the Optional Redemption Price per $1,000 principal amount of Notes for such Optional Redemption (and, if the Optional Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.03(F));

(iv)	the name and address of the Paying Agent and the Conversion Agent;

(v)

that Notes called for Optional Redemption may be converted at any time before the Close of Business on the second (2nd) Business Day immediately before the Optional Redemption Date (or, if the Company fails to pay the Optional Redemption Price due on such Optional Redemption Date in full, at any time until such time as the Company pays such Optional Redemption Price in full);

(vi)

the Conversion Rate in effect on the Optional Redemption Notice Date for such Optional Redemption and a description and quantification of any adjustments to the Conversion Rate that may result from such Optional Redemption (including pursuant to Section 5.07); and

(vii)	the CUSIP and ISIN numbers, if any, of the Notes.

On or before the Optional Redemption Notice Date, the Company will send a copy of such Optional Redemption Notice to the Trustee and the Paying Agent.

(H)

Special Requirement for Notice of Tax Redemption. An Optional Redemption Notice relating to a Tax Redemption must be sent pursuant to Section 4.03(G) no earlier than one hundred and eighty (180) calendar days before the earliest date on which the Company would have been required to make the related payment or withholding (assuming a payment in respect of the Notes were then due), and the obligation to pay Additional Amounts must be in effect as of the date the Company sends such Optional Redemption Notice and must be expected to remain in effect at the time of the next payment or delivery in respect of the Notes.

(I)	Selection and Conversion of Notes to Be Optionally Redeemed in Part.

(i)

If less than all Notes then outstanding are called for Optional Redemption, then the Notes to be redeemed will be selected as follows: (1) in the case of Global Notes, in accordance with the Depositary Procedures; and (2) in the case of Physical Notes, pro rata, by lot or by such other method the Trustee considers fair and appropriate.

(ii)

If only a portion of a Note is subject to Optional Redemption (including as a result of a Tax Redemption Opt-Out Election Notice that applies to only a portion of such Note) and such Note is converted in part, then the converted portion of such Note will be deemed to be from the portion of such Note that was subject to Optional Redemption.

(J)

Payment of the Optional Redemption Price. Without limiting the Company’s obligation to deposit the Optional Redemption Price by the time proscribed by Section 3.01(B), the Company will cause the Optional Redemption Price for a Note (or portion thereof) subject to Optional Redemption to be paid to the Holder thereof on or before the applicable Optional Redemption Date. For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.03(F) on any Note (or portion thereof) subject to Optional Redemption must be paid pursuant to such proviso.

(K)

Special Provisions for Partial Calls. If the Company elects to redeem less than all of the outstanding Notes for Provisional Redemption, and the Holder of any Note, or any owner of a beneficial interest in any Global Note, is reasonably not able to determine, before the Close of Business on the tenth (10th) calendar day immediately before the Optional Redemption Date for such Provisional Redemption, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Provisional Redemption, then the conversion of such Note or beneficial interest, as applicable, with a Conversion Date occurring on or before the second (2nd) Business Day immediately before such Optional Redemption Date will be deemed to be of a Note called for Provisional Redemption for purposes of this Section 4.03 and Section 5.07.

(L)

Partial Provisional Redemption Limitation. If the Company elects to redeem less than all of the outstanding Notes pursuant to Section 4.03(B), then the excess of the principal amount of Notes outstanding as of the time the Company sends the related Optional Redemption Notice over the aggregate principal amount of Notes set forth in such Optional Redemption Notice as being subject to Provisional Redemption must be at least one hundred million dollars ($100,000,000).

Article 5. CONVERSION

Section 5.01 Right to Convert.

(A)	Generally. Subject to the provisions of this Article 5, each Holder may, at its option, convert such Holder’s Notes into Conversion Consideration.

(B)

Conversions in Part. Subject to the terms of this Indenture, Notes may be converted in part, but only in Authorized Denominations. Provisions of this Article 5 applying to the conversion of a Note in whole will equally apply to conversions of a permitted portion of a Note.

(C)	When Notes May Be Converted.

(i)	Generally. A Holder may convert its Notes at any time until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date.

(ii)	Limitations and Closed Periods. Notwithstanding anything to the contrary in this Indenture or the Notes:

(1)	Notes may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day;

(2)	in no event may any Note be converted after the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date;

(3)

if the Company calls any Note for Optional Redemption pursuant to Section 4.03, then the Holder of such Note may not convert such Note after the Close of Business on the second (2nd) Business Day immediately before the applicable Optional Redemption Date (unless the Company fails to pay the Optional Redemption Price for such Note in accordance with this Indenture, in which case such Note may be submitted for conversion at any time until such time as the Optional Redemption Price has been paid or duly provided for); and

(4)

if a Fundamental Change Redemption Notice is validly delivered pursuant to Section 4.02(F) with respect to any Note, then such Note may not be converted, except to the extent (a) such Note is not subject to such notice; (b) such notice is withdrawn in accordance with Section 4.02(F); or (c) the Company fails to pay the Fundamental Change Redemption Price for such Note in accordance with this Indenture.

Section 5.02 Conversion Procedures.

(A)	Generally.

(i)

Global Notes. To convert a beneficial interest in a Global Note, the owner of such beneficial interest must (1) comply with the Depositary Procedures for converting such beneficial interest (at which time such conversion will become irrevocable); (2) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E); and (3) comply with any requirements under the Deposit Agreement applicable to the delivery of restricted Ordinary Shares represented by ADSs due upon settlement of the conversion of an interest in a Global Note bearing a Restricted Note Legend.

(ii)

Physical Notes. To convert all or a portion of a Physical Note, the Holder of such Note must (1) complete, manually sign and deliver to the Conversion Agent the conversion notice attached to such Physical Note or a facsimile of such conversion notice; (2) deliver such Physical Note to the Conversion Agent (at which time such conversion will become irrevocable); (3) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; (4) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E); and (5) comply with any requirements under the Deposit Agreement applicable to the delivery of the ADSs due upon settlement of such conversion.

(B)

Effect of Converting a Note. At the Close of Business on the Conversion Date for a Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(A) or 5.02(D), upon such conversion) be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Conversion Date), except to the extent provided in Section 5.02(D).

(C)

Holder of Record of Conversion ADSs. The Person in whose name any ADS is issuable upon conversion of any Note will be deemed to become the holder of record of such ADS as of the Close of Business on the Conversion Date for such conversion.

(D)

Interest Payable Upon Conversion in Certain Circumstances. If the Conversion Date of a Note is after a Regular Record Date and before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such conversion (and, for the avoidance of doubt, notwithstanding anything set forth in the proviso to this sentence), to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date); and (ii) the Holder surrendering such Note for conversion must deliver to the Conversion Agent, at the time of such surrender, an amount of cash equal to the amount of such interest referred to in clause (i) above; provided, however, that the Holder surrendering such Note for conversion need not deliver such cash (v) if the Company has specified an Optional Redemption Date that is after such Regular Record Date and on or before the second (2nd) Business Day immediately after such Interest Payment Date; (w) if such Conversion Date occurs after the Regular Record Date immediately before the Maturity Date; (x) if the Company has specified a Fundamental Change Redemption Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; or (y) to the extent of any overdue interest or interest that has accrued on any overdue interest. For the avoidance of doubt, as a result of, and without limiting the generality of, the foregoing, if a Note is converted with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, then the Company will pay, as provided above, the interest that would have accrued on such Note to, but excluding, the Maturity Date. For the avoidance of doubt, if the Conversion Date of a Note to be converted is on an Interest Payment Date, then the Holder of such Note at the Close of Business on the Regular Record Date immediately before such Interest Payment Date will be entitled to receive, on such Interest Payment Date, the unpaid interest that has accrued on such Note to, but excluding, such Interest Payment Date, and such Note, when surrendered for conversion, need not be accompanied by any cash amount pursuant to the first sentence of this Section 5.02(D).

(E)

Taxes and Duties. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any Ordinary Shares represented by ADSs upon such conversion (or of any ADSs representing such Ordinary Shares); provided, however, that if any tax or duty is due because such Holder requested such Ordinary Shares represented by ADSs (or such ADSs representing Ordinary Shares) to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Conversion Agent may refuse to deliver any such Ordinary Shares represented by ADSs (or ADSs representing Ordinary Shares) to be issued in a name other than that of such Holder.

(F)

Conversion Agent to Notify Company of Conversions. If any Note is submitted for conversion to the Conversion Agent or the Conversion Agent receives any notice of conversion with respect to a Note, then the Conversion Agent will promptly (and, in any event, no later than the Business Day immediately following the date the Conversion Agent receives such Note or notice) notify the Company and the Trustee of such occurrence, together with any other information reasonably requested by the Company, and will cooperate with the Company to determine the Conversion Date for such Note.

Section 5.03 Settlement Upon Conversion.

(A)	Conversion Consideration.

(i)

Generally. Subject to Sections 5.03(A)(ii) and 5.03(A)(iii), the type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note to be converted will be a number of ADSs equal to the Conversion Rate in effect on the Conversion Date for such conversion (it being understood, for the avoidance of doubt, that, upon conversion, the Company will, pursuant to Section 5.04(A)(i), cause the corresponding number of Ordinary Shares represented by such ADSs to be issued and delivered to, or for the account of, the ADS Depositary, together with instructions to issue such ADSs representing such Ordinary Shares and otherwise comply with Section 5.04(A)(i)).

(ii)

Cash in Lieu of Fractional ADSs. If the number of ADSs deliverable pursuant to Section 5.03(A)(i) upon conversion of any Note is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional ADS in an amount equal to the product of (1) such fraction and (2) the Last Reported Sale Price per ADS on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii)

Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will (in the case of any Global Note, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.

(B)

Delivery of the Conversion Consideration. Except as set forth in Sections 5.05(F) and 5.09, the Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of any Note to the Holder on or before the third (3rd) Business Day immediately after the Conversion Date for such conversion; provided, however, that if a Note is converted with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, or if any Note that has been called (or deemed, pursuant to Section 4.03(K), to be called) for Optional Redemption is converted, then, solely for purposes of such conversion, (x) the Company will pay or deliver, as applicable, the Conversion Consideration due upon such conversion on or before the Maturity Date (or, if the Maturity Date is not a Business Day, the next Business Day), in the case of a conversion of any Note with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, or the related Optional Redemption Date, in the case of a conversion of any Note that has been called (or deemed, pursuant to Section 4.03(K), to be called) for Optional Redemption, provided, that, in either case, the Company will in no event pay or deliver such consideration earlier than the Conversion Date referred to in the following clause (y); and (y) the Conversion Date will instead be deemed to be the third (3rd) Business Day immediately before the applicable date referred to in clause (x).

(C)

Deemed Payment of Principal and Interest; Settlement of Accrued Interest Notwithstanding Conversion. If a Holder converts a Note, then the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and, except as provided in Section 5.02(D), the Company’s delivery of the Conversion Consideration due in respect of such conversion will be deemed to fully satisfy and discharge the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding the Conversion Date. As a result, except as provided in Section 5.02(D), any accrued and unpaid interest on a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Section 5.04 American Depositary Share Program; Reserve and Status of Securities Issued Upon Conversion.

(A)	Delivery of Ordinary Shares Represented by ADSs Upon Conversion.

(i)

Delivery of Ordinary Shares Under the Deposit Agreement; Procedural Matters. Whenever this Indenture requires the Company to deliver any Ordinary Shares represented by ADSs upon conversion of the Notes, (1) the Company will cause the corresponding number of Ordinary Shares to be delivered to, or for the account of, the ADS Depositary, together with instructions (conforming to the requirements therefor under the Deposit Agreement) to issue such ADSs to the Person entitled thereto under this Indenture; and (2) the Company will deliver such other documentation (including, if applicable, any related legal opinions) or information required by, and otherwise comply with its other obligations under, the Deposit Agreement in connection with the issuance and delivery of such ADSs. Each reference in this Indenture or the Notes to the issuance or delivery of Ordinary Shares represented by ADSs, or the delivery of ADSs, upon conversion of the Notes will be deemed to include the deposit of Ordinary Shares and delivery of ADSs pursuant to the Deposit Agreement in the manner contemplated by this Section 5.04(A)(i).

(ii)

Regulatory Matters. The Company will use commercially reasonable efforts to take all actions, and obtain all approvals and registrations, as are necessary or appropriate, in its reasonable discretion, to permit or facilitate the issuance and delivery of any Ordinary Shares represented by ADSs due upon settlement of the conversion of any Notes in accordance with this Indenture. Furthermore, at all times when any Notes are outstanding, the Company will cause one or more registration statements on Form F-6 (or any successor or other available form) to be effective under the Securities Act and available and usable for the issuance and delivery of Ordinary Shares represented by ADSs upon conversion of all Notes then outstanding (assuming, for these purposes, that the Conversion Rate is increased by the maximum amount pursuant to which the Conversion Rate may be increased pursuant to Section 5.07), in each case to the extent the same is required for the issuance and delivery of such ADSs upon conversion of the Notes.

(B)

Fees and Expenses of the ADS Depositary. The Company will pay (or, if applicable, reimburse each Holder or beneficial owner of any Notes or ADSs delivered in settlement of the conversion of any Note for) all fees and expenses payable to, or withheld by, the ADS Depositary (including, for the avoidance of doubt, by means of reducing any amounts or property that would otherwise be payable or deliverable in respect of such ADSs or reducing the amount of cash or other property that would otherwise be represented by such ADSs) in connection with (i) the issuance of ADSs by the ADS Depositary upon conversion of any Notes; or (ii) the removal of any restrictive legends affixed to any such ADSs or the reissuance of any such ADSs without restrictive legends or for identification by an “unrestricted” CUSIP or ISIN number.

(C)

Share Reserve. The Company undertakes to ensure that, at all times when any Notes are outstanding, the Company has sufficient authorization from the Board of Directors in its articles of association to issue a number of Ordinary Shares sufficient to permit the issuance and delivery of Ordinary Shares represented by ADSs upon the conversion of all then-outstanding Notes, assuming the Conversion Rate is increased by the maximum amount pursuant to which the Conversion Rate may be increased pursuant to Section 5.07. To the extent the Company delivers Ordinary Shares held in its treasury in connection with the settlement of the conversion of any Notes, each reference in this Indenture or the Notes to the issuance of Ordinary Shares in connection therewith will be deemed to include such delivery, mutatis mutandis.

(D)

Status of Conversion ADSs; Listing. Each Conversion ADS delivered upon conversion of any Note, and each Ordinary Share represented by such ADS, will be duly authorized, validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder of such Note or the Person to whom such Conversion ADS will be delivered). If the ADSs are then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will use reasonable efforts to cause each Conversion ADS, when delivered upon conversion of any Note, to be admitted for listing on such exchange or quotation on such system.

Section 5.05 Adjustments to the Conversion Rate.

(A)

Adjustments to the Conversion Rate for Changes to the ADS Entitlement Rate. Subject to Section 5.09(A), if the ADS Entitlement Rate is adjusted for any reason (including, for the avoidance of doubt, in connection with an event described in paragraphs (i) through (v) of Section 5.05(C), then the Conversion Rate will be adjusted, effective as of the time that the adjustment to the ADS Entitlement Rate becomes effective, to an amount equal to the product of (1) the Conversion Rate in effect immediately before such time; and (2) the quotient obtained by dividing (x) the ADS Entitlement Rate in effect immediately before such adjustment to the ADS Entitlement Rate by (y) the ADS Entitlement Rate in effect immediately after such adjustment to the ADS Entitlement Rate. For the avoidance of doubt, if the ADS Entitlement Rate is adjusted in connection with an event that also results in an adjustment to the Conversion Rate pursuant to any of paragraphs (i) through (v) of Section 5.05(C), then, as a result of the preceding sentence, such Conversion Rate adjustment will be reversed to the extent the ADS Entitlement Rate adjustment produces the same economic effect as such Conversion Rate adjustment would have produced without the ADS Entitlement Rate adjustment (that is, to the extent the ADS Entitlement Rate adjustment causes the product of the reversed Conversion Rate and the adjusted ADS Entitlement Rate to be equal to the product of the unreversed Conversion Rate and the unadjusted ADS Entitlement Rate).

(B)

Special Adjustment Provisions for Deposited Distributions and Expiring Rights. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company will not adjust the Conversion Rate pursuant to paragraphs (i) through (v) of Section 5.05(C) on account of a Deposited Distribution; provided, however, that:

(i)

if the Distributed Property of such Deposited Distribution (or any proceeds from the sale or other disposition thereof in accordance with the Deposit Agreement) is thereafter distributed on the ADSs, then, without duplication of any adjustment to the Conversion Rate pursuant to Section 5.05(B)(ii) or Section 5.05(B)(iii), the Conversion Rate will be adjusted pursuant to the applicable paragraph of Section 5.05(C), assuming, solely for these purposes, that, at the time of such distribution on the ADSs, there is distributed, to all holders of Ordinary Shares, the kind and amount of Distributed Property (or proceeds) per Ordinary Share corresponding to that kind and amount of Distributed Property (or proceeds) that is distributed on the ADSs attributable to each Ordinary Share represented by such ADSs;

(ii)

if an Ordinary Share Change Event occurs (other than solely pursuant to Section 5.10), then, effective immediately after the Close of Business on the day before the date such Ordinary Share Change Event becomes effective, the Conversion Rate will be adjusted to the Conversion Rate that would have then been in effect had the Conversion Rate been adjusted on account of such Deposited Distribution (or, if applicable, such portion of such Deposited Distribution for which a Conversion Rate adjustment has not theretofore been made) pursuant to the applicable paragraph of Section 5.05(C), assuming, solely for purposes of determining the Ex-Dividend Date applicable to such adjustment, that the Distributed Property of such Deposited Distribution (or, if applicable, such portion thereof for which a Conversion Rate adjustment has not theretofore been made) were distributed to holders of the ADSs as of the record date applicable for purposes of determining the holders of Ordinary Shares entitled to receive the Distributed Property in such Deposited Distribution; and

(iii)	if the Distributed Property of such Deposited Distribution includes any Expiring Rights, then:

(1)

the Conversion Rate will be adjusted pursuant to Section 5.05(C)(ii) or Section 5.05(C)(iii)(1), as applicable, assuming, solely for these purposes, (a) that the Distributed Property of such Deposited Distribution consisted solely of such Expiring Rights; and (b) solely for purposes of determining the Ex-Dividend Date applicable to such adjustment, that such Expiring Rights were distributed to holders of the ADSs as of the record date applicable for purposes of determining the holders of Ordinary Shares entitled to receive the Distributed Property in such Deposited Distribution; and

(2)

if such Expiring Rights (or any proceeds from the sale or other disposition thereof in accordance with the Deposit Agreement) are thereafter distributed on the ADSs, then no additional adjustment to the Conversion Rate will be made pursuant to Section 5.05(B)(i).

(C)

Adjustments to the Conversion Rate for Distributions and Tender/Exchange Offers. The Conversion Rate will be adjusted from time to time pursuant to paragraphs (i) through (v) of this Section 5.05(C). For the avoidance of doubt, references in this Section 5.05(C) to any dividend or distribution on, or to holders of, any Ordinary Shares include Ordinary Shares represented by ADSs.

(i)

Share Dividends, Splits and Combinations. If the Company issues solely Ordinary Shares as a dividend or distribution on all or substantially all Ordinary Shares, or if the Company effects a share split or a share combination of the Ordinary Shares (in each case excluding an issuance solely pursuant to an Ordinary Share Change Event, as to which Section 5.09 will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable;

OS0	=	the number of Ordinary Shares outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, share split or share combination; and

OS1	=	the number of Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

If any dividend, distribution, share split or share combination of the type described in this Section 5.05(C)(i) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such share split or share combination, to the Conversion Rate that would then be in effect had such dividend, distribution, split or combination not been declared or announced.

(ii)

Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Ordinary Shares, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a shareholder rights plan, as to which Sections 5.05(C)(iii)(1) and 5.05(H) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase Ordinary Shares or ADSs at a price per Ordinary Share, or per Ordinary Share represented by ADSs, as applicable (in each case, translated, if necessary, to U.S. dollars at the Prevailing Exchange Rate on the Trading Day immediately before the date such distribution is announced), that is less than the average of the Last Reported Sale Prices per Ordinary Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	=	the number of Ordinary Shares outstanding immediately before the Open of Business on such Ex-Dividend Date;

X	=	the total number of Ordinary Shares issuable, or represented by ADSs issuable, pursuant to such rights, options or warrants; and

Y	=	a number of Ordinary Shares obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per Ordinary Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that Ordinary Shares or ADSs are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of Ordinary Shares actually delivered, or the number of Ordinary Shares represented by ADSs actually delivered, upon exercise of such rights, option or warrants.

For purposes of this Section 5.05(C)(ii), in determining whether any rights, options or warrants entitle holders of Ordinary Shares to subscribe for or purchase Ordinary Shares or ADSs at a price per Ordinary Share, or per Ordinary Share represented by ADSs, as applicable, that is less than the average of the Last Reported Sale Prices per Ordinary Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Company in good faith and in a commercially reasonable manner.

(iii)	Spin-Offs and Other Distributed Property.

(1)

Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Shares, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Shares of the Company or other securities (including depositary receipts representing Capital Shares of the Company), to all or substantially all holders of the Ordinary Shares, excluding:

(a)

dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(E)) pursuant to Section 5.05(C)(i) or 5.05(C)(ii);

(b)	dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(E)) pursuant to Section 5.05(C)(iv);

(c)	rights issued or otherwise distributed pursuant to a shareholder rights plan, except to the extent provided in Section 5.05(H);

(d)	Spin-Offs for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(E)) pursuant to Section 5.05(C)(iii)(2);

(e)	a distribution solely pursuant to a tender offer or exchange offer for Ordinary Shares or ADSs, as to which Section 5.05(C)(v) will apply; and

(f)	a distribution solely pursuant to an Ordinary Share Change Event, as to which Section 5.09 will apply,

then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the average of the Last Reported Sale Prices per Ordinary Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV	=	the fair market value (as determined by the Company in good faith and in a commercially reasonable manner and expressed in U.S. dollars, translated, if necessary, at the Prevailing Exchange Rate on such Ex-Dividend Date), as of such Ex-Dividend Date, of the Capital Shares, evidences of indebtedness, assets, property, rights, options or warrants distributed per Ordinary Share pursuant to such distribution.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

The Company will not effect a distribution that would require (without regard to Section 5.05(E)) an adjustment to the Conversion Rate pursuant to this Section 5.05(C)(iii)(1) based on a value for FMV that is equal to or greater than the value for SP.

(2)

Spin-Offs. If the Company distributes or dividends Capital Shares of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Ordinary Shares (other than solely pursuant to (x) an Ordinary Share Change Event, as to which Section 5.09 will apply; or (y) a tender offer or exchange offer for Ordinary Shares or ADSs, as to which Section 5.05(C)(v) will apply), and such Capital Shares or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Shares or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to ADSs in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Shares or equity interests, and without regard to the last sentence of the definition of Last Reported Sale Price); and (y) the number of shares or units of such Capital Shares or equity interests distributed per Ordinary Share in such Spin-Off; and

SP	=	the average of the Last Reported Sale Prices per Ordinary Share for each Trading Day in the Spin-Off Valuation Period.

Notwithstanding anything to the contrary in this Section 5.05(C)(iii)(2), if the Conversion Date for a Note to be converted occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Consideration for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date.

To the extent any dividend or distribution of the type set forth in this Section 5.05(C)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(iv)

Cash Dividends or Distributions. If any dividend or distribution of cash (in U.S. dollars or any other currency) is made to all or substantially all holders of Ordinary Shares, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the Last Reported Sale Price per Ordinary Share on the Trading Day immediately before such Ex-Dividend Date; and

D	=	the cash amount distributed per Ordinary Share in such dividend or distribution (translated, if necessary, to U.S. dollars at the Prevailing Exchange Rate on the Trading Day immediately before such Ex-Dividend Date).

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

The Company will not effect a dividend or distribution that would require (without regard to Section 5.05(E)) an adjustment to the Conversion Rate pursuant to this Section 5.05(C)(iv) based on a value for D that is equal to or greater than the value for SP.

(v)

Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Ordinary Shares or ADSs (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (expressed in U.S. dollars, translated, if necessary, at the Prevailing Exchange Rate on the Expiration Date, and determined as of the Expiration Time by the Company in good faith and in a commercially reasonable manner) of the cash and other consideration paid per Ordinary Share, or per Ordinary Share represented by ADSs, as applicable, in such tender or exchange offer exceeds the Last Reported Sale Price per Ordinary Share on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC	=	the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Company in good faith and in a commercially reasonable manner) of all cash and other consideration paid for Ordinary Shares or ADSs, as applicable, purchased or exchanged in such tender or exchange offer;

OS0	=	the number of Ordinary Shares outstanding immediately before the Expiration Time (including all Ordinary Shares, or Ordinary Shares represented by ADSs, as applicable, accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of Ordinary Shares outstanding immediately after the Expiration Time (excluding all Ordinary Shares, or Ordinary Shares represented by ADSs, as applicable, accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Last Reported Sale Prices per Ordinary Share over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5.05(C)(v), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 5.05(C)(v), if the Conversion Date for a Note to be converted occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Consideration for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of Ordinary Shares or ADSs in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of Ordinary Shares or ADSs, if any, actually made, and not rescinded, in such tender or exchange offer.

(D)	No Adjustments in Certain Cases.

(i)

Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 5.05 or Section 5.07. Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:

(1)

except as otherwise provided in Section 5.05, the sale of Ordinary Shares (or ADSs) for a purchase price that is less than the market price per Ordinary Share (or per ADS) or less than the Conversion Price (or less than the product of the Conversion Price and the ADS Entitlement Rate);

(2)

the issuance of any Ordinary Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Ordinary Shares or ADSs under any such plan;

(3)

the issuance of any Ordinary Shares or ADSs or options or rights to purchase Ordinary Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(4)	the issuance of any Ordinary Shares or ADSs pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date;

(5)	solely a change in the nominal value of the Ordinary Shares; or

(6)	accrued and unpaid interest on the Notes.

(ii)

Distributions on Both the Ordinary Shares and the ADSs. For the avoidance of doubt, except as provided in Section 5.05(B), adjustments to the Conversion Rate pursuant to paragraphs (i) through (iv) of Section 5.05(C) will be made on the basis of the securities, cash or other property dividended or distributed on Ordinary Shares. Accordingly, if a corresponding dividend or distribution is made on the ADSs pursuant to the Deposit Agreement (including a dividend or distribution of the proceeds from the exchange, sale or other disposition of such securities, cash or other property), net of any fees or other costs, if applicable, then such corresponding dividend or distribution will not require an additional adjustment to the Conversion Rate pursuant to paragraphs (i) through (iv) of Section 5.05(C), except as provided in Section 5.05(B).

(E)

Adjustment Deferral. If an adjustment to the Conversion Rate otherwise required by this Article 5 would result in a change of less than one percent (1%) to the Conversion Rate, then, notwithstanding anything to the contrary in this Article 5, the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in a change of at least one percent (1%) to the Conversion Rate; (ii) the Conversion Date of any Note; (iii) the date a Fundamental Change or Make-Whole Fundamental Change occurs; (iv) the date the Company calls any Notes for Optional Redemption; and (v) October 1, 2027.

(F)	Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i)	a Note is to be converted;

(ii)

the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.05(C) (including an adjustment pursuant to Section 5.05(C) by operation of Section 5.05(B)(i) or Section 5.05(B)(iii), but other than an adjustment pursuant to Section 5.05(C) by operation of Section 5.05(B)(ii)) has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date;

(iii)	the Conversion Consideration due upon such conversion includes any whole ADSs;

(iv)

such ADSs are not entitled to participate in such event (or, if applicable, any corresponding dividend or distribution on the ADSs), whether because they were not held on the related record date or otherwise; and

(v)

in the case of a dividend or distribution, such ADSs do not represent (in addition to the Ordinary Shares and other property, if any, then represented by the ADSs) a corresponding interest in the cash or other property distributed in such dividend or distribution, then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date. In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the third (3rd) Business Day after such first date.

(G)	Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i)

a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.05(C) (including an adjustment pursuant to Section 5.05(C) by operation of Section 5.05(B)(i) or Section 5.05(B)(iii), but other than an adjustment pursuant to Section 5.05(C) by operation of Section 5.05(B)(ii));

(ii)	a Note is to be converted;

(iii)	the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related record date;

(iv)	the Conversion Consideration due upon such conversion includes any whole ADSs based on a Conversion Rate that is adjusted for such dividend or distribution; and

(v)

ADSs either (1) are entitled to participate in such dividend or distribution (or, if applicable, a corresponding dividend or distribution on the ADSs), including pursuant to Section 5.02(C); or (2) represent (in addition to the Ordinary Shares and other property, if any, then represented by the ADSs) a corresponding interest in the cash or other property distributed in such dividend or distribution, then such Conversion Rate adjustment will not be given effect for such conversion.

(H)

Shareholder Rights Plans. If the Company has a shareholder rights plan in effect upon conversion of any Notes, the Holder converting such Notes will receive, in addition to the ADSs such Holder receives in connection with such conversion, the rights under such shareholder rights plan in respect of such ADSs or the Ordinary Shares represented by such

ADSs. However, if, prior to any conversion of Notes, the rights have separated from the Ordinary Shares or the ADSs, as applicable, in accordance with the provisions of the applicable shareholder rights plan, then, subject to Section 5.05(B), the Conversion Rate will be adjusted pursuant to Section 5.05(C)(iii)(1) at the time of such separation as if the Company distributed, to all or substantially all holders of Ordinary Shares, its Capital Shares, evidences of indebtedness, assets, property, rights, options or warrants as described above in Section 5.05(C)(iii)(1), subject to readjustment in accordance with the final paragraph of Section 5.05(C)(iii)(1).

(I)

Equitable Adjustments to Prices. Whenever any provision of this Indenture requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate the ADS Price or an adjustment to the Conversion Rate), the Company will, if appropriate, make proportionate adjustments to such calculations to account for (i) any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period; or (ii) any change to the ADS Entitlement Rate during such period.

(J)

Calculation of Number of Outstanding Ordinary Shares. For purposes of Section 5.05(C), the number of Ordinary Shares outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares; and (ii) exclude Ordinary Shares held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on Ordinary Shares held in its treasury).

(K)	Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of an ADS (with 5/100,000ths rounded upward).

(L)

Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.05(A), Section 5.05(B) or Section 5.05(C), the Company will promptly send notice to the Holders, the Trustee and the Conversion Agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Section 5.06 Voluntary Adjustments.

(A)

Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Ordinary Shares or ADSs or rights to purchase Ordinary Shares or ADSs as a result of any dividend or distribution of Ordinary Shares or ADSs (or rights to acquire Ordinary Shares or ADSs) or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period.

(B)

Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 5.06(A), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 5.06(A), the Company will send notice to each Holder, the Trustee and the Conversion Agent of such increase, the amount thereof and the period during which such increase will be in effect.

Section 5.07 Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change.

(A)

Generally. If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of a Note occurs during the related Make-Whole Fundamental Change Conversion Period, then, subject to this Section 5.07, the Conversion Rate applicable to such conversion will be increased by a number of ADSs (the “Additional ADSs”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the ADS Price of such Make-Whole Fundamental Change:

Make-Whole Fundamental Change Effective Date	ADS Price
	US$116.73	US$140.00	US$166.34	US$190.00	US$216.24	US$275.00	US$325.00	US$400.00	US$500.00	US$600.00	US$700.00	US$825.00
March 29, 2022	2.5549	1.8311	1.3111	0.9998	0.7584	0.4359	0.2850	0.1569	0.0717	0.0303	0.0098	0.0000
April 1, 2023	2.5549	1.7904	1.2583	0.9442	0.7043	0.3912	0.2490	0.1319	0.0568	0.0218	0.0057	0.0000
April 1, 2024	2.5549	1.7669	1.2115	0.8898	0.6489	0.3443	0.2117	0.1068	0.0427	0.0146	0.0027	0.0000
April 1, 2025	2.5549	1.7102	1.1300	0.8030	0.5653	0.2795	0.1630	0.0765	0.0273	0.0073	0.0000	0.0000
April 1, 2026	2.5549	1.6044	0.9944	0.6664	0.4405	0.1924	0.1031	0.0432	0.0126	0.0019	0.0000	0.0000
April 1, 2027	2.5549	1.4191	0.7597	0.4416	0.2512	0.0848	0.0398	0.0146	0.0028	0.0000	0.0000	0.0000
April 1, 2028	2.5549	1.1311	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such Make-Whole Fundamental Change Effective Date or ADS Price is not set forth in the table above, then:

(i)

if such ADS Price is between two ADS Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional ADSs will be determined by straight-line interpolation between the numbers of Additional ADSs set forth for the higher and lower ADS Prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

(ii)

if the ADS Price is greater than $825.00 (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above are adjusted pursuant to Section 5.07(B)), or less than $116.73 (subject to adjustment in the same manner), per ADS, then no Additional ADSs will be added to the Conversion Rate.

Notwithstanding anything to the contrary in this Indenture or the Notes, in no event will the Conversion Rate be increased to an amount that exceeds 8.5667 ADSs per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 5.05(A), Section 5.05(B) or Section 5.05(C).

For the avoidance of doubt, but subject to Section 4.03(K), (x) the sending of an Optional Redemption Notice for a Provisional Redemption will constitute a Make-Whole Fundamental Change only with respect to the Notes called (or deemed called) for such Provisional Redemption pursuant to such Optional Redemption Notice, and not with respect to any other Notes; and (y) the Conversion Rate applicable to the Notes not so called for Provisional Redemption will not be subject to increase pursuant to this Section 5.07 on account of such Optional Redemption Notice.

(B)

Adjustment of ADS Prices and Number of Additional ADSs. The ADS Prices in the first row (i.e., the column headers) of the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of Section 5.05(A), Section 5.05(B) or Section 5.05(C). The numbers of Additional ADSs in the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 5.05(A), Section 5.05(B) or Section 5.05(C).

(C)

Notice of the Occurrence of a Make-Whole Fundamental Change. If a Make-Whole Fundamental Change occurs pursuant to clause (A) of the definition thereof, then, promptly and in no event later than the Business Day immediately after the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change, the Company will notify the Holders of the occurrence of such Make-Whole Fundamental Change and of such Make-Whole Fundamental Change Effective Date, briefly stating the circumstances under which the Conversion Rate will be increased pursuant to this Section 5.07 in connection with such Make-Whole Fundamental Change. The Company will notify the Holders of each Make-Whole Fundamental Change occurring pursuant to clause (B) of the definition thereof in the related Optional Redemption Notice in accordance with Section 4.03(G) (with a copy to the Trustee and the Conversion Agent).

Section 5.08 Exchange in Lieu of Conversion.

Notwithstanding anything to the contrary in this Article 5, and subject to the terms of this Section 5.08, if a Note is submitted for conversion, the Company may elect to arrange to have such Note exchanged in lieu of conversion by a financial institution designated by the Company. To make such election, the Company must send notice of such election to the Holder of such Note, the Trustee and the Conversion Agent before the Close of Business on the Business Day immediately following the Conversion Date for such Note. If the Company has made such election, then:

(A)

no later than the Business Day immediately following such Conversion Date, the Company must deliver (or cause the Conversion Agent to deliver) such Note, together with delivery instructions for the Conversion Consideration due upon such conversion (including wire instructions, if applicable), to a financial institution designated by the Company that has agreed to deliver such Conversion Consideration in the manner and at the time the Company would have had to deliver the same pursuant to this Article 5;

(B)

if such Note is a Global Note, then (i) such designated institution will send written confirmation to the Conversion Agent promptly after wiring the cash Conversion Consideration, if any, and delivering any other Conversion Consideration, due upon such conversion to the Holder of such Note; and (ii) the Conversion Agent will as soon as reasonably practicable thereafter contact such Holder’s custodian with the Depositary to confirm receipt of the same; and

(C)	such Note will not cease to be outstanding by reason of such exchange in lieu of conversion;

provided, however, that if such financial institution does not accept such Note or fails to timely deliver such Conversion Consideration, then the Company will be responsible for delivering such Conversion Consideration in the manner and at the time provided in this Article 5 as if the Company had not elected to make an exchange in lieu of conversion.

Section 5.09 Effect of Ordinary Share Change Event.

(A)	Generally. If there occurs any:

(i)

recapitalization, reclassification or change of the Ordinary Shares (other than (x) changes solely resulting from a subdivision or combination of the Ordinary Shares, (y) a change only in par or nominal value or from par or nominal value to no par or nominal value or no par or nominal value to par or nominal value and (z) share splits and share combinations of the Ordinary Shares that do not involve the issuance of any other series or class of securities);

(ii)	consolidation, merger, combination or binding or statutory share exchange involving the Company;

(iii)	sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(iv)	other similar event,

and, as a result of which, the Ordinary Shares are converted into, or are exchanged for, or represent solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, an “Ordinary Share Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of a number of Ordinary Shares equal to the ADS Entitlement Rate in effect immediately before such Ordinary Share Change Event would be entitled to receive on account of such Ordinary Share Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit,” provided that the composition of the Reference Property and the Reference Property Unit will be subject to the penultimate paragraph of this Section 5.09(A)), then, notwithstanding anything to the contrary in this Indenture or the Notes,

(1)

from and after the effective time of such Ordinary Share Change Event, the Conversion Consideration due upon conversion of any Note will be determined in the same manner as if each reference to any number of ADSs in this Article 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units; provided, however, that, for purposes of applying Sections 5.05(A), 5.05(B), 5.05(C), 5.07 and 5.10 (or any related definitions) to any portion of the Reference Property Unit that consists of any Capital Shares:

(I)

to the extent such Capital Shares are in the form of depositary receipts that represent other Capital Shares, (w) references to the ADSs will be deemed to refer to such depositary receipts; (x) references to the Ordinary Shares will be deemed to refer to such Capital Shares represented by such depositary receipts; (y) the ADS Entitlement Rate with respect thereto will, as of such effective time, be adjusted (without a corresponding adjustment to the Conversion Rate pursuant to Section 5.05(A)) to the number or amount of Capital Shares represented by one (1) such depositary receipt; and (z) for purposes of Section 5.10, references to the ADSs will be deemed to refer to such depositary receipts, references to the Company’s ADS program will be deemed to refer to the depositary share program applicable to such depositary receipts and references to the Ordinary Shares will be deemed to refer to the Capital Shares underlying such depositary receipts; and

(II)

to the extent such Capital Shares consist of any other securities, (x) references to the Ordinary Shares or ADSs will be deemed to refer to such securities (except that references to the Ordinary Shares represented by ADSs will be deemed to refer solely to such securities); (y) references to the ADS Entitlement Rate will be ignored with the same effect as if the ADS Entitlement Rate were fixed at one (1); and (z) Sections 5.05(A), 5.05(B), 5.05(D)(ii) and 5.10, and the second (2nd) sentence of Section 5.05(C), will not apply to such securities;

(2)

from and after the effective time of such Ordinary Share Change Event, (I) for purposes of Section 4.03(B), each reference to any number of ADSs in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (II) for purposes of the definitions of “Fundamental Change,” and “Make-Whole Fundamental Change,” references to “ADSs,” “Ordinary Shares” and the Company’s “common equity” will be deemed to refer to the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property;

(3)

if such Reference Property Unit consists entirely of cash, then the Company will pay the cash due in respect of all conversions whose Conversion Date occurs on or after the effective date of such Ordinary Share Change Event no later than the fifth (5th) Business Day after the relevant Conversion Date; and

(4)

for these purposes, (I) the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith and in a commercially reasonable manner by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof); and (II) if the Last Reported Sales Price of any securities included in the Reference Property Unit is denominated in a currency other than U.S. dollars, then the same will be translated into U.S. dollars at the Prevailing Exchange Rate on the relevant date of determination.

For the avoidance of doubt, the deposit of any Ordinary Shares under the Deposit Agreement in exchange for the issuance of ADSs representing such Ordinary Shares will not constitute an Ordinary Share Change Event.

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of shareholder election, then, subject to the following paragraph, the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per Ordinary Share, by the holders of Ordinary Shares. The Company will notify Holders, the Trustee and the Conversion Agent of such weighted average as soon as practicable after such determination is made.

If the Reference Property Unit includes any common equity and, at the effective time of the Ordinary Share Change Event, a class or series of depositary receipts representing such common equity (or representing both such common equity and any other property forming part of the Reference Property Unit) is listed or quoted (or will be listed or quoted upon the consummation of the Ordinary Share Change Event) on The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), then the Company or the Successor Person, as applicable, will have the right to irrevocably elect to replace such common equity (or, if applicable, to replace such common equity and other property) included in the Reference Property Unit with such number or amount of such depositary receipts as would cause the number or amount of shares or other units of such common equity (or, if applicable, of such common equity and other property) represented by such depositary receipts included in the Reference Property Unit immediately after such replacement to be equal to the number or amount of shares or other units of such common equity (or, if applicable, of such common equity and other property) included in the Reference Property Unit immediately before such replacement. Upon such replacement, the ADS Entitlement Rate will be adjusted (without a corresponding adjustment to the Conversion Rate pursuant to Section 5.05(A)) to the number or amount of shares or other units of such common equity (or, if applicable, of such common equity and other property) represented by one (1) share or other unit of such depositary receipt. To make such an irrevocable election, the Company or the Successor Person, as applicable, must state so, including the adjusted ADS Entitlement Rate, in the notice of the related Ordinary Share Change Event delivered pursuant to Section 5.09(B).

At or before the effective time of such Ordinary Share Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Ordinary Share Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F), which supplemental indenture will (x) provide for subsequent conversions of Notes in the manner set forth in this Section 5.09; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 5.05(C) in a manner consistent with this Section 5.09; and (z) contain such other provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.09(A). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders. For purposes of the preceding sentence, depositary receipts that represent other securities will be deemed to be securities of the issuer of such other securities.

(B)

Notice of Ordinary Share Change Events. The Company will provide notice of each Ordinary Share Change Event to Holders, the Trustee and the Conversion Agent no later than the Business Day after the effective date of such Ordinary Share Change Event.

(C)	Compliance Covenant. The Company will not become a party to any Ordinary Share Change Event unless its terms are consistent with this Section 5.09.

Section 5.10 Termination of the American Depositary Share Program.

If the Company’s ADS program, or any successor program thereto, is terminated or otherwise ceases to be in effect for any reason (other than in connection with an event that constitutes an Ordinary Share Change Event independently of this Section 5.10), then:

(A)

an Ordinary Share Change Event will be deemed to have occurred as of the time of such termination or cessation, where (i) the Reference Property Unit of such Ordinary Share Change Event consists solely of (x) a number of Ordinary Shares equal to the ADS Entitlement Rate in effect immediately before such time; and (y) the kind and amount of any other property, if any, represented by one (1) ADS immediately before such time; and (ii) the Successor Person of such Ordinary Share Change Event is the Company; and

(B)

for purposes of the definitions of “Fundamental Change” and “Make-Whole Fundamental Change,” such termination or cessation will not, in itself, constitute an event as a result of which the Ordinary Shares or ADSs are exchanged for, converted into, acquired for, or constitute solely the right to receive, other securities, cash or other property;

provided, however, that the Company will not be required to, but may in its discretion nonetheless elect to, enter into a supplemental indenture solely in connection with such termination or cessation pursuant to the final paragraph of Section 5.09(A).

Article 6. SUCCESSORS

Section 6.01 When the Company May Merge, Etc.

(A)

Generally. The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:

(i)

the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a Qualified Successor Entity (such Qualified Successor Entity, the “Successor Entity”) duly organized and existing under the laws of Denmark, Luxembourg, Sweden, Jersey, the Cayman Islands, Bermuda, Switzerland, the United Kingdom, the Netherlands, the Republic of Ireland, the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Company’s obligations under this Indenture and the Notes (including, for the avoidance of doubt, the obligation to pay Additional Amounts pursuant to Section 3.05); and

(ii)	immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.

(B)

Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. Before the effective time of any Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 6.01(A); and (ii) all conditions precedent to such Business Combination Event provided in this Indenture have been satisfied.

Section 6.02 Successor Entity Substituted.

At the effective time of any Business Combination Event that complies with Section 6.01, the Successor Entity (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Successor Entity had been named as the Company in this Indenture and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Indenture and the Notes.

Section 6.03 Exclusion for Asset Transfers with Wholly Owned Subsidiaries.

Notwithstanding anything to the contrary in this Article 6, this Article 6 will not apply to any transfer of assets between or among the Company and any one or more of its Wholly Owned Subsidiaries not effected by merger or consolidation.

Article 7. DEFAULTS AND REMEDIES

Section 7.01 Events of Default.

(A)	Definition of Events of Default. “Event of Default” means the occurrence of any of the following:

(i)

a default in the payment when due (whether at maturity, upon Optional Redemption or Redemption Upon Fundamental Change or otherwise) of the principal of, or the Optional Redemption Price or Fundamental Change Redemption Price for, any Note;

(ii)	a default for thirty (30) consecutive days in the payment when due of interest on any Note;

(iii)

the Company’s failure to deliver, when required by this Indenture, a Fundamental Change Notice, or a notice pursuant to Section 5.07(C), if such failure is not cured within three (3) Business Days after its occurrence;

(iv)

a default in the Company’s obligation to convert a Note in accordance with Article 5 upon the exercise of the conversion right with respect thereto, if such default is not cured within five (5) Business Days after its occurrence;

(v)	a default in the Company’s obligations under Article 6;

(vi)

a default in any of the Company’s obligations or agreements under this Indenture or the Notes (other than a default set forth in clause (i), (ii), (iii), (iv) or (v) of this Section 7.01(A)) where such default is not cured or waived within sixty (60) days after notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”;

(vii)

a default by the Company or any of the Company’s Significant Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least one hundred million dollars ($100,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of the Company’s Significant Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default:

(1)

constitutes a failure to pay the principal of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or

(2)	results in such indebtedness becoming or being declared due and payable before its stated maturity,

in each case where such default is not cured or waived within thirty (30) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding;

(viii)	the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1)	commences a voluntary case or proceeding;

(2)	consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3)	consents to the appointment of a custodian of it or for any substantial part of its property;

(4)	makes a general assignment for the benefit of its creditors;

(5)	takes any comparable action under any foreign Bankruptcy Law; or

(6)	generally is not paying its debts as they become due; or

(ix)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1)	is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding;

(2)	appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;

(3)	orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(4)	grants any similar relief under any foreign Bankruptcy Law,

and, in each case under this Section 7.01(A)(ix), such order or decree remains unstayed and in effect for at least sixty (60) days.

(B)

Cause Irrelevant. Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 7.02 Acceleration.

(A)

Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.01(A)(viii) or 7.01(A)(ix) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.

(B)

Optional Acceleration. Subject to Section 7.03, if an Event of Default (other than an Event of Default set forth in Section 7.01(A)(viii) or 7.01(A)(ix) with respect to the Company and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, then the Trustee, by notice to the Company, or Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately.

(C)

Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture or the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest on, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

Section 7.03 Sole Remedy for a Failure to Report.

(A)

Generally. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 7.01(A)(vi) arising from the Company’s failure to comply with Section 3.02 will, for each of the first one hundred and eighty (180) calendar days on which a Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes. If the Company has made such an election, then (i) the Notes will be subject to acceleration pursuant to Section 7.02 on account of the relevant Reporting Event of Default from, and including, the one hundred and eighty first (181st) calendar day on which a Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due; and (ii) Special Interest will cease to accrue on any Notes from, and including, such one hundred and eighty first (181st) calendar day (it being understood that interest on any defaulted Special Interest will nonetheless accrue pursuant to Section 2.05(B)).

(B)

Amount and Payment of Special Interest. Any Special Interest that accrues on a Note pursuant to Section 7.03(A) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first ninety (90) days on which Special Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof; provided, however, that in no event will Special Interest payable at the Company’s election pursuant to Section 7.03(A) as the sole remedy for any Reporting Event of Default, together with any Additional Interest that may accrue as a result of the Company’s failure to timely file any report that is required for the Company to satisfy the requirements set forth in Rule 144(c)(1) (after giving effect to all applicable grace periods thereunder), pursuant to Section 3.04, accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%). For the avoidance of doubt, any Special Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note and, subject to the proviso of the immediately preceding sentence, in addition to any Additional Interest that accrues on such Note.

(C)

Notice of Election. To make the election set forth in Section 7.03(A), the Company must send to the Holders, the Trustee and the Paying Agent, before the date on which each Reporting Event of Default first occurs, a notice that (i) briefly describes the report(s) that the Company failed to file with the SEC; (ii) states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest; and (iii) briefly describes the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default.

(D)

Notice to Trustee and Paying Agent; Trustee’s Disclaimer. If Special Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Special Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Special Interest on such Note on such date of payment; and (ii) the amount of such Special Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Special Interest is payable or the amount thereof.

(E)

No Effect on Other Events of Default. No election pursuant to this Section 7.03 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.

Section 7.04 Other Remedies.

(A)

Trustee May Pursue All Remedies. If an Event of Default occurs and is continuing, then the Trustee may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of this Indenture or the Notes.

(B)

Procedural Matters. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law.

Section 7.05 Waiver of Past Defaults.

An Event of Default pursuant to clause (i), (ii), (iv) or (vi) of Section 7.01(A) (that, in the case of clause (vi) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Holders of a majority in aggregate principal amount of the Notes then outstanding. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

Section 7.06 Control by Majority.

Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Notes, or that, subject to Section 10.01, the Trustee determines may be unduly prejudicial to the rights of other Holders or may involve the Trustee in liability, unless the Trustee is offered security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such direction.

Section 7.07 Limitation on Suits.

No Holder may pursue any remedy with respect to this Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Optional Redemption Price or Fundamental Change Redemption Price for, or interest on, any Notes; or (y) the Company’s obligations to convert any Notes pursuant to Article 5), unless:

(A)	such Holder has previously delivered to the Trustee notice that an Event of Default is continuing;

(B)	Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding deliver a request to the Trustee to pursue such remedy;

(C)

such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such request;

(D)	the Trustee does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and

(E)

during such sixty (60) calendar day period, Holders of a majority in aggregate principal amount of the Notes then outstanding do not deliver to the Trustee a direction that is inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. The Trustee will have no duty to determine whether any Holder’s use of this Indenture complies with the preceding sentence.

Section 7.08 Absolute Right of Holders to Institute Suit for the Enforcement of the Right to Receive Payment and Conversion Consideration.

Notwithstanding anything to the contrary in this Indenture or the Notes (but without limiting Section 8.01), the right of each Holder of a Note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the Optional Redemption Price or Fundamental Change Redemption Price for, or any interest on, or the Conversion Consideration due pursuant to Article 5 upon conversion of, such Note on or after the respective due dates therefor provided in this Indenture and the Notes, will not be impaired or affected without the consent of such Holder.

Section 7.09 Collection Suit by Trustee.

The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iv) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal of, or Optional Redemption Price or Fundamental Change Redemption Price for, or interest on, or Conversion Consideration due pursuant to Article 5 upon conversion of, the Notes, as applicable, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 10.06.

Section 7.10 Trustee May File Proofs of Claim.

The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 10.06. To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien (senior to the rights of Holders) on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in this Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11 Priorities.

The Trustee will pay or deliver in the following order any money or other property that it collects pursuant to this Article 7:

First: to the Trustee and its agents and attorneys for amounts due under Section 10.06, including payment of all fees, compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Optional Redemption Price or Fundamental Change Redemption Price for, or any interest on, or any Conversion Consideration due upon conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and

Third: to the Company or such other Person as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.11, in which case the Trustee will instruct the Company to, and the Company will, deliver, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.

Section 7.12 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or the Notes or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit; and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.12 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.08 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding.

Article 8. AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01 Without the Consent of Holders.

Notwithstanding anything to the contrary in Section 8.02, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

(A)	cure any ambiguity or correct any omission, defect or inconsistency in this Indenture or the Notes;

(B)	add guarantees with respect to the Company’s obligations under this Indenture or the Notes;

(C)	secure the Notes;

(D)	add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company;

(E)	provide for the assumption of the Company’s obligations under this Indenture and the Notes pursuant to, and in compliance with, Article 6;

(F)

enter into supplemental indentures pursuant to, and in accordance with, Section 5.09 in connection with an Ordinary Share Change Event (including, for the avoidance of doubt, an Ordinary Share Change Event occurring pursuant to Section 5.10);

(G)	evidence or provide for the acceptance of the appointment, under this Indenture, of a successor Trustee;

(H)

conform the provisions of this Indenture and the Notes to the “Description of Notes” section of the Company’s preliminary offering memorandum, dated March 23, 2022, as supplemented by the related pricing term sheet, dated March 24, 2022;

(I)	provide for or confirm the issuance of additional Notes pursuant to Section 2.03(B);

(J)	comply with any requirement of the SEC in connection with any qualification of this Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect; or

(K)

make any other change to this Indenture or the Notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders, as such, in any material respect.

At the written request of any Holder of a Note or owner of a beneficial interest in a Global Note, the Company will provide a copy of the “Description of Notes” section and pricing term sheet referred to in Section 8.01(H).

Section 8.02 With the Consent of Holders.

(A)

Generally. Subject to Sections 8.01, 7.05 and 7.08 and the immediately following sentence, the Company and the Trustee may, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, amend or supplement this Indenture or the Notes or waive compliance with any provision of this Indenture or the Notes. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 8.01, without the consent of each affected Holder, no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may:

(i)	reduce the principal, or extend the stated maturity, of any Note;

(ii)

reduce the Optional Redemption Price or Fundamental Change Redemption Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed by the Company;

(iii)	reduce the rate, or extend the time for the payment, of interest on any Note;

(iv)	make any change that adversely affects the conversion rights of any Note;

(v)	impair the rights of any Holder set forth in Section 7.08 (as such section is in effect on the Issue Date);

(vi)	change the ranking of the Notes;

(vii)	make any Note payable in money, or at a place of payment, other than that stated in this Indenture or the Note;

(viii)	make any direct or indirect change to Section 3.05 in any manner that is adverse to the rights of the Holders or beneficial owners of the Notes;

(ix)	reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification; or

(x)	make any direct or indirect change to any amendment, supplement, waiver or modification provision of this Indenture or the Notes that requires the consent of each affected Holder.

For the avoidance of doubt, pursuant to clauses (i), (ii), (iii) and (iv) of this Section 8.02(A), no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Optional Redemption Date, Fundamental Change Redemption Date or the Maturity Date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder.

(B)

Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.

Section 8.03 Notice of Amendments, Supplements and Waivers.

As soon as reasonably practicable after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders and the Trustee notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof; provided, however, that the Company will not be required to provide such notice to the Holders if such amendment, supplement or waiver is included in a periodic report filed by the Company with the SEC within four (4) Business Days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.04 Revocation, Effect and Solicitation of Consents; Special Record Dates; Etc.

(A)

Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective.

(B)

Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8. If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.

(C)

Solicitation of Consents. For the avoidance of doubt, each reference in this Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repayment of, or tender or exchange offer for, any Notes.

(D)

Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Article 8 will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).

Section 8.05 Notations and Exchanges.

If any amendment, supplement or waiver changes the terms of a Note, then the Trustee or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.06 Trustee to Execute Supplemental Indentures.

The Trustee will execute and deliver any amendment or supplemental indenture authorized pursuant to this Article 8; provided, however, that the Trustee need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that the Trustee concludes adversely affects the Trustee’s rights, duties, liabilities or immunities. In executing any amendment or supplemental indenture, the Trustee will be entitled to receive, and (subject to Sections 10.01 and 10.02) will be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by this Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is valid, binding and enforceable against the Company in accordance with its terms.

Article 9. SATISFACTION AND DISCHARGE

Section 9.01 Termination of Company’s Obligations.

This Indenture will be discharged, and will cease to be of further effect as to all Notes issued under this Indenture, when:

(A)

all Notes then outstanding (other than Notes replaced pursuant to Section 2.13) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on an Optional Redemption Date, a Fundamental Change Redemption Date, the Maturity Date, upon conversion or otherwise) for an amount of cash or Conversion Consideration, as applicable, that has been fixed;

(B)

the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, the Conversion Agent), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other property (including, if applicable, all related Additional Amounts) due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.13);

(C)	the Company has paid all other amounts payable by it under this Indenture; and

(D)	the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of this Indenture have been satisfied;

provided, however, that Article 10 and Section 11.01 will survive such discharge and, until no Notes remain outstanding, Section 2.15 and the obligations of the Trustee, the Paying Agent and the Conversion Agent with respect to money or other property deposited with them will survive such discharge.

At the Company’s request, the Trustee will acknowledge the satisfaction and discharge of this Indenture.

Section 9.02 Repayment to Company.

Subject to applicable unclaimed property law, the Trustee, the Paying Agent and the Conversion Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to the Company for payment as a general creditor of the Company.

Section 9.03 Reinstatement.

If the Trustee, the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 9.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of this Indenture pursuant to Section 9.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee, the Paying Agent or the Conversion Agent, as applicable.

Article 10. TRUSTEE

Section 10.01 Duties of the Trustee.

(A)

If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(B)	Except during the continuance of an Event of Default:

(i)

the duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(ii)

in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel that are provided to the Trustee and conform to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(C)	The Trustee may not be relieved from liabilities for its negligence, bad faith or willful misconduct, except that:

(i)	this paragraph will not limit the effect of Section 10.01(B);

(ii)	the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)	the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06.

(D)	Each provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (A), (B) and (C) of this Section 10.01, regardless of whether such provision so expressly provides.

(E)	No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.

(F)

The Trustee will not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law.

(G)

Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee will be subject to the provisions of this Section 10.01.

Section 10.02 Rights of the Trustee.

(A)

The Trustee may conclusively rely on any document that it believes to be genuine and signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in such document.

(B)

Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel; and the written advice of such counsel, or any Opinion of Counsel, will constitute full and complete authorization of the Trustee to take or omit to take any action in good faith in reliance thereon without liability.

(C)	The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any such agent appointed with due care.

(D)	The Trustee will not be liable for any action it takes or omits to take in good faith and that it believes to be authorized or within the rights or powers vested in it by this Indenture.

(E)	Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(F)

The Trustee need not exercise any rights or powers vested in it by this Indenture at the request or direction of any Holder unless such Holder has offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense that it may incur in complying with such request or direction.

(G)

The Trustee will not be responsible or liable for any punitive, special, indirect or consequential loss or damage (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(H)	The permissive rights of the Trustee enumerated herein will not be construed as duties.

(I)	The Trustee will not be required to give any bond or surety in respect of the execution of this Indenture or otherwise.

(J)

Unless a Responsible Officer of the Trustee has received notice from the Company that Additional Interest or Additional Amounts are owing on the Notes or that the Company has elected to pay Special Interest on the Notes, the Trustee may assume no Additional Interest, Special Interest or Additional Amounts, as applicable, are payable.

(K)

The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities under this Indenture, including as Note Agent.

(L)	The Trustee will not be charged with knowledge of any document or agreement other than this Indenture and the Notes, including the Deposit Agreement.

Section 10.03 Individual Rights of the Trustee.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of any Note and may otherwise deal with the Company or any of its Affiliates with the same rights that it would have if it were not Trustee; provided, however, that if the Trustee acquires a “conflicting interest” (within the meaning of Section 310(b) of the Trust Indenture Act), then it must eliminate such conflict within ninety (90) days or resign as Trustee. Each Note Agent will have the same rights and duties as the Trustee under this Section 10.03.

Section 10.04 Trustee’s Disclaimer.

The Trustee will not be (A) responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Notes; (B) accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (C) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (D) responsible for any statement or recital in this Indenture, the Notes or any other document relating to the sale of the Notes or this Indenture, other than the Trustee’s certificate of authentication.

Section 10.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and is known to a Responsible Officer of the Trustee, then the Trustee will send Holders a notice of such Default or Event of Default within ninety (90) days after it occurs or, if it is not known to the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes known to a Responsible Officer; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, or interest on, any Note, or a Default in the delivery of any Conversion Consideration upon conversion of any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders. The Trustee will not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice thereof has been received by a Responsible Officer, and such notice references the Notes and this Indenture and states on its face that a Default or Event of Default has occurred.

Section 10.06 Compensation and Indemnity.

(A)

The Company will, from time to time, pay the Trustee reasonable compensation for its acceptance of this Indenture and services under this Indenture, as separately agreed by the Company and the Trustee. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. In addition to the compensation for the Trustee’s services, the Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(B)

The Company will indemnify the Trustee (in each of its capacities) and its directors, officers, employees and agents, in their capacities as such, against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 10.06) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, except to the extent any such loss, liability or expense is attributable to its negligence, bad faith or willful misconduct, as determined by a final decision of a court of competent jurisdiction. The Trustee will promptly notify the Company of any claim for which it may seek indemnity, but the Trustee’s failure to so notify the Company will not relieve the Company of its obligations under this Section 10.06(B), except to the extent the Company is materially prejudiced by such failure. The Company will defend such claim, and the Trustee will cooperate in such defense. If the Trustee is advised by counsel that it may have defenses available to it that are in conflict with the defenses available to the Company, or that there is an actual or potential conflict of interest, then the Trustee may retain separate counsel, and the Company will pay the reasonable fees and expenses of such counsel (including the reasonable fees and expenses of counsel to the Trustee incurred in evaluating whether such a conflict exists). The Company need not pay for any settlement of any such claim made without its consent, which consent will not be unreasonably withheld.

(C)	The obligations of the Company under this Section 10.06 will survive the resignation or removal of the Trustee and the discharge of this Indenture.

(D)

To secure the Company’s payment obligations in this Section 10.06, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or interest on, particular Notes, which lien will survive the discharge of this Indenture.

(E)

If the Trustee incurs expenses or renders services after an Event of Default pursuant to clause (viii) or (ix) of Section 7.01(A) occurs, then such expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 10.07 Replacement of the Trustee.

(A)

Notwithstanding anything to the contrary in this Section 10.07, a resignation or removal of the Trustee, and the appointment of a successor Trustee, will become effective only upon such successor Trustee’s acceptance of appointment as provided in this Section 10.07.

(B)

The Trustee may resign at any time and be discharged from the trust created by this Indenture by so notifying the Company. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(i)	the Trustee fails to comply with Section 10.09;

(ii)	the Trustee is adjudged to be bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)	a custodian or public officer takes charge of the Trustee or its property; or

(iv)	the Trustee becomes incapable of acting.

(C)

If the Trustee resigns or is removed, or if a vacancy exists in the office of the Trustee for any reason, then (i) the Company will promptly appoint a successor Trustee; and (ii) at any time within one (1) year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee to replace such successor Trustee appointed by the Company.

(D)

If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, then the retiring Trustee, the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(E)

If the Trustee, after written request by a Holder of at least six (6) months, fails to comply with Section 10.09, then such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(F)

A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company, upon which notice the resignation or removal of the retiring Trustee will become effective and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send notice of its succession to Holders. The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all property held by it as Trustee to the successor Trustee, which property will, for the avoidance of doubt, be subject to the lien provided for in Section 10.06(D).

Section 10.08 Successor Trustee by Merger, Etc.

Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee is a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, will (without the execution or filing of any paper or any further act on the part of any of the parties to this Indenture) be the successor of the Trustee under this Indenture, provided that such entity must be otherwise qualified and eligible under this Article 10.

Section 10.09 Eligibility; Disqualification.

There will at all times be a Trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

Article 11. MISCELLANEOUS

Section 11.01 Notices.

Any notice or communication by the Company or the Trustee to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

If to the Company:

Ascendis Pharma A/S

Tuborg Boulevard 12

DK-2900 Hellerup, Denmark

Attention: Chief Legal Officer

Email: #############

with a copy (which will not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Attention: Mark V. Roeder, Esq. & John C. Williams, Esq.

If to the Trustee:

U.S. Bank Trust Company, National Association

West Side Flats

60 Livingston Avenue

Saint Paul, MN 55107 | EP-MN-WS3C

Attention: Joshua Hahn (Ascendis Pharma)

Email: #############

The Company or the Trustee, by notice to the other, may designate additional or different addresses (including electronic addresses) for subsequent notices or communications.

Any communication sent to Trustee under this Indenture that requires a signature must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee by an authorized representative of the Company). The Company agrees to assume all risks arising out of its use of digital signatures and electronic methods to submit communications to Trustee, including the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.

If the Trustee is then acting as the Depositary’s custodian for the Notes, then, at the reasonable request of the Company to the Trustee, the Trustee will cause any notice prepared by the Company to be sent to any Holder(s) pursuant to the Depositary Procedures, provided such request is evidenced in a Company Order delivered, together with the text of such notice, to the Trustee at least two (2) Business Days before the date such notice is to be so sent. For the avoidance of doubt, such Company Order need not be accompanied by an Officer’s Certificate or Opinion of Counsel. The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such Company Order.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Notwithstanding anything to the contrary in this Indenture or the Notes, (A) whenever any provision of this Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (B) whenever any provision of this Indenture requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person.

Section 11.02 Delivery of Officer’s Certificate and Opinion of Counsel as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the initial authentication of Notes under this Indenture), the Company will furnish to the Trustee:

(A)

an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee that complies with Section 11.03 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture relating to such action have been satisfied; and

(B)

an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee that complies with Section 11.03 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.

Section 11.03 Statements Required in Officer’s Certificate and Opinion of Counsel.

Each Officer’s Certificate (other than an Officer’s Certificate pursuant to Section 3.06) or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture will include:

(A)	a statement that the signatory thereto has read such covenant or condition;

(B)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based;

(C)

a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(D)	a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied.

Section 11.04 Rules by the Trustee, the Registrar, the Paying Agent and the Conversion Agent.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent and Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.05 No Personal Liability of Directors, Officers, Employees and Shareholders.

No past, present or future director, officer, employee, incorporator or shareholder of the Company, as such, will have any liability for any obligations of the Company under this Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 11.06 Governing Law; Waiver of Jury Trial.

THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR THE NOTES.

Section 11.07 Submission to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated by this Indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 11.01 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 11.08 No Adverse Interpretation of Other Agreements.

Neither this Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret this Indenture or the Notes.

Section 11.09 Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 11.10 Force Majeure.

The Trustee and each Note Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under this Indenture or the Notes by reason of any occurrence beyond its control (including any act or provision of any present or future law or regulation or governmental authority, act of God or war, civil unrest, local or national disturbance or disaster, act of terrorism or unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 11.11 U.S.A. PATRIOT Act.

The Company acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees to provide the Trustee with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act.

Section 11.12 Calculations.

Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under this Indenture or the Notes, including determinations of the Last Reported Sale Price, accrued interest on the Notes, the Conversion Rate, the ADS Entitlement Rate and the Prevailing Exchange Rate.

The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee will promptly forward a copy of each such schedule to a Holder upon its written request therefor. For the avoidance of doubt, the Trustee will not be obligated to make or confirm any calculations called for under this Indenture or the Notes.

Section 11.13 Severability.

If any provision of this Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Indenture or the Notes will not in any way be affected or impaired thereby.

Section 11.14 Counterparts.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

Section 11.15 Table of Contents, Headings, Etc.

The table of contents and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions of this Indenture.

Section 11.16 Service of Process.

The Company irrevocably appoints Ascendis Pharma, Inc., which currently maintains an office at 1000 Page Mill Road, Palo Alto, California 94304, United States of America, as its authorized agent in the United States upon which process may be served in any suit, action or proceeding referred to in Section 11.07, and agrees that service of process upon such agent, and written notice of such service to the Company by the person serving the same to Ascendis Pharma A/S, Tuborg Boulevard 12, DK-2900 Hellerup, Denmark, Attention: General Counsel, will be, in every respect, effective service of process upon the Company in any such suit, action or proceeding. The Company agrees to take any and all reasonable action as may be necessary to maintain such designation and appointment of such agent in full force and effect until the date that is six (6) months after the Maturity Date. If, for any reason, such agent ceases to be such agent for service of process, then the Company will promptly appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Holders and the Trustee a copy of the new agent’s acceptance of that appointment within ten (10) Business Days of such acceptance. Nothing in this Section 11.16 will affect the right of the Trustee, any Note Agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other court of competent jurisdiction. To the extent that the Company has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives such immunity in respect of its obligations under this Indenture or under any Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above.

ASCENDIS PHARMA A/S

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

FORM OF NOTE

[Insert Global Note Legend, if applicable]

[Insert Restricted Note Legend, if applicable]

[Insert Non-Affiliate Legend]

ASCENDIS PHARMA A/S

2.25% Convertible Senior Note due 2028

CUSIP No.: [___][Insert for a “restricted” CUSIP number: *]        Certificate No. [___]

ISIN No.:  [___][Insert for a “restricted” ISIN number: *]

Ascendis Pharma A/S, a public limited liability company organized under the laws of the Kingdom of Denmark, for value3 received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of [___] dollars ($[___]) [(as revised by the attached Schedule of Exchanges of Interests in the Global Note)]† on April 1, 2028 and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates: April 1 and October 1 of each year, commencing on [date].

Regular Record Dates:  March 15 and September 15.

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

*

This Note will be deemed to be identified by CUSIP No. [___] and ISIN No. [___] from and after such time when the Company delivers, pursuant to Section 2.12 of the within-mentioned Indenture, written notice to the Trustee of the deemed removal of the Restricted Note Legend affixed to this Note.

†	Insert bracketed language for Global Notes only.

IN WITNESS WHEREOF, Ascendis Pharma A/S has caused this instrument to be duly executed as of the date set forth below.

ASCENDIS PHARMA A/S

Date:	By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank Trust Company, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:	By:
Authorized Signatory

ASCENDIS PHARMA A/S

2.25% Convertible Senior Note due 2028

This Note is one of a duly authorized issue of notes of Ascendis Pharma A/S, a public limited liability company organized under the laws of the Kingdom of Denmark (the “Company”), designated as its 2.25% Convertible Senior Notes due 2028 (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of March 29, 2022 (as the same may be amended from time to time, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.

The Indenture sets forth the rights and obligations of the Company, the Trustee and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1. Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.05 of the Indenture. Stated Interest on this Note will begin to accrue from, and including, [date].

2. Maturity. This Note will mature on April 1, 2028, unless earlier redeemed or converted.

3. Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.04 of the Indenture.

4. Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

5. Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.

6. Right of Holders to Require the Company to Redeem Notes Upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to redeem such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Indenture.

7. Right of the Company to Optionally Redeem the Notes. The Company will have the right to optionally redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Indenture.

8. Conversion. The Holder of this Note may convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Indenture.

9. When the Company May Merge, Etc. Article 6 of the Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.

10. Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Indenture.

11. Amendments, Supplements and Waivers. The Company and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Section 7.05 and Article 8 of the Indenture.

12. No Personal Liability of Directors, Officers, Employees and Shareholders. No past, present or future director, officer, employee, incorporator or shareholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

13. Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

14. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

15. Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

* * *

To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Ascendis Pharma A/S

Tuborg Boulevard 12

DK-2900 Hellerup, Denmark

Attention: Chief Financial Officer

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

INITIAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $[___]

The following exchanges, transfers or cancellations of this Global Note have been made:

Date	Amount of Increase (Decrease) in Principal Amount of this Global Note	Principal Amount of this Global Note After Such Increase (Decrease)	Signature of Authorized Signatory of Trustee

*	Insert for Global Notes only.

CONVERSION NOTICE

Ascendis Pharma A/S

2.25% Convertible Senior Notes due 2028

Subject to the terms of the Indenture, by executing and delivering this Conversion Notice, the undersigned Holder of the Note identified below directs the Company to convert (check one):

☐	the entire principal amount of

☐	$ * aggregate principal amount of

the Note identified by CUSIP No.      and Certificate No.     .

The undersigned acknowledges that if the Conversion Date of a Note to be converted is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for conversion, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

*	Must be an Authorized Denomination.

FUNDAMENTAL CHANGE REDEMPTION NOTICE

Ascendis Pharma A/S

2.25% Convertible Senior Notes due 2028

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Redemption Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Redemption Right with respect to (check one):

☐	the entire principal amount of

☐	$ * aggregate principal amount of

the Note identified by CUSIP No.      and Certificate No.     .

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Redemption Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

*	Must be an Authorized Denomination.

ASSIGNMENT FORM

Ascendis Pharma A/S

2.25% Convertible Senior Notes due 2028

Subject to the terms of the Indenture, the undersigned Holder of the Notes identified below assigns (check one):

☐	the entire principal amount of

☐	$ * aggregate principal amount of

the Notes identified by CUSIP No.      and Certificate No.     , and all rights thereunder, to:

Name:

Address:

Social security or tax id. #:

and irrevocably appoints:

as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

*	Must be an Authorized Denomination.

TRANSFEROR ACKNOWLEDGMENT

If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one):

1. ☐	Such Transfer is being made to the Company or a Subsidiary of the Company.

2. ☐	Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.

3. ☐

Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page.

4. ☐

Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

Dated:

(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

(Participant in a Recognized Signature
Guarantee Medallion Program)

By:
Authorized Signatory

TRANSFEREE ACKNOWLEDGMENT

The undersigned represents that it is purchasing the within Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The undersigned acknowledges that the transferor is relying, in transferring the within Note on the exemption from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A.

Dated:

(Name of Transferee)

By:
Name:
Title:

EXHIBIT B-1

FORM OF RESTRICTED NOTE LEGEND

THE OFFER AND SALE OF THIS NOTE AND THE ADSS ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)

REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

(2)	AGREES FOR THE BENEFIT OF ASCENDIS PHARMA A/S (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D)	PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT; OR

(E)	PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B1-1

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(C), (D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.*

*

This paragraph and the immediately preceding paragraph will be deemed to be removed from the face of this Note at such time when the Company delivers written notice to the Trustee of such deemed removal pursuant to Section 2.12 of the within-mentioned Indenture.

B1-2

EXHIBIT B-2

FORM OF GLOBAL NOTE LEGEND

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE HEREINAFTER REFERRED TO.

B2-1

EXHIBIT B-3

FORM OF NON-AFFILIATE LEGEND

NO PERSON THAT IS, OR WAS AT ANY TIME DURING THE PRECEDING THREE MONTHS, AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF THE COMPANY MAY PURCHASE OR OTHERWISE ACQUIRE THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN.